UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Booking Holdings Inc.

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2021
Notice of Annual Stockholders' Meeting and Proxy Statement

THURSDAY JUNE 3, 2021 ▫ 11:00 ET

BOOKING HOLDINGS

TABLE OF CONTENTS

Proxy Summary	7
Our 2020 Performance	8
Corporate Governance Highlights	10
Organizational Changes	10
CORPORATE GOVERNANCE	15
Proposal 1 Election of Directors	16
Nomination and Election Process	18
Board Evaluations	19
Nominees for Election as Directors	20
Retiring Director	26
Our Governance Framework	27
Our Board’s Role in Company Strategy	29
Board’s Role in Risk Oversight	30
Director Orientation and Continuing Education	31
Board Committees	31
Director Independence	34
Board Practices and Procedures	35
Sustainability	37
Security Ownership of Certain Beneficial Owners and Management	40
EXECUTIVE COMPENSATION	43
Compensation Discussion and Analysis	44
Executive Summary	44
2020 COVID-19 Pandemic Related Compensation Decisions	46
Philosophy and Objectives	47
Measuring Performance	49
2020 Executive Officer Compensation Program	50
2020 Named Executive Officer Performance	54
Other Components of Executive Compensation	55
Certain 2021 Compensation Decisions	56
How We Make Compensation Decisions	59
Benchmarking and Target Compensation	60
Executive Officers	62
Key Governance Matters	63
Compensation Committee Report	65
Summary Compensation Table	66
Grants of Plan-Based Awards Table	67
Outstanding Equity Awards at 2020 Fiscal Year-End Table	68
Option Exercises and Stock Vested Table	69
Employment Contracts, Termination of Employment and Change in Control Arrangements	70
Potential Payments Upon a Change in Control and/or Termination	75

2020 CEO Pay Ratio	77
Equity Compensation Plan Information	78
Non-Employee Director Compensation and Benefits	79
Compensation Committee Interlocks and Insider Participation	82
Compensation Risk Assessment	82
Certain Relationships and Related Transactions	82
Proposal 2 Advisory Vote to Approve 2020 Executive Compensation	83
Proposal 3 Approve the Booking Holdings Inc. 1999 Omnibus Plan, as Amended and Restated Effective June 3, 2021	84
AUDIT MATTERS	93
Report of the Audit Committee of the Board of Directors	94
Auditor Independence	96
Proposal 4 Ratification of Selection of Independent Registered Public Accounting Firm	97
MANAGEMENT AND STOCKHOLDER PROPOSALS	99
Proposal 5 Amendment to Restated Certificate of Incorporation Regareding Stockholders’ Right to Act by Written Consent	100
Proposal 6 Stockholder Proposal – Right of Stockholders to Act by Written Consent	103
Proposal 7 Stockholder Proposal – Annual Climate Transition Report	106
Proposal 8 Stockholder Proposal – Annual Investor Advisory Vote on Climate Plan	109
2022 Stockholder Proposals	112
OTHER MATTERS	113
Annual Meeting Information	114
APPENDICES	117
Appendix A Unaudited Reconciliation of GAAP to Non-GAAP Financial Information	118
Appendix B Form of Proxy Card	121
Appendix C Booking Holdings Inc. 1999 Omnibus Plan (as Amended and Restated Effective June 3, 2021)	123
Appendix D Certificate of Amendment of Restated Certificate of Incorporation	134

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Dear Fellow Stockholder

APRIL , 2021

Without doubt, 2020 was the worst year for the travel industry in the modern era. Little did we know when we first heard the news of a novel coronavirus in early January how much our world would be disrupted, the jobs that would disappear and the millions of lives that would be lost.

Through the hardships of 2020, our employees worked tirelessly, transitioning rapidly to work from home. Our customer service teams managed huge call volumes in the spring supporting our customers and accommodations partners to process the influx of changes and cancellations as governments shut down travel. In these early days of the crisis, we took necessary actions, from cutting costs to raising over $4 billion of capital, to help ensure that we would operate effectively even in the worst potential scenarios. We were navigating uncharted territory that required swift decision making, all while ensuring that the health and safety of our employees, customers and partners remained our top priority.

Unfortunately, while necessary, these efforts were not sufficient. As the pandemic’s impact continued throughout the year, we realized further action was needed to optimize the business for the decrease in travel demand. As such, we made the incredibly difficult decision to restructure, resulting in an approximately 23% reduction in our workforce, including through attrition, primarily in the areas that are directly connected to business volume. This was a decision no business ever wants to make, but unfortunately, a decision so many in our industry had to make.

Amidst the uncertainty, we choose to be optimistic. Our business has withstood the test of time over the last two decades. From 9/11, to SARS, to the global 2008/2009 recession - history has served as a model to help us plan for the future. In my letter to you last year, I stated that I believed that the COVID-19 pandemic would impact global travel more than each of those historical events combined - and it did. Yet, with any challenge and crisis comes learnings, and over the course of a challenging year for our business, what we learned will continue to inform our thinking as we define our path forward.

First and foremost, the pandemic taught us all that we cannot take for granted the opportunity to experience the world. Last year served as a stark portrayal of what a future without travel would look like, reiterating our belief that we need to do our part to protect the world for future generations to experience. We were very pleased to reach the important milestone in 2020 of becoming operationally carbon neutral as a company, but the COVID-19 pandemic further highlights the need to look at ways we, and the industry, can do even more.

The pandemic also reminded us of the need for innovation - from the historic development of vaccines that will hopefully bring us back to a pre-Covid world to the technology that supported remote working. For ourselves, we are pleased at how fast we were able to step up our innovative efforts. This included new self-service tools that enabled customers to easily make changes or cancel bookings using our apps during the worst of the crisis; repurposing our OpenTable reservation platform software so retail stores could manage demand and maintain customer safety limits; and quickly enabling properties to load COVID-related safety content. We relied on innovation to make sure we were supporting our customers and partners.

While 2020 was consumed by navigating our business and our employees through the crisis, we still made progress in a number of key areas that will be critical for our long-term success. We continued to build out our integrated payment platform at Booking.com, which provides payment options favored by both travelers and our partners across hotels, alternative accommodations, cars, flight and attractions. We also made progress on our Connected Trip vision, increasing our consumer offerings across flights, ground transportation and attractions in certain regions. There is a lot more work for us to do, but we are building towards this vision because we believe that our efforts to create a seamless, connected experience across all parts of travel will drive increased loyalty, frequency and value.

Despite the unprecedented impact the pandemic had on our business, travelers booked 355 million room nights through our platforms in 2020, and we were able to

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close out the year with profits, generating approximately $59 million of net income and $879 million in Adjusted EBITDA. Producing these results in an incredibly challenging environment is a testament to the relentless efforts and passion of our employees to deliver the best value and service to our customers and partners. See Appendix A for a reconciliation of GAAP to Non-GAAP financial information.

Travel will eventually rebound and in some parts of the world we are already seeing the green shoots of recovery. We know it will eventually come back stronger than it was before, but we have a long journey to get to that day. As we move forward, we are so thankful to everyone who has helped us get to where we are now: the scientists and pharmaceutical companies who developed these modern miracle vaccines that each day bring us closer to a return to normal, the doctors, nurses and all the other healthcare workers who risked their lives to save others, and every other front-line worker who helped get us through 2020.

I, personally, want to thank our employees for their enormous contributions in 2020, the customers that trust us to deliver a great experience every day and be there to help when issues arise, the thousands of partners worldwide that supply the great experiences and expect us to help them recover, and for the continued support of our stockholders.

I am very hopeful for a brighter future.

Sincerely,

Glenn D. Fogel

President and Chief Executive Officer

April    , 2021

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Dear Stockholder:

APRIL   , 2021

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Booking Holdings Inc. to be held at 11:00 a.m. Eastern Time on Thursday, June 3, 2021.

After careful consideration and in light of the safety concerns that continue to result from the COVID-19 pandemic, the Board of Directors has determined that it is in the best interests of the public, our stockholders and our employees to conduct this year’s Annual Meeting in a virtual meeting format with no physical meeting location. You may attend the virtual Annual Meeting by visiting the website www.virtualshareholdermeeting.
com/BKNG2021. To ask questions and vote at the Annual Meeting, you will need the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials, on the proxy card or on the instructions that accompanied the proxy materials.

This booklet includes the Notice of Annual Meeting and proxy statement. The proxy statement provides information about Booking Holdings in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible or vote by calling the toll-free telephone number or by going online as described in the instructions included in your proxy card. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote through the virtual meeting platform, even if you have previously returned your proxy card or voted by telephone or by internet, by following the instructions included in the proxy statement. All stockholders who attend the meeting will be required to provide their 16-digit control number provided on their proxy card to vote or ask questions. We hope you are able to join us on June 3.

Sincerely,

Robert J. Mylod, Jr.

Chair of the Board

April   , 2021

IMPORTANT

A proxy card is enclosed. We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by calling the toll-free telephone number or by going online as described in the instructions included with your proxy card. Any stockholder attending the Annual Meeting may vote on all matters that are considered, in which case the signed and mailed proxy or prior vote by telephone or online will be revoked. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES

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PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION-DATED APRIL 9, 2021

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

The Board of Directors of Booking Holdings Inc. (the “Company”) is soliciting your proxy for the 2021 Annual Meeting of Stockholders.

WE WILL BE VOTING ON THE FOLLOWING MATTERS:

1.

To elect eleven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.

To approve on an advisory basis the 2020 compensation paid by the Company to its named executive officers;

3.

To approve amendments to the Company’s 1999 Omnibus Plan;

4.

To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021;

5.

To approve a management proposal to amend the certificate of incorporation to allow stockholders the right to act by written consent;

6.

To consider and vote upon a non-binding stockholder proposal requesting the right of stockholders to act by written consent;

7.

To consider and vote upon a non-binding stockholder proposal requesting the Company issue a climate transition report;

8.

To consider and vote upon a non-binding stockholder proposal requesting the Company hold an annual advisory stockholder vote on the Company’s climate policies and strategies; and

9.

To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Even if you have given your proxy, you may still vote on the virtual meeting platform if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

THURSDAY, JUNE 3, 2021
11:00 a.m. Eastern Time
www.virtualshareholdermeeting.com /BKNG2021

RECORD DATE

The Board of Directors fixed the close of business on April 8, 2021 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

At the Meeting: To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/BKNG2021 and if you wish to vote or ask questions during the Annual Meeting, you must have the 16-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

Online: You may vote by going online as described in the instructions included with your proxy card.
Telephone: You may vote by calling the toll-free telephone number as described in the instructions included with your proxy card.
Mail: Complete, date, sign and return the enclosed proxy card and return it in the enclosed postage prepaid envelope (if mailed in the United States).
This proxy statement and our 2020 Annual Report are also available on our website at https://ir.bookingholdings.com/ financial-information/annual-reports.	April , 2021 By Order of the Board of Directors
Peter Millones Corporate Secretary Norwalk, Connecticut

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PROXY SUMMARY

To assist you in reviewing our 2020 performance, we would like to call your attention to the following information, including key elements of our proxy statement and Annual Report on Form 10-K. The following description is only a summary. Before voting and for more complete information about these topics, please review our Annual Report on Form 10-K for the year ended December 31, 2020 and the complete proxy statement.

About Booking Holdings

Our mission is to make it easier for everyone to experience the world

Booking Holdings is the world’s leading provider of online travel and related services, provided to customers and partners in more than 220 countries and territories through six primary consumer-facing brands. Collectively, Booking Holdings operates in more than 40 languages across Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.

We connect consumers wishing to make travel reservations with providers of travel services around the world through our online platforms. We offer these services through six primary consumer-facing brands:

Accommodations	Ground Transportation	Flights	Restaurants	Activities	Meta Search

Forbes	Fortune	Newsweek
Rankings include: Global 2000 List, World’s Best Employers for Diversity	Rankings include: World’s Most Admired Companies and Fortune 500 List	Most Responsible Companies
220+	40+	2.4M Properties
COUNTRIES AND TERRITORIES	LANGUAGES	(1.9 MILLION ALTERNATIVE ACCOMMODATIONS), WHICH REPRESENTS 28 MILLION REPORTED LISTINGS ON BOOKING.COM AS OF 12.31.20

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Our 2020 Performance

Impact of COVID-19 Pandemic

The COVID-19 pandemic has had a profound impact on our business, employees, partners, communities and stockholders. In the beginning of the crisis, our priorities included the health and safety of our employees and stabilizing our business from the immediate shock of the pandemic by working with customers and partners to address unprecedented levels of cancellations. We also took numerous actions in response to the pandemic, including steps to increase our financial liquidity, reduce costs, restructure our operations to address our near- to medium-term business expectations and ensure we are well-positioned to capture travel demand when it returns so we can emerge from this crisis on a strong footing and work on extending our leadership position.

The COVID-19 pandemic and the resulting economic conditions and government orders resulted in a material decrease in consumer spending and an unprecedented decline in travel and dining and consumer demand for related services. Our financial results and prospects are almost entirely dependent on the sale of travel services. As a result, our results for the year ended December 31, 2020 were materially and negatively impacted, with a material decline in gross travel bookings, room nights booked, total revenues, net income and cash flow from operations as compared to the year ended December 31, 2019. In 2020, Booking Holdings Inc. (the “Company,” “Booking Holdings,” “we,” “our” or “us”) had net income for the year of $59 million, a 99% decrease versus the prior year, and net income per diluted share was $1.44. Non-GAAP net income for the full-year 2020 was $194 million, a 96% decrease compared to the prior year, and non-GAAP net income per diluted share was $4.71. Adjusted EBITDA for 2020 was $879 million, an 85% decrease as compared to the prior year.**

While the timing of the recovery of the travel industry remains uncertain, we believe that demand for our services will return when government restrictions are lifted and people are confident it is once again safe to travel. We intend to continue to make progress toward our key strategic priorities, including expanding the payment platform at Booking.com, building towards our vision of the Connected Trip, which is a multiproduct offering to provide a frictionless experience for consumers, and growing our market share in the United States. In 2020 alternative accommodations represented approximately 30% of Booking.com’s (our largest brand) total room nights and there were 6.5 million alternative accommodation reported listings on Booking.com. Also in 2020, approximately 22% of Booking.com’s gross bookings were processed on its payments platform.

GROSS TRAVEL BOOKINGS
(BILLIONS)

Performance

Our year-over-year gross bookings declined by 63% in 2020. Gross bookings is a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations. Over the three-year period from 2018 to 2020, we had gross travel bookings of $224.6 billion, which represents a 10% increase in gross bookings compared to the 2015-2017 three-year period.

ROOM NIGHTS
(MILLIONS)

Performance

Although our growth was significantly impacted by the COVID-19 pandemic, we continue to be the largest online accommodation reservation service in the world based on room nights booked. In 2020, travelers booked 355 million room nights through our platform, which represents a 58% decrease compared to 2019. From a multi-year perspective, there was an 18% increase in room nights booked over the 2018-2020 three-year period as compared to the 2015-2017 three-year period.

**

See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and the rationale for the use of non-GAAP financial measures.

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REVENUE*
(BILLIONS)

Performance

Total revenues were $6.8 billion in 2020. From a multi-year perspective, revenue increased 16% over the 2018-2020 three-year period as compared to revenue (or gross profit for years prior to 2018*) for the 2015-2017 three-year period.

ADJUSTED EBITDA **
(BILLIONS)

Performance

In 2020, even with the unprecedented challenges of COVID-19, we remained profitable with $879 million in Adjusted EBITDA, which was a decrease of 85% compared to 2019. From a multi-year perspective, Adjusted EBITDA over the 2018-2020 three-year period was approximately the same compared to the 2015-2017 three-year period.

Stock Price

While our financial results were negatively impacted by the COVID-19 pandemic, during 2020, our stock price rebounded from the low price of $1,152 on March 23, 2020 to end the year with a closing price of $2,227 (an all-time high as of December 31, 2020), representing a 93% increase from the low point during the year and an 8% increase compared to the closing price of $2,054 on December 31, 2019. Our stock price increased from $1,738 on December 31, 2017 to $2,227 on December 31, 2020, representing a 28% increase over that three-year period.

STOCK PRICE AS OF DECEMBER 31,

*

As a result of the revenue recognition accounting standard that began in 2018, total revenues reported in 2018, 2019 and 2020 are comparable to gross profit reported in previous years. For more information, see Note 2 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2018.

**

See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and the rationale for the use of non-GAAP financial measures.

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Corporate Governance Highlights

We strive to maintain strong corporate governance practices that are both stockholder friendly and designed to protect and grow long-term stockholder value. Management regularly engages with our largest stockholders and encourages all stockholders to contact us about any concerns they have. Our corporate governance practices include:

●

Current Chair of the Board is independent;

●

Lead Independent Director;

●

Majority voting in director elections;

●

Stockholder-approved proxy access;

●

Annual director elections (i.e., no classified board);

●

No super-majority voting provisions;

●

Stock ownership guidelines for directors and executive officers;

●

Stockholders can call special meetings;

●

No poison pill/rights plan;

●

Annual “say-on-pay” vote;

●

Long-standing practice of prohibiting hedging or pledging of stock by directors and executive officers;

●

Disclosure of director and executive officer 10b5-1 Plans;

●

10 of 12 current directors are independent; and

●

If stockholders approve Proposal 5 at the Annual Meeting, then immediately following the meeting, stockholders will have the right to act by written consent in lieu of a meeting.

Organizational Changes

Jeffery Boyd has announced that he will be retiring from the Company’s Board of Directors (the “Board”), effective as of the Annual Meeting, and therefore he is not standing for re-election to the Board at the Annual Meeting. We extend our deepest gratitude to Mr. Boyd for his outstanding leadership, vision and dedicated service, and for the incalculable contribution he made as Chief Executive Officer of the Company for more than a decade and as a member of the Board of Directors for nearly two decades (including seven years as Chair).

Over the past five years, the Board has undergone a significant and deliberate refreshment process that included the planned retirement of long-tenured directors and the addition of 6 new independent directors. During 2020, the Board was focused on orienting the newer directors to the Company and the Board. The Board continues to focus on its succession planning on an ongoing basis.

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Our Board

Current Directors	Age (as of 3-31-21)	Director Since	Independent	Committee Memberships			Other Public Directorships
				Audit	Compensation	Nominating and Corporate Governance
Timothy M. Armstrong	50	2013					0
Glenn D. Fogel	59	2017					0
Mirian M. Graddick-Weir	66	2018			Chair		1
Wei Hopeman	51	2019					0
Robert J. Mylod, Jr. (Chair)	54	2017					3
Charles H. Noski (Lead Independent Director)	68	2015				Chair	2
Nicholas J. Read	56	2018					1
Thomas E. Rothman	66	2013					0
Bob van Dijk	48	2020					2*
Lynn M. Vojvodich	53	2016					2
Vanessa A. Wittman	53	2019		Chair			1
Retiring Director
Jeffery H. Boyd	64	2001					2
Number of Meetings in 2020				9	8	3
*

Mr. van Dijk serves on the boards of Naspers Limited and Prosus N.V. Naspers is a non-U.S. company publicly-traded on the Johannesburg Stock Exchange and Prosus is a non-U.S. majority-owned, publicly-traded subsidiary of Naspers, primarily traded on the EuroNext Exchange in Amsterdam. Our Corporate Governance Principles generally limit sitting CEOs of public companies from being on more than 2 public company boards, including ours. However, the NCG Committee has waived this limit with respect to Mr. van Dijk because his service on Prosus’ board is part of his responsibilities as CEO of Naspers, its parent company, and therefore (a) the responsibilities of board membership on these affiliated companies are overlapping and (b) under these circumstances the NCG Committee believes that his membership on Naspers’ and Prosus’ boards will not impair Mr. van Dijk’s ability to devote the necessary time and attention to his service on our Board.

Our Board exhibits a strong mix of desired attributes, including business experience, tenure, age, diversity and independence. Nine of the eleven directors that are standing for re-election at the Annual Meeting have joined our Board since 2015, including eight independent directors. The following is a snapshot of some key characteristics of our Board immediately following the Annual Meeting assuming all nominees are elected.

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Executive Compensation Highlights

Impact of COVID-19 Pandemic on Compensation

Management and Company performance in 2020 are defined by and evaluated against the unprecedented impact of the COVID-19 pandemic on the Company, the travel industry and the world as a whole. Despite a strong start to the year in January and the beginning of February, as a result of the COVID-19 pandemic’s severe impact on the Company and the need to recognize the hardship faced by many of our other stakeholders, our typical compensation plans would not have achieved the objectives they were meant to accomplish. The Compensation Committee engaged in a robust and prolonged process to consider numerous alternatives and gather input, including through our stockholder outreach during the fall of 2020. Although the compensation program needed to be altered as a result of the COVID-19 pandemic, the Compensation Committee continued to look to their principles of performance-based, alignment with interests of stockholders, retention, consistency, business-focused and risk management to guide their decision-making process. For further information on the Compensation Committee’s process and decisions, see Executive Compensation - Compensation Discussion and Analysis.

Name and Principal Position	2020 Salary	2020 Bonus	2020 Stock Awards	2020 Incentive Payment	All Other 2020 Compensation	Total 2020 Compensation
Glenn D. Fogel President and Chief Executive Officer	$163,850	$0	$6,954,041	—	$30,707	$7,148,598
David I. Goulden Executive Vice President and Chief Financial Officer	$530,000	$882,000	$22,578,057	—	$8,838	$23,998,895
Peter J. Millones Executive Vice President, General Counsel and Corporate Secretary	$468,167	$704,900	$2,236,127	—	$8,838	$3,418,032
See Summary Compensation Table and the related footnotes on page 66 for further information on the amounts included in this table.
We do:	We do not:
Tie pay to performance.	Provide change in control severance tax gross-ups and do have a policy against future such arrangements.
Use “double triggers” in our severance agreements and equity awards.	Permit stock option repricing without stockholder approval.
Have significant stock ownership guidelines.	Provide significant executive-only perquisites.
Have a clawback policy.	Permit hedging or pledging of our stock by our directors and executive officers.
Conduct an annual risk assessment of our executive compensation program.
Cap the bonus pool from which senior executives’ individual cash bonuses are paid.
Conduct an annual stockholder engagement process.
Conduct formal executive succession planning.

Annual Meeting Information Summary

DATE AND TIME	LOCATION	RECORD DATE
Thursday, June 3, 2021	Virtual Meeting	April 8, 2021
11:00 a.m., local (Eastern) time	www.virtualshareholdermeeting.com/BKNG2021 For more information about attending the meeting, see How to Attend the Annual Meeting on page 116.

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Voting Procedures

All stockholders are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote by calling the toll-free telephone number or by going online as described in the instructions included with your proxy card. Even if you have submitted your proxy card, you may still vote through our virtual meeting platform if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

Voting Matters

The following proposals will be voted upon at the Annual Meeting and are described in more detail in this proxy statement. Our Board recommends that you vote as follows on each such proposal:

Proposals	Board Vote Recommendation	More Information
Election of Directors (Proposal 1)	The Board of Directors recommends that you vote FOR each of the Board of Directors’ nominees.	Page 16
Advisory Vote to Approve 2020 Executive Compensation (Proposal 2)	The Board of Directors recommends that you vote FOR the approval on an advisory basis of our 2020 executive compensation.	Page 83
To Approve the Amendment of the Company’s 1999 Omnibus Plan (Proposal 3)	The Board of Directors recommends that you vote FOR the approval of the amendment to the Company’s equity compensation plan.	Page 84
Ratification of Independent Auditor (Proposal 4)	The Board of Directors recommends that you vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	Page 97
Management Proposal to Amend the Certificate of Incorporation to Allow Stockholders the Right to Act by Written Consent (Proposal 5)	The Board of Directors recommends that you vote FOR the approval of management’s proposal to amend the Company’s certificate of incorporation to allow stockholders the right to act by written consent.	Page 100
Stockholder Proposal Requesting the Right of Stockholders to Act by Written Consent (Proposal 6)	The Board of Directors recommends that you vote AGAINST this non-binding stockholder proposal requesting the right of stockholders to act by written consent.	Page 103
Stockholder Proposal Requesting the Company Issue a Climate Transition Report (Proposal 7)	The Board of Directors recommends that you vote AGAINST this non-binding stockholder proposal requesting the Company issue a climate transition report.	Page 106
Stockholder Proposal Requesting the Company Hold an Annual Advisory Stockholder Vote on the Company’s Climate Policies and Strategies (Proposal 8)

The Board of Directors recommends that you vote AGAINST this non-binding stockholder proposal requesting the Company hold an annual advisory stockholder vote on the Company’s climate policies and strategies.

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CORPORATE GOVERNANCE

Proposal 1 Election of Directors	16
Director Qualifications	16
Director Tenure	18
Nomination and Election Process	18
Identifying Director Candidates	18
Who Can Recommend Candidates?	19
Evaluating Director Candidates	19
Board Evaluations	19
Nominees for Election as Directors	20
Retiring Director	26
Our Governance Framework	27
Leadership Structure	27
Other Select Corporate Governance Policies and Practices	28
Our Board’s Role in Company Strategy	29
Our Strategy	29
Board’s Role in Risk Oversight	30
Director Orientation and Continuing Education	31
Board Committees	31
Audit Committee	31
Compensation Committee	32
Nominating and Corporate Governance Committee	33
Director Independence	34
The Guidelines	34
Applying the Guidelines	34
Independence Assessment	35
Board Practices and Procedures	35
Communications with the Board of Directors	35
Board of Director Attendance	35
Attendance at Annual Meetings	36
Compensation-related Corporate Governance	36
Sustainability	37
Diversity & Inclusion	37
Sustainable Travel	38
Cybersecurity, Customer Privacy & Data Protection	39
Security Ownership of Certain Beneficial Owners and Management	40

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Proposal 1

Election of Directors

The Board currently consists of twelve directors, with no vacancies, and the term of all of the directors expires at the Annual Meeting. After years of dedicated service on the Board, Mr. Jeffery Boyd is retiring from the Board, effective as of the Annual Meeting, and is therefore not standing for re-election. As a result, effective as of the Annual Meeting, the Board has fixed the number of directors constituting the entire Board at eleven directors with no vacancies. If elected at the Annual Meeting, each of the eleven director nominees listed below will hold office for a one-year term until the 2022 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. Unless otherwise instructed, the persons named as proxies on the accompanying proxy card will vote shares represented by properly executed proxies for the eleven nominees named herein. The proxies solicited by this proxy statement may not be voted for more than eleven nominees.

With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “against” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote. Holders of common stock may not cumulate their votes in the election of directors.

Although the Board anticipates that the eleven nominees will be available to serve as directors on our Board and each person nominated has agreed to serve if elected, if any of them should be unwilling or unable to serve, the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

The Board of Directors recommends a vote FOR each of the Board’s nominees.

Director Qualifications

We believe that our directors should possess high personal and professional ethics and integrity, and be committed to representing the long-term interests of our stockholders. We endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to the global nature of our operations and our long-term strategy, including growth on a global scale. As a result, the Board and the Nominating and Corporate Governance Committee (“NCG Committee”) believe that, in light of our business, strategy and structure, the following are key areas of experience, qualifications and skills that should be represented on the Board:

Leadership experience. The Board believes that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide us and the Board with special insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

Finance experience. The Board believes that an understanding of finance, financial statements and financial reporting processes is important for our directors. We generally measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and effective auditing are critical to our success.

Global experience. Our future success depends, in part, on our ability to continue to grow our businesses outside the United States. In 2020, approximately 88% of our consolidated revenues were generated by our international businesses. As a result, the Board believes it is important that it include directors with a global business perspective and significant international business experience.

Human Resources experience. As our business continues to grow and the number, locations and diversity of our employees continues to grow, the Board believes that directors with human resources (including people and culture) experience is increasingly important to our success.

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Internet/E-Commerce experience. The Board seeks to have directors with experience in internet or e-commerce businesses because it believes that having directors experienced in the industries in which we operate is important for our success and the Board’s ability to oversee management.

Sales and Marketing experience. The Board seeks to have directors with significant sales and marketing experience to provide additional insight and advice to management as our business is highly dependent on effective marketing.

Travel Industry experience. The Board believes that having directors with insight into the travel industry and related industries is important to help the Board evaluate our strategy and oversee management.

The following skills matrix shows areas of experience, qualifications and skills that were particularly identified with each nominee by the NCG Committee and the Board when considering the nomination of the current nominees. We continue to evaluate the matrix against our articulated strategy so that it can serve as an effective tool for identifying director nominees who collectively have the complementary skills, experience and qualifications to guide our company. Our 2021 board skills matrix is set forth below.

	Leadership	Finance	Global Business	Human Resources	Internet/ E-Commerce	Sales and Marketing	Travel
Timothy M. Armstrong
Glenn D. Fogel
Mirian M. Graddick-Weir
Wei Hopeman
Robert J. Mylod, Jr.
Charles H. Noski
Nicholas J. Read
Thomas E. Rothman
Bob van Dijk
Lynn M. Vojvodich
Vanessa A. Wittman

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Director Tenure

The evaluation of director nominees, including each nominee’s independence from management, by the NCG Committee and the Board also takes into account director tenure. Although re-nomination of incumbent directors is not automatic, the NCG Committee believes that Board continuity facilitates effective and efficient leadership, risk management and oversight and that the knowledge and understanding of our business gained over years of service are important attributes to consider when determining nominees for election to the Board. The NCG Committee and the Board also believe that deliberate and planned Board refreshment is beneficial to the Board and our company, and we have a robust and continuous refreshment process in place. The NCG Committee and the Board believe that the current mix of directors reflects an appropriate mix of short-, medium- and long-tenured directors. With the retirement of Mr. Boyd as of the Annual Meeting and the continuous refreshment of new independent directors over the past several years, eight of our independent directors have joined the Board in the past 8 years and the average tenure of our independent directors will be 4.3 years as of the Annual Meeting.

Nomination and Election Process

The NCG Committee identifies, evaluates and recommends director candidates to the Board.

Identifying Director Candidates

As set forth in the Company’s Corporate Governance Principles, the NCG Committee primarily uses the following criteria to identify and recommend nominees for election or appointment to the Board:

●

the highest personal and professional ethics and integrity;

●

relevant business, professional or managerial skills and experience (including team-building and communication skills) useful to the oversight of our business;

●

demonstrated leadership skills through involvement in business, professional, charitable or civic affairs;

●

current knowledge of the markets and communities in which we do business and in our industry or other industries relevant to our business;

●

ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities;

●

ability and willingness to exercise independent judgment, ask probing questions and express tough opinions;

●

expertise, skills, knowledge, experience and personality that fit well with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs and stockholder interests; and

●

the characteristics to contribute to the Board’s diversity of viewpoints, background, experience and other demographics (such as racial and gender diversity).

The NCG Committee does not set specific minimum qualifications that nominees must meet in order for the NCG Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the overall composition of the Board. The NCG Committee’s policy is to consider diversity, which it views broadly in terms of viewpoints, backgrounds, experience, gender, race and ethnic or national origin, as a factor in nominating persons for election or appointment to the Board. The NCG Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen.

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Who Can Recommend Candidates?

●

Outside consultants may be employed to help identify candidates

●

Other Board members and members of management

●

Stockholders

Our Corporate Governance Principles require that the NCG Committee give appropriate consideration to potential candidates recommended by stockholders in the same manner as other potential candidates identified by the NCG Committee. Stockholders who wish to submit potential candidates for consideration by the NCG Committee for election at our 2022 annual meeting of stockholders may do so in accordance with the procedures described in this proxy statement and in our Stockholder Communications Policy (available on our corporate website (www.bookingholdings.com)). In addition, stockholders who wish to nominate persons for election to our Board at our 2022 annual meeting of stockholders may do so in accordance with the procedures required under our By-laws and described in this proxy statement in 2022 Stockholder Proposals on page 112.

Evaluating Director Candidates

Members of the NCG Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Once a candidate is identified whom the NCG Committee wants to seriously consider and move toward nomination, the chair of the NCG Committee, or his or her designee, enters into a discussion with that nominee.

When considering current directors for nomination for re-election to the Board, the NCG Committee takes into account the performance of each director. Underperforming directors may be asked to leave the Board or may not be re-nominated for election. The NCG Committee also reviews the composition of the Board in light of our current challenges and needs and those of the Board, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for specific expertise and issues of independence, judgment, age, skills, background, tenure and experience.

Board Evaluations

We conduct an annual evaluation process to assess the performance of our Board and Board committees, which includes:

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Nominees for Election as Directors

Set forth below is biographical information as of March 31, 2021 for each person nominated for election to the Board at the Annual Meeting.

Age 50 Director since: 2013 Independent Committees Compensation Other Current Public Directorships: None	TIMOTHY M. ARMSTRONG
DIRECTOR QUALIFICATIONS

Mr. Armstrong brings to the board extensive experience, expertise and background in global internet businesses, sales and marketing and the interactive direct to consumer industry gained from his positions as Founder and CEO of the dtx company, Chief Executive Officer of Oath and AOL and his former positions at Google and ABC/ESPN Internet Ventures; and his corporate leadership experience gained from his positions as Founder and CEO of the dtx company and Chief Executive Officer of Oath and AOL.

CAREER HIGHLIGHTS

Mr. Armstrong is Founder and CEO of the dtx company, a direct to consumer enablement company he established in 2019. From 2009 to 2018, Mr. Armstrong served as the Chairman and Chief Executive Officer of AOL as well as the CEO of Oath (Verizon’s media brand portfolio, including Yahoo! and AOL) after Verizon’s acquisition of AOL in 2015. From 2000 to 2009, Mr. Armstrong served as President, Americas Operations and Senior Vice President of Google Inc. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong serves on the board of Wheels Up, an aviation company. Mr. Armstrong is the Chairman of the Board of Trustees at Greenwich Academy and also serves as a trustee of the USA Olympic and Para-Olympic Foundation.

Age 59 Director since: 2017 Committees None Other Current Public Directorships: None	GLENN D. FOGEL – CHIEF EXECUTIVE OFFICER AND PRESIDENT
DIRECTOR QUALIFICATIONS

Mr. Fogel gained his qualifications through service as our President and Chief Executive Officer; his previous service as our Head of Worldwide Strategy and Planning, responsible for global corporate strategy, worldwide mergers and acquisitions, business development initiatives and strategic alliances, helping lead us during a long period of sustained global growth; his previous position as trader at a global asset management company; his previous position as an investment banker focused on the air transportation industry; and his legal education (member of the NY State Bar (retired)).

CAREER HIGHLIGHTS

Mr. Fogel has served as our Chief Executive Officer and President since January 2017 and the Chief Executive Officer of Booking.com since June 2019. Previously, he served as our Head of Worldwide Strategy and Planning from November 2010 to December 2016 and as our Executive Vice President, Corporate Development, from March 2009 to December 2016. Mr. Fogel joined us in February 2000. Prior to that, he was a trader at a global asset management firm and prior to that was an investment banker specializing in the air transportation industry. Mr. Fogel is a member of the New York State Bar (retired).

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Age 66 Director since: 2018 Independent Committees Compensation (Chair); Audit Other Current Public Directorships: Yum! Brands, Inc. (since 2012)	MIRIAN M. GRADDICK-WEIR
DIRECTOR QUALIFICATIONS

Dr. Graddick-Weir brings to the board global business experience having served as a senior executive of two, large global businesses and on the board of directors of another; extensive experience in human resources through her positions at AT&T and Merck.

CAREER HIGHLIGHTS

Dr. Graddick-Weir, Ph.D., was the Executive Vice President of Human Resources at Merck & Co., Inc. from 2008 until November 2018, where she led human resources for one of the leading pharmaceutical companies in the world. Dr. Graddick-Weir served as Senior Vice President of Human Resources of Merck from September 2006 to January 2008. Prior to joining Merck, she served as Executive Vice President of Human Resources and Employee Communications of AT&T from 2004 to 2006 and served as its Executive Vice President of Human Resources from 1999 to 2004. Dr. Graddick-Weir was responsible for the design, planning and administration of all Human Resources functions, including compensation, benefits, recruiting and training, for AT&T’s 47,000 employees. She joined AT&T in 1981. She currently serves as Chair of Yum! Brands’ nominating and corporate governance committee and as a member of its management planning and development and executive/finance committees.

Age 51 Director since: 2019 Independent Committees Nominating and Corporate Governance Other Current Public Directorships: None	WEI HOPEMAN
DIRECTOR QUALIFICATIONS

Ms. Hopeman brings experience from her positions as co-founder and Managing Partner of a venture capital firm focused on investing in fintech companies around the world, former Managing Director and Head of Asia for Citi Ventures and various banking and private equity roles, including technology banker at The Goldman Sachs Group.

CAREER HIGHLIGHTS

Ms. Hopeman is a Managing Partner of Arbor Ventures, a venture capital firm focused on investing in fintech companies around the world, which she co-founded in 2014. From 2010 to 2014, Ms. Hopeman served as Managing Director and Head of Asia for Citi Ventures. Prior to Citi Ventures, Ms. Hopeman spent time in various other banking and private equity roles, including as the Chief China Representative for Jefferies & Co. and as a technology banker at The Goldman Sachs Group.

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Age 54 Director since: 2017 Independent Committees Compensation Other Current Public Directorships: Redfin (since 2014) Dropbox (since 2014) Vroom, Inc. (since IPO in 2020)	ROBERT J. MYLOD, JR., CHAIR
DIRECTOR QUALIFICATIONS

Mr. Mylod brings to the board significant finance and investment experience as the founder and managing partner of Annox Capital Management, a board member of several public and private technology companies and various positions with our company over 12 years, including chief financial officer, helping lead us during a long period of sustained global growth.

CAREER HIGHLIGHTS

Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. From 1999 to 2011, Mr. Mylod held several roles with us, including Vice Chair, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining us, Mr. Mylod was a Principal at Stonington Partners, a private equity investment firm. Mr. Mylod currently serves as a member of the board of directors of Redfin and as a member of its audit committee. He serves as a member of Dropbox’s board of directors and as a member of its audit and compensation committees. He is Chairperson of the board of directors of Vroom, Inc. and serves as a member of Vroom’s audit and compensation committees. Between October 2015 and April 2017, Mr. Mylod served as a member of the board of directors of Autobytel, a company that facilitates the buying and selling of cars online. From 2001 until 2017, Mr. Mylod served as a member of the board of directors of EverBank, a U.S. savings bank providing online and mobile banking and financial services, and served on EverBank’s compensation committee and as the Chairman of the nominating and corporate governance committee from 2012 until 2017. Mr. Mylod served as a member of the board of directors of Novocure, a cancer treatment company, and on its audit committee, from 2012 to 2017, and on its nominating and corporate governance committee from 2015 to 2017. He also serves on the board of directors of several privately held companies. Mr. Mylod received an A.B. in English from the University of Michigan and an M.B.A. from the University of Chicago Graduate School of Business.

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Age 68

Director since: 2015

Independent

Committees

Audit;

Nominating and

Corporate

Governance (Chair)

Other Current

Public Directorships:

Wells Fargo &

Company

(since 2019)

Hewlett Packard

Enterprise

(since 2020)

CHARLES H. NOSKI, LEAD INDEPENDENT DIRECTOR
DIRECTOR QUALIFICATIONS

Mr. Noski brings to the board expertise through his senior leadership roles at large public, global companies, including as Chief Financial Officer of AT&T Corporation and Bank of America Corporation and as chairman of the board of Wells Fargo & Company, director of Hewlett Packard Enterprise and a former director of Microsoft Corporation and other public companies, and service as a partner at one of the world’s largest public accounting firms.

CAREER HIGHLIGHTS

In 2012, Mr. Noski retired as a Vice Chairman of Bank of America Corporation, to which he was named after previously serving as that company’s Executive Vice President and Chief Financial Officer. Prior to this, Mr. Noski served as Chief Financial Officer, Corporate Vice President and as a member of the board of directors of Northrop Grumman Corporation. Prior to Northrop Grumman, he was Vice Chairman of the board of directors and Chief Financial Officer of AT&T Corporation. Before that, Mr. Noski led Hughes Electronics Corporation in various senior executive roles, including as Vice Chairman and as President and Chief Operating Officer. Mr. Noski began his career at Deloitte & Touche LLP where he was named Partner. In 2019, Mr. Noski was elected to the board of directors of Wells Fargo & Company, and currently serves as Chairman of the Wells Fargo board, chairs its audit committee and is a member of its governance and nominating committee. In 2020, Mr. Noski was elected to the Hewlett Packard Enterprise board and is a member of its finance and investment committee. From 2003 to 2019, Mr. Noski served as a member of the board of directors of Microsoft Corporation and was the Chairman of Microsoft’s audit committee and a member of its governance and nominating committee. Mr. Noski was also Chairman of the board of trustees of the Financial Accounting Foundation from 2016 to 2019 and a former member of the board of directors of the National Association of Corporate Directors. In addition, Mr. Noski served as a member of the board of directors of Avon Products, Inc. from 2012 to 2018.

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Age 56 Director since: 2018 Independent Committees Audit Other Current Public Directorships: Vodafone Group Plc (since 2014)	NICHOLAS J. READ
DIRECTOR QUALIFICATIONS

Mr. Read brings to the board extensive finance and executive experience, including as Chief Executive Officer, Chief Financial Officer and other executive positions of a global telecommunications company, and is also a chartered management accountant.

CAREER HIGHLIGHTS

Mr. Read has served as Chief Executive Officer of Vodafone Group Plc since October 2018 and as a member of its board of directors since 2014. Prior to becoming its Chief Executive Officer, Mr. Read served as Group Chief Financial Officer of Vodafone Group Plc April 2014 to July 2018. Since joining Vodafone in 2001, Mr. Read has held a variety of senior roles, including Chief Financial Officer and Chief Executive Officer of Vodafone Limited, the U.K. operating company. Prior to becoming Group Chief Financial Officer, Mr. Read served as Regional Chief Executive Officer for Africa, Middle East and Asia Pacific for five years and was a board member of the Vodafone publicly-traded subsidiaries Vodacom, Safaricom and Vodafone Qatar and Vodafone’s joint ventures VHA in Australia and Indus Towers in India. Prior to joining Vodafone, he held senior global finance positions with United Business Media Plc and Federal Express Worldwide. Mr. Read is a Fellow Chartered Management Accountant and a Chartered Global Management Accountant, with a BA (Hons) in Accounting and Finance.

Age 66 Director since: 2013 Independent Committees Nominating and Corporate Governance Other Current Public Directorships: None	THOMAS E. ROTHMAN
DIRECTOR QUALIFICATIONS

Mr. Rothman brings to the board extensive executive leadership of global media companies; and has demonstrated a long and successful career marketing and financing motion pictures, television programs and other media.

CAREER HIGHLIGHTS

Mr. Rothman has served as Chairman of Sony Pictures Entertainment Motion Picture Group since March 2015, where he oversees Columbia Pictures, TriStar Pictures, Imageworks and Sony Pictures Animation, along with other entities. From September 2013 to February 2015, Mr. Rothman was Chairman of TriStar Productions. Previously, Mr. Rothman served as Chairman of Fox Entertainment Group Inc., a media company and subsidiary of News Corp. from 2000 to 2005 and as its Chairman and Chief Executive Officer from 2005 to 2012. Mr. Rothman served as President of Twentieth Century Fox Film Group from January 2000 to August 2000, and served as President of Twentieth Century Fox Production from 1995 to 2000. In 1994, Mr. Rothman founded and served as President of Fox Searchlight Pictures. Prior to that, he served as President of Worldwide Production for the Samuel Goldwyn Company from 1989 to 1994. Mr. Rothman also served as an associate and then partner with Frankfurt, Kurnit, Klein & Selz, a law firm, from 1982 to 1987. Mr. Rothman serves as a member of the board of directors of the Sundance Institute and the American Film Institute, both emeritus. He is also a member of the boards of the California Institute of the Arts (CalArts), Brown University (emeritus), and was appointed by President Obama and confirmed by the U.S. Senate as a member of the National Council of the Arts, the governing body for the National Endowment for the Arts.

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Age 48 Director since: 2020 Independent Committees None Other Current Public Directorships: Naspers LTD* Prosus NV* (a majority-owned subsidiary of Naspers)	BOB VAN DIJK
DIRECTOR QUALIFICATIONS

Mr. van Dijk brings extensive leadership, finance, global business and Internet/E-Commerce experience as Chief Executive Officer of one of the largest technology investors in the world.
CAREER HIGHLIGHTS

Mr. van Dijk has served as the Chief Executive Officer of Naspers, a global internet group and technology investor, since 2014. In September 2019, he assumed the additional role of Chief Executive Officer of Prosus, a majority owned subsidiary of Naspers. From 2013 until he was promoted to Chief Executive Officer of Naspers, he served as Allegro Group CEO and CEO of Global Transaction eCommerce. Mr. van Dijk has also served in several general management positions with eBay and Schibsted. Previously, Mr. van Dijk was an entrepreneur in online financial products. He began his career at McKinsey with a focus on mergers and acquisitions and media.

*

Naspers is a non-U.S. company publicly-traded on the Johannesburg Stock Exchange and Prosus is a non-U.S. majority-owned, publicly-traded subsidiary of Naspers primarily traded on the EuroNext Exchange in Amsterdam. Our Corporate Governance Principles generally limit sitting CEOs of public companies from being on more than 2 public company boards, including ours. However, the NCG Committee has waived this limit with respect to Mr. van Dijk because his service on Prosus’ board is part of his responsibilities as CEO of Naspers, its parent company, and therefore (a) the responsibilities of board membership on these affiliated companies are overlapping and (b) under these circumstances the NCG Committee believes that his membership on Naspers’ and Prosus’ boards will not impair Mr. van Dijk’s ability to devote the necessary time and attention to his service on our Board.

Age 53 Director since: 2016 Independent Committees Nominating and Corporate Governance; Compensation Other Current Public Directorships: Dell Technologies (since 2019) Ford Motor Company (since 2017)	LYNN M. VOJVODICH
DIRECTOR QUALIFICATIONS

Ms. Vojvodich brings to the board extensive experience, expertise and background in global business, internet marketing and sales, including from her former position as Chief Marketing Officer of Salesforce as well as prior experience in senior marketing positions at large, global organizations and experience working with start-up and growth-stage technology companies.

CAREER HIGHLIGHTS

Ms. Vojvodich is an advisor to start-up and growth-stage technology companies. She served as Executive Vice President and Chief Marketing Officer of Salesforce from 2013 to February 2017. Before joining Salesforce, Ms. Vojvodich was a partner at Andreessen Horowitz, a leading venture capital firm, where she helped companies build their go-to-market strategies. Previously, she was the Chief Marketing Officer at Terracotta Inc., a leader in in-memory and cloud-enabling technology. Ms. Vojvodich has also served in various roles at organizations including Bain & Company and Microsoft. Ms. Vojvodich has served as a member of the board of directors of Dell Technologies since April 2019, Ford Motor Company since April 2017 and Figma, a cloud-based design software company, since December 2019. Ms. Vojvodich began her career as a mechanical engineer in a hard hat working on the design and construction of Gulfstream jets and offshore oil structures.

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Age 53 Director since: 2019 Independent Committees Audit (Chair) Other Current Public Directorships: Oscar Health, Inc. (since IPO March 2021)	VANESSA A. WITTMAN
DIRECTOR QUALIFICATIONS

Ms. Wittman brings to the board extensive global business, finance, executive and internet/E-commerce experience, including as Chief Financial Officer of Glossier and global internet and technology companies Oath, Dropbox and Motorola Mobility, CFO of Marsh & McLennan Companies and as a board member of several private and public technology and retail companies.

CAREER HIGHLIGHTS

Ms. Wittman has been the Chief Financial Officer of Glossier, an online beauty product company, since April 2019. She previously served as Chief Financial Officer of Oath, a subsidiary of Verizon, during 2018. Ms. Wittman served as Chief Financial Officer of Dropbox from 2015 to 2016 and as Chief Financial Officer of Motorola Mobility, a subsidiary of Google, from 2012 to 2014. From 2008 to 2012, Ms. Wittman served as Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies, a global professional services firm. Prior to Marsh & McLennan, Ms. Wittman held a number of other senior finance roles during her career. Ms. Wittman currently serves on the board of directors of Impossible Foods Inc., a sustainable foods company, and is the audit committee chair, as well as a member of the board of directors of Oscar Health. From 2014 to 2019, Ms. Wittman was a member of the board of directors of Ulta Beauty, a cosmetics and beauty supply retailer, and served on its audit committee. She also served as a member of the board of directors of Sirius XM Holdings from 2011 to 2018.

Retiring Director

JEFFERY H. BOYD
DIRECTOR QUALIFICATIONS
Mr. Boyd brought to the board extensive experience from his long and successful tenure as our President and Chief Executive Officer.
CAREER HIGHLIGHTS

Mr. Boyd has served on our Board since October 2001, as the Chair of our Board from January 2013 to June 2020 and as the Executive Chair of our Board from January 2017 to June 2018; and will be retiring from our Board as of the Annual Meeting. Mr. Boyd served as our Interim Chief Executive Officer and President from April 2016 to December 2016 and as our President and Chief Executive Officer from November 2002 until December 2013. Mr. Boyd was our President and Co-Chief Executive Officer from August 2002 to November 2002 and Chief Operating Officer from November 2000 to August 2002. He previously served as our Executive Vice President, General Counsel and Secretary from January 2000 to October 2000. Prior to joining us, Mr. Boyd was Executive Vice President, General Counsel and Secretary of Oxford Health Plans, Inc. Mr. Boyd is currently chairman of the board of directors of Oscar Health and a member of the board of directors of The Home Depot.

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Our Governance Framework

We and our Board operate under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders and promote high ethical conduct among our directors and employees.

A copy of our Corporate Governance Principles is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.” Our Corporate Governance Principles include the following:

A majority of the Board must consist of independent directors. See Director Independence beginning on page 34.
The NCG Committee will concur annually on a CEO succession plan. See Board Committees - Nominating and Corporate Governance Committee on page 33.
The Board and each committee of the Board can hire its own outside advisors.
The independent directors will have at least two regularly scheduled meetings each year, which are generally held in conjunction with regularly scheduled Board meetings.
The Compensation Committee, meeting without our CEO present, will evaluate our performance and the performance of our CEO and will recommend to the Board the compensation of our CEO.
We maintain stock ownership guidelines for directors and executive officers. See Stock Ownership Guidelines on page 63 and Non-Employee Director Stock Ownership Guidelines on page 81.
A Lead Independent Director is appointed if the Chair is not independent or as the Board deems appropriate. See Leadership Structure on page 27.

Leadership Structure

Mr. Mylod has been serving as the Chair of the Board since June 2020. In light of Mr. Mylod’s previous experience as an executive of our Company and the resulting familiarity with our operations, Mr. Mylod provides an important connection between the Board’s non-executive directors and management and provides valuable advice to and oversight of the Company’s Chief Executive Officer.

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board as the Board believes that it is in our best interests and those of our stockholders to make that determination from time to time based on our needs and those of the Board. The Board has determined that separation of the roles of Chief Executive Officer and Chair is currently in our best interests and those of our stockholders.

Although Mr. Mylod is an independent director, the Board has determined that it is in the Company’s best interest to maintain the position of Lead Independent Director. Mr. Noski has been serving as the Company’s Lead Independent Director since June 2020. The responsibilities of the Lead Independent Director can be found on our corporate website (www.bookingholdings.com) under the tab “For Investors.”

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Role of the Lead Independent Director

CHARLES H. NOSKI
LEAD INDEPENDENT DIRECTOR
●

call, set the agenda for and lead meetings and executive sessions of the independent directors;

●

together with the Board Chair, set and approve the Board’s agenda in consultation with the
Chief Executive Officer;

●

from time to time as he deems necessary or appropriate, consult with the Board Chair and the
Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively;

●

provide input to the Compensation Committee regarding the performance of the Chief Executive Officer and to the NCG Committee regarding the performance of directors and new candidates to join the Board;

●

on a case-by-case basis and where appropriate, if requested by major stockholders, be available for consultation and direct communication with such stockholders; and

●

authorize the retention of outside advisors and consultants who report directly to the Board.

Other Select Corporate Governance Policies and Practices

We do:

Code of Ethics. We have adopted a code of ethics that we refer to as our “Code of Conduct” and we require all directors and employees (including officers) to adhere to it in discharging their work-related responsibilities. A copy of our Code of Conduct is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.”

Annual Meetings. At each annual meeting of stockholders, stockholders have the ability to vote on important matters that are presented at the meeting, including the annual election of all of our directors.

Special Meetings. If important matters arise between annual meetings of stockholders, our certificate of incorporation provides that the Chair of the Board, the Vice Chair of the Board (if any), the Chief Executive Officer, the Board or stockholders holding at least 25% of our shares may call a special meeting of stockholders. If properly called, a special meeting of stockholders would provide all stockholders an opportunity to debate and vote on matters outside the annual meeting cycle.

Majority Vote Standard. We have a majority vote standard in uncontested elections of directors, which means that directors are required to tender their resignation unless they receive the support of a majority of votes cast.

Proxy Access and Stockholder Nominees. Stockholders have the opportunity to nominate individuals for election to the Board pursuant to our By-Laws and Delaware law and, in accordance with our By-Laws, to include nominees in our proxy statement. As approved by our stockholders at our 2015 annual meeting, our proxy access By-Law provides that:

●

any stockholder or group of stockholders holding at least 3% of our outstanding common stock,

●

continuously for at least 3 years,

●

can include in our proxy statement nominees for up to 25% of our Board for election at an annual stockholders’ meeting.

Annual Advisory Vote on Executive Compensation. The Board has implemented, and our stockholders have approved, an annual stockholder advisory vote on executive compensation, which means that stockholders have the opportunity to provide feedback on our executive compensation practices on an annual basis.

Lead Independent Director. Since January 2013, we have had a Lead Independent Director with a set of defined responsibilities, including, among other things, if requested and when appropriate, ensuring availability for consultation and direct communication with major stockholders. See Leadership Structure and Board Practices and Procedures - Communications with the Board of Directors for more details.

Stock Ownership Guidelines. The Board has adopted stock ownership guidelines for executive officers and non-employee directors. See Stock Ownership Guidelines on page 63 and Non-Employee Director Stock Ownership Guidelines on page 81.

We do not:
Rights Plan. We do not have a stockholder rights plan, sometimes referred to as a “poison pill.”
Supermajority Voting Provisions. Neither our certificate of incorporation nor our By-Laws contain any supermajority voting provisions.
Classified Board. We do not have a classified board of directors. All directors are elected by the stockholders each year.

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Our Board’s Role in Company Strategy

The Board is elected by and accountable to the stockholders and is responsible for our strategic direction and oversight of management.

provide consumers with the best choices and prices at any time, in any place, on any device;
make it easy for people to find, book, pay for and experience their travel desires; and
provide platforms, tools and insights to our business partners to help them be successful.

Our Strategy

We focus on relentless innovation and execution and a commitment to serve both consumers and our travel service provider and restaurant partners with unmatched service and best-in-class digital technology. We believe that as the COVID-19 pandemic subsides, people feel comfortable traveling and dining out and government restrictions are lifted, the global online travel and dining industries will recover and, after some period of higher growth through the recovery, continue to grow as they did before the COVID-19 pandemic as consumer purchasing shifts from traditional offline channels to interactive online channels, including mobile channels.

As travel demand returns, we plan to continue to participate broadly in this online growth by expanding our service offerings and markets. We aim to be the world leader in online travel and restaurant reservation and related services by:

The Board oversees the formulation and implementation of our strategy. The Board and management, including our executive officers and the chief executive officers of our primary brands, meet (virtually since the COVID-19 pandemic) annually to, among other things, review the state of the markets in which we operate, analyze our competitive position, measure our performance against our strategy and evaluate and adjust our strategy as deemed necessary or appropriate. While management takes the lead in preparing background materials and proposes the going-forward strategic direction for Booking Holdings, the Board plays an active role in overseeing our strategy. In particular, our Chair and Lead Independent Director work closely with management in advance of the meeting to prepare and approve the agenda for the meeting and to consult on the strategy to be proposed by management. Between these annual strategy meetings, management reports to the Board regularly, typically in connection with each regular meeting of the Board, on our implementation of the strategy and our progress toward reaching our strategic goals, and the Board discusses with management whether adjustments should be made in light of any changed circumstances, whether with respect to us, our markets, our competitors or otherwise. In addition, the Board meets regularly in executive session without management where, among other things, it discusses our performance and the continued viability of our strategy.

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Board’s Role in Risk Oversight

The Board is actively involved in and committed to management’s risk assessment and efforts to mitigate risk. Our risk management activities include the identification and assessment of the key risks facing us among the universe of business risks (e.g., strategic, operational, financial, privacy and data protection, security and technology, and legal, regulatory and compliance risks). These key risks are identified across the organization from multiple regions and functions, in a process undertaken generally by our internal audit function and overseen primarily by our Audit Committee.

The Board and Audit Committee review these risks at least on an annual basis after they have been identified and assessed by management. The Board, or a committee of the Board, regularly reviews the initiatives put in place to mitigate the effects of these risks. These reviews include updates throughout the year from the businesses, regions and functions from which the key risks arise. Depending on the risk, the update may be presented to the full Board or, if appropriate, to a committee of the Board, which will report to the full Board as appropriate. For example, the Audit Committee is briefed quarterly and the Board is briefed twice a year on the risks the Company faces with respect to cybersecurity, privacy and data protection and the strategy and efforts deployed to mitigate these risks. The Board’s and each committee’s role is one of oversight, recognizing that management is responsible for executing our risk management policies. The oversight of risk within the organization is an evolving process requiring us to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to develop this process. In addition to the Board’s role in enterprise risk management, various committees of the Board are also responsible for the oversight of certain risks.

AUDIT COMMITTEE

Oversees:

●

risk assessment and processes generally;

●

internal control over financial reporting;

●

risk management related to hedging activities, investments and use of derivative instruments;

●

risk assessment and processes related to privacy, data protection and security; and

●

general operational, business continuity, legal, regulatory and compliance risks.

COMPENSATION COMMITTEE

Oversees:

●

risks related to compensation programs;

●

risks related to human capital management; and

●

our compensation policies and practices, including those applicable to our named executive officers, to determine whether they incentivize undesired risk-taking.

See Compensation Risk Assessment on page 82 for information on the compensation risk assessment.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Oversees:

●

risks related to the composition of our Board, including ensuring that we have Board members with the appropriate experience, judgment, availability, skills, tenure and ability to effectively oversee our business and fulfill the duties of the Board and each Board committee;

●

our corporate governance practices; and

●

the development, improvement and review of our global compliance program, including our Code of Conduct.

MANAGEMENT

On a quarterly basis, members of management with responsibility for privacy, data protection, security and/or technology risks update the Audit Committee on these risks, risk management activities and efforts, best practices, lessons learned from incidents at other companies as well as at our Company, the effectiveness of our security measures and other related matters. Members of management responsible for our internal audit and compliance functions also meet with the Audit Committee regularly, including in executive sessions without other members of management present, to report on their areas of responsibility.

The Company has a management-level risk committee tasked with ensuring risks are properly managed or mitigated and aligning strategic objectives with an appropriate level of risk tolerance designed to maximize business success.

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Director Orientation and Continuing Education

Our new directors participate in our robust director orientation program. Our director orientation program includes in-depth sessions devoted to director fiduciary obligations, our Company’s strategy and operations and introductions to key members of management, among other topics. Additionally, orientation topics are tailored based on the director’s committee membership and could include a deeper dive on relevant issues such as our compensation program for members of the Compensation Committee, as an example.

We encourage our directors to attend seminars and other corporate governance or director workshops to further develop their expertise or otherwise stay abreast of issues relevant to their service on the Board. Our policy is to reimburse directors for the costs of attending such programs. In addition, our Board and Board committees regularly invite outside experts to present to them on a variety of topics, which have included corporate governance trends and best practices and areas of risk management, such as cybersecurity and privacy issues.

Board Committees

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a written charter, a copy of which is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.” The tables below provide current membership for each Board committee.

Audit Committee

The Audit Committee’s responsibilities include, among other things:

●

overseeing and reviewing our consolidated financial statements, accounting practices and related internal controls;

●

overseeing our relationship with our independent registered public accounting firm, including making all decisions relating to appointing, compensating, evaluating and retaining the independent registered public accounting firm;

●

overseeing our internal audit function;

●

establishing procedures for the submission, receipt and treatment of complaints or concerns regarding accounting or auditing matters;

●

reviewing and approving all related party transactions (defined as transactions required to be disclosed by Item 404 of the U.S. Securities and Exchange Commission (the “SEC”) Regulation S-K); and

●

acting as our primary risk oversight committee, including by overseeing our compliance program and risk management efforts generally (including with respect to privacy and data security), as well as our major financial risk exposures. See Board’s Role in Risk Oversight on page 30 for additional details.

The Board has determined that each member of the Audit Committee is an independent director based on The Nasdaq Stock Market’s listing rules and that each member of the Audit Committee also satisfies the additional independence requirements of the SEC for members of audit committees.

MEMBERS
● Vanessa A. Wittman (Chair) ● Mirian M. Graddick-Weir ● Charles H. Noski ● Nicholas J. Read
Nine meetings in 2020
Report Page 94
“Audit Committee Financial Experts”: ● Charles H. Noski ● Nicholas J. Read ● Vanessa A. Wittman

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Compensation Committee

The Compensation Committee’s responsibilities include, among other things:

●

setting, or recommending to the Board for determination, the compensation of our chief executive officer;

●

reviewing and approving the compensation of our other executive officers;

●

reviewing the policies, programs and initiatives related to human capital management within the workforce, including with respect to diversity and inclusion, Company culture, employee engagement and talent recruitment, development and retention;

●

administering employee benefit plans including incentive compensation plans and equity-based plans;

●

recommending to the Board for approval compensation plans for non-employee directors;

●

making recommendations to the Board with respect to the adoption of incentive compensation plans and equity-based plans;

●

reviewing and approving succession plans for senior management personnel (other than the CEO, which is the responsibility of the NCG Committee); and

●

overseeing risks related to compensation programs. See Board’s Role in Risk Oversight on page 30 for additional details.

The Board has determined that each member of the Compensation Committee is an independent director based on The Nasdaq Stock Market’s listing rules and also meets The Nasdaq Stock Market’s additional requirements for membership on the Compensation Committee. The Compensation Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation. These advisors report directly to the Compensation Committee. The Compensation Committee has retained Mercer LLC (“Mercer”) as its outside compensation consultant. While Mercer reports to the Compensation Committee, the Compensation Committee authorized Mercer to communicate and work with management with respect to the compensation planning process.

MEMBERS
● Mirian M. Graddick-Weir (Chair) ● Timothy M. Armstrong ● Robert J. Mylod, Jr. ● Lynn M. Vojvodich
Eight meetings in 2020
Report Page 65

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Nominating and Corporate Governance Committee

The NCG Committee is instrumental in our efforts to ensure that the Board is comprised of directors with the necessary skills and experience to effectively oversee our business. The NCG Committee actively and regularly evaluates the composition of the Board, including the skills, diversity and experience of directors, in light of our changing business needs and challenges and takes the lead in identifying needed changes, whether with respect to adding directors with certain skills, experience or other desirable traits, planning for director retirements, ensuring an appropriate mix of short-, medium- and long-tenured directors or for any other reason. When the need for a new director arises, the NCG Committee has the primary responsibility of seeking, identifying and qualifying director candidates. The NCG Committee also oversees the establishment and implementation of our corporate governance standards, practices and policies. The written charter of the NCG Committee provides, among other things, that it shall:

●

identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board (which are set forth in our Corporate Governance Principles and the NCG Committee’s charter and which are described above in Nomination and Election Process - Identifying Director Candidates on page 18), and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of stockholders;

●

identify and recommend that the Board appoint Board members qualified to fill vacancies on any committee of the Board (including the NCG Committee);

●

assess whether candidates to join the Board would be “independent” under the listing rules of The Nasdaq Stock Market;

●

establish procedures to receive prompt notification of changes in a director’s circumstances that may affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate;

●

regularly evaluate and, as appropriate, recommend to the Board any modifications or enhancements to the Board’s Corporate Governance Principles, and review and consider the effectiveness of the Corporate Governance Principles at least once a year;

●

review and concur on a succession plan for selecting a successor to the Chief Executive Officer, both in emergency situations and in the ordinary course of business;

●

at least annually, review our Code of Conduct and Stockholder Communications Policy and their effectiveness and, if appropriate, make recommendations for Board approval for enhancements thereto;

●

periodically review our policies and practices relating to sustainability, including environmental, social and governance matters; and

●

design a process for the Board to conduct a self-evaluation at least annually.

The Board has determined that each member of the NCG Committee is an independent director based on The Nasdaq Stock Market’s listing rules. The NCG approved and recommended to our Board the eleven director nominees standing for election at the Annual Meeting.

MEMBERS
● Charles H. Noski (Chair) ● Wei Hopeman ● Thomas E. Rothman ● Lynn M. Vojvodich Three meetings in 2020

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Director Independence

The Guidelines

Our independence guidelines outlined in the Corporate Governance Principles conform to the independence requirements in the Nasdaq Stock Market’s listing rules and the rules of the SEC. As the NCG Committee and the Board apply these guidelines to make independence recommendations and determinations, as applicable, all relevant known facts and circumstances are considered.

Applying the Guidelines

In connection with the Board and the NCG Committee’s determination of independence, both the NCG Committee and the Board take into account relationships between us and companies with which directors may be affiliated, as well as the specific requirements of The Nasdaq Stock Market, the SEC and our Corporate Governance Principles. The table below summarizes the relationships that were considered in connection with the independence recommendations and determinations.

Director	Organization	Director Relationship to Organization	Primary Type of Transaction/ Relationship/Arrangement between Booking Holdings and Organization	Independence Determination
Mr. Mylod	Dropbox	Board member	Ordinary course purchase of products or services
●

not an executive officer of Dropbox

●

no involvement and no material interest in the transactions

●

the amounts in question were small relative to both our business and Dropbox’s business and below the Nasdaq independence thresholds

Mr. Noski	Hewlett Packard Enterprise	Board member	Ordinary course purchase of computer product and data center services and sale of recycled servers
●

not an executive officer of HPE

●

no involvement and no material interest in the transactions

●

the amounts in question were small relative to both our business and HPE’s business and below the Nasdaq independence thresholds

	Wells Fargo	Board member	Ordinary course payment of fees for banking services and underwriting fees in connection with a Company bond offering
●

not an executive officer of Wells Fargo

●

no involvement and no material interest in the transactions

●

the amounts in question were small relative to both our business and Wells Fargo’s business and below the Nasdaq independence thresholds

Mr. Read	Vodafone	CEO/Director	Ordinary course purchase of telecommunications services
●

not involved in decision to purchase services or the transactions

●

no material interest in the transactions

●

the amounts in question were small relative to both our business and Vodafone’s business and below the Nasdaq independence thresholds

Mr. Rothman	Sony Pictures Entertainment Motion Picture Group	Chairman	Ordinary course purchase of advertising services
●

not involved in decision to purchase services or the transactions

●

no material interest in the transactions

●

the amounts in question were small relative to both our business and Sony’s business and below the Nasdaq independence thresholds

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Director	Organization	Director Relationship to Organization	Primary Type of Transaction/ Relationship/Arrangement between Booking Holdings and Organization	Independence Determination
Ms. Vojvodich	Dell	Board member	Ordinary course purchase of computer products and software
●

not involved in decision to purchase services or the transactions

●

no material interest in the transactions

●

the amounts in question were small relative to both our business and Dell’s business and below the Nasdaq independence thresholds

	Figma	Board member	Ordinary course purchase of design tool licenses
●

not involved in decision to purchase services or the transactions

●

no material interest in the transactions

●

the amounts in question were small relative to both our business and Figma’s business and below the Nasdaq independence thresholds

Independence Assessment

All of the transactions described above were entered into at arm’s length in the ordinary course of business. Aggregate payments to each of the organizations, in each of the last four fiscal years, did not exceed the greater of $200,000 or 5 percent of that organization’s consolidated gross revenues in a single fiscal year for the relevant period. No director had any direct or indirect material interest in the transactions or received any direct personal benefit from any of these transactions, relationships, or arrangements. Therefore:

●

For 2020, the NCG Committee recommended to the Board, and the Board determined, that each of the directors elected at the 2020 annual meeting of stockholders, other than Messrs. Boyd (the former Chair of our Board and our former Executive Chair and former Chief Executive Officer and President) and Fogel (our current President and Chief Executive Officer), was an “independent director” based on The Nasdaq Stock Market’s listing rules, the rules of the SEC and our Corporate Governance Principles; and

●

For 2021, the NCG Committee recommended to the Board, and the Board determined, that each of the nominees for election to the Board at the Annual Meeting is an “independent director” based on The Nasdaq Stock Market’s listing rules, the rules of the SEC and our Corporate Governance Principles, other than Mr. Fogel.

Board Practices and Procedures

Communications with the Board of Directors

Stockholders may contact any of our directors, a committee of the Board, non-employee or independent directors as a group, or the Board as a whole by writing to them c/o Office of the General Counsel, Booking Holdings Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854. Stockholders should state in such communication how many shares of our common stock they own as of the date of their communication. Communications received in this manner will be handled in accordance with procedures developed and approved by the Board, including a majority of our independent directors.

The procedures (available on the Company’s website) provide that in general, communications to the Board will be initially reviewed and logged by our Corporate Secretary and then periodically, and at least quarterly, forwarded to the Chair of the Board and the Lead Independent Director, if there be one, and/or the Chair of the NCG Committee.

Board of Director Attendance

Regular meetings of the Board are generally held six times per year and special meetings are scheduled when necessary. The Board held ten meetings in 2020. For 2020, all directors attended at least 75% of the meetings of the Board and the Board committees of which they were members held while they were serving on the Board and any such committees.

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Attendance at Annual Meetings

We expect directors to attend our annual meetings of stockholders. All twelve current members of the Board attended our 2020 virtual annual meeting of stockholders.

Compensation-related Corporate Governance

See Key Governance Matters on page 63 for our various compensation related corporate governance policies and practices, including, among other things, policies regarding compensation clawbacks, 10b5-1 plans and hedging and pledging of securities.

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Sustainability

Our approach to sustainability is a natural extension of our mission to make it easier for everyone to experience the world.

We are committed to sustainability efforts that will further our mission including, initiatives to promote sustainable tourism, improve global business and tech industry diversity, act as responsible environmental stewards, create inclusive services and programs for employees and customers, protect customer privacy and do what we can to ensure human rights are respected, among others. For more information, please refer to our sustainability web page and report available at https://www.bookingholdings.com/sustainability.

Diversity, Inclusion & Belonging

We aspire to reflect the dynamic populations of our customers and the destinations we help people visit as we work together to make it easier for everyone to experience the world. We believe that travel, and therefore our business, helps increase understanding, acceptance and a sense of welcome as people broaden their horizons, are introduced to other people and cultures, have new experiences, increase their knowledge and grow to appreciate the world in which we live. We believe that our Company, our stockholders, our customers and our employees all benefit from our commitment to inclusive leadership in all aspects of our Company.

In response to the ongoing challenges facing multicultural and racially diverse communities, we have taken specific actions described below under “Diversity, Inclusion & Belonging” and “Attraction, Development and Retention” to better serve all of our people. While these actions alone will not resolve long-standing challenges of equality, we hope that they allow us to better serve our colleagues and customers.

Leadership at the Top
●

The Compensation Committee is tasked with oversight of human capital management, including diversity and inclusion, Company culture, employee engagement and talent recruitment, development and retention.

●

NCG Committee has a policy to consider diversity, including viewpoints, backgrounds, experience, gender, race and ethnicity or national origin, as a factor in recommending persons for election or appointment to the Board.

●

As of the Annual Meeting, 36% of the Board are women and 2 of our Board leadership positions are held by women (Chair of the Audit Committee and Chair of the Compensation Committee).

●

As of the Annual Meeting, 2 out of 11 directors are racially or ethnically diverse.

●

Diversity and Inclusion steering committee guides diversity, inclusion and belonging strategy throughout the Company.

Diversity, Inclusion and Belonging
●

We are in the process of providing increased transparency with regard to the race and ethnicity of our U.S. workforce, including a plan to publish the Company’s Consolidated EEO-1 Report for employees in the United States (which represents approximately 17% of our workforce as of December 31, 2020). Due to global privacy, societal norms and legal requirements, we cannot collect our global workforce representation, but we are in the process of working with a third-party to conduct a cultural assessment of our workforce outside of the United States that can give us more information on the experience of our employees in underrepresented groups.

●

As of December 31, 2020, approximately 50% of our employees were women, approximately 22% of our technology positions were filled by women and approximately 30% of our extended leadership team (which includes our senior leadership and extends 1 to 4 levels below the chief executive officer of each brand company (depending on the number of employees within each brand)) were women.

●

Examples of our employee diversity resource groups include: LGBTQ+; Gender equality; Differing physical abilities and neurodiversity needs; and BIPOC Community.

●

We have deployed learning resources to help managers better understand how we can stand together against racial injustice and support colleagues who may be experiencing its impact.

●

To build awareness on a variety of issues, we introduced a leadership speaker series featuring diverse professionals, academics, and thought leaders to speak to topics such as race, diversity and equality.

●

We are committed to pay equity, regardless of gender, race or ethnicity. With the help of our independent compensation consultant, Mercer, we conduct pay equity studies every other year and in the off years, we work on remediation plans to address outliers.

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Attraction, Development and Retention
●

We reviewed and adjusted our talent attraction strategies to advance inclusive hiring practices.  Examples of these initiatives at our brand companies include, among others: evaluating recruiters by whether they provide a diverse slate of candidates, incorporating behavioral-based interviewing in talent acquisition protocols, inclusive hiring training programs and auditing job descriptions to ensure inclusivity.

●

Our Women in Leadership program aims to build a pipeline of gender diverse talent by focusing on career development for high performing women.

●

While specifics vary by brand, in the United States, our employee benefit plans generally include: benefits for infertility treatment, gender reassignment surgery, gender-neutral domestic partners and paid parental leave.

●

Certain brands that offer employee volunteer programs created avenues to serve causes around social justice.

Forbes	Financial Times	Workplace Pride Foundation:
Best Employers for Diversity	First Place, Diversity Leaders 2020 (Booking.com)	Most Engaged Network (Booking.com’s LGBTQ+ Employee Network Group, B.Proud) (2019)

Sustainable Travel

We believe we have a responsibility to help ensure the world remains worth experiencing and to promote a more sustainable travel industry - culturally, environmentally and socioeconomically. The NCG Committee is tasked with periodically reviewing our sustainability practices and policies, including environmental, social and governance matters. Our sustainability strategy focuses on our own environmental impact through our operations as well as making it easier for the consumer to make sustainable travel choices and helping our travel partners as they look for ways to become more sustainable and improve their businesses for the future.

Facilitating sustainable travel

●

We are supporting our partners’ efforts to make their products and operations more sustainable through knowledge-sharing events and educational resources.

●

We have made it easier for partners to share sustainability data through the Booking.com partner platform and have begun showing this information to consumers.

●

We published a sustainability handbook available to partners that shares the benefits of adopting sustainable practices and tips for adopting them.

Making sustainable travel choices easier for consumers

●

Based on our own research and business insight, we know that many consumers are increasingly focused on making sustainable travel choices but struggle to do so likely because of lack of understanding of what constitutes sustainable travel or because finding these offerings is difficult.

●

In 2020, KAYAK launched its Least CO2 sorter in several countries, which enables consumers to see the environmental impact of their flight.

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Reducing our operational environmental footprint

●

Our strategy to reduce our environmental footprint in our own operations is rooted in renewable energy procurement, the business travel program and waste processing. While many of our carbon reduction initiatives were impacted by pandemic-related office closures and the halt of business travel, we continued to prioritize climate initiatives.

●

In 2020, Booking Holdings achieved carbon neutrality in its operations.

●

In order to offset operational emissions, we purchased Gold Standard and Verified Carbon Standard certified projects that contribute to the long-term sustainability of the industry.

You can find more information on our sustainability efforts with respect to the environment in the Facilitating Sustainable Travel and Improving Environmental Performance chapters of the Sustainability report at http://www.bookingholdings.com/sustainability.

Cybersecurity, Customer Privacy & Data Protection

We believe that managing cybersecurity, privacy and data protection risk is a vital part of our responsibilities to our customers and our employees. We have built a comprehensive governance structure for managing these risks which we believe will ultimately build a competitive trust advantage for our Company.

Privacy, Information Security and Data Protection Governance Structure

●

The Audit Committee has primary oversight of our privacy and data security risks.

●

Quarterly at the Audit Committee and twice a year with the Board there is an update from members of management with responsibility for cybersecurity, privacy, data protection, security and/or technology risks that covers these risks, risk management activities and efforts, best practices learned from within the Company and from other companies, the effectiveness of our security measures and other related matters.

Privacy Program & Privacy Principles

●

Our Booking Holdings privacy program is built upon our Privacy Principles of transparency, purpose, choice, security, individual rights and accountability that are communicated through our Code of Conduct. Our Company is committed to protecting personal data through privacy programs that endeavor to meet the controls and standards set and monitored by our Privacy and Internal Audit teams.

Information Security

●

We have structured our information security program to align with the National Institute of Standards and Technology (NIST) Cybersecurity Framework. Our information security program, which has been adopted by all of our brands, is independently assessed by a third party as part of the Company’s enterprise risk management. The conclusions of such assessment are discussed with our Audit Committee.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 31, 2021 by (1) each person known by us to be the beneficial owner of more than 5% of our common stock; (2) each member of the Board and each of our director nominees; (3) our Chief Executive Officer, our Chief Financial Officer and each of our other named executive officers in the Summary Compensation Table on page 66 in this proxy statement; and (4) all directors and executive officers as a group. The percentage of shares owned is based on 41,050,923 shares outstanding as of March 31, 2021.

Name of beneficial owner	Shares beneficially owned(a)
	Number	Percent
Robert J. Mylod, Jr.	1,256	*
Timothy M. Armstrong(b)	843	*
Jeffery H. Boyd(c)	49,866	*
Glenn D. Fogel	40,005	*
Mirian M. Graddick-Weir	446	*
Wei Hopeman	162	*
Charles H. Noski(d)	843	*
Nicholas J. Read	422	*
Thomas E. Rothman(e)	843	*
Bob van Dijk(f)	0	*
Lynn M. Vojvodich	843	*
Vanessa A. Wittman	312	*
David I. Goulden	3,356	*
Peter J. Millones	11,047	*
The Vanguard Group(g)	3,106,412	7.6%
BlackRock, Inc.(h)	2,896,031	7.1%
T. Rowe Price Associates, Inc.(i)	1,903,707	4.6%
All directors and executive officers as a group (14 persons)(j)	110,244	*
*

Represents beneficial ownership of less than one percent.

(a)

Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting and investment power with respect to securities, except as discussed in the footnotes below. Shares of common stock issuable (i) upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 31, 2021 and (ii) upon vesting of restricted stock units or performance share units that vest by their terms within 60 days after March 31, 2021, are deemed to be outstanding and to be beneficially owned by the person holding such stock options, restricted stock units and/or performance share units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain directors have elected to defer receipt of shares of common stock pursuant to vested restricted stock unit awards for tax planning purposes. However, depending on the terms of the deferral program in place at the time of the deferral, if the director does not have the right to receive the shares until more than 60 days after termination of board service, those shares are not included in the above table even though the director has vested in the shares and bears the economic risk of ownership.

(b)

Does not include 755 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes (such shares will be issued to Mr. Armstrong 90 days after termination of his Board service).

(c)

Does not include 567 vested shares the receipt of which has been deferred by Mr. Boyd for tax planning purposes (such shares will be issued to Mr. Boyd 90 days after termination of his Board service).

(d)

Does not include 209 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes (such shares will be issued to Mr. Noski 90 days after termination of his Board service).

(e)

Does not include 755 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes (such shares will be issued to Mr. Rothman 90 days after termination of his Board service).

(f)

Mr. van Dijk was elected to the Board on June 4, 2020.

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(g)

Based solely on information provided in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2021. These securities are owned by Vanguard directly or through wholly-owned subsidiaries of Vanguard. Vanguard reported that it had sole voting power over 0 shares, shared voting power over 70,959 shares, sole dispositive power over 2,923,620 shares and shared dispositive power over 182,792 shares. Vanguard lists its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(h)

Based solely on information provided in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 5, 2021. These securities are owned by various institutional investors affiliated with BlackRock. BlackRock reported that it had sole voting power over 2,487,832 shares, shared voting power over 0 shares, sole dispositive power over 2,896,031 shares and shared dispositive power over 0 shares. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055.

(i)

Based solely on information provided in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 16, 2021. Price Associates reported that it had sole voting power over 638,548 shares, shared voting power over 0 shares, sole dispositive power over 1,903,707 shares and shared dispositive power over 0 shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims beneficial ownership of such securities. Price Associates lists its address as 100 E. Pratt Street, Baltimore, Maryland 21202.

(j)

Consists of shares beneficially owned by all of our directors and executive officers,as a group. Does not include 2,286 vested shares of non-employee directors, the receipt of which has been deferred for tax planning purposes (because such shares will be issued 90 days after termination of such director’s Board service).

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis	44
Executive Summary	44
2020 COVID-19 Pandemic Related Compensation Decisions	46
Philosophy and Objectives	47
Measuring Performance	49
2020 Executive Officer Compensation Program	50
2020 Named Executive Officer Performance	54
Other Components of Executive Compensation	55
Certain 2021 Compensation Decisions	56
How We Make Compensation Decisions	59
Benchmarking and Target Compensation	60
Executive Officers	62
Key Governance Matters	63
Compensation Committee Report	65
Summary Compensation Table	66
Grants of Plan-Based Awards Table	67
Outstanding Equity Awards at 2020 Fiscal Year-End Table	68
Option Exercises and Stock Vested Table	69
Employment Contracts, Termination of Employment and Change in Control Arrangements	70
Potential Payments Upon a Change in Control and/or Termination	75
2020 CEO Pay Ratio	77
Equity Compensation Plan Information	78
Non-Employee Director Compensation and Benefits	79
Compensation Committee Interlocks and Insider Participation	82
Compensation Risk Assessment	82
Certain Relationships and Related Transactions	82
Proposal 2 Advisory Vote to Approve 2020 Executive Compensation	83
Proposal 3 Approve the Booking Holdings Inc. 1999 Omnibus Plan, as Amended and Restated Effective June 3, 2021	84

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our 2020 executive officer compensation program, provides information about the goals and the key elements of the program and explains the reasons behind the Compensation Committee’s executive officer compensation decisions. For 2020, our “named executive officers” (“NEOs”) were the following (titles are as of December 31, 2020):

Name	Title	Age*	Executive Officer Since
Glenn D. Fogel	Director, President and Chief Executive Officer Chief Executive Officer, Booking.com	59	2011
David I. Goulden	Executive Vice President and Chief Financial Officer	61	2018
Peter J. Millones	Executive Vice President, General Counsel and Corporate Secretary	51	2001
* Ages as of March 31, 2021.

The CD&A discusses the compensation program applicable to our named executive officers (who were our only executive officers for purposes of Exchange Act Rule 3b-7 during 2020).

Executive Summary

Our Response to COVID-19

Management and Company performance in 2020 are defined by and evaluated against the unprecedented impact of the COVID-19 pandemic on the Company, the travel industry and the world as a whole. While the Company had a strong start to the year in January and the beginning of February, the COVID-19 pandemic began to negatively impact our business, starting first in Asia in the middle of the first quarter of 2020. By the end of March 2020, COVID-19 had spread globally and our reported room nights (which includes the effect of cancellations) for the full month declined by over 100% compared to March 2019. Faced with the rapid and almost complete cessation of travel in the early weeks of the pandemic, management took numerous important steps to stabilize the Company, protect employees, reduce costs and address the immediate impacts of the pandemic on the business, which included:

●

Shifting almost all of our employees to work from home, including by quickly implementing plans for customer service agents to receive equipment and training to enable them to work from home and address the enormous volume of calls related to reservation cancellations, travel restrictions and similar matters in an effective way to help our customers and partners deal with the immediate impacts of the pandemic;

●

Raising $4.1 billion in debt and negotiating amendments to our revolving credit facility to ensure sufficient liquidity in the event the Company had to face a prolonged period of little to no revenue and/or unprofitability;

●

Participating in certain government aid programs designed to maintain employment or delay employee dismissals longer than would have otherwise been likely;

●

Suspending general share repurchases;

●

Significantly reducing marketing expenditures worldwide;

●

Eliminating non-essential business travel and cancelling Company events and offsites; and

●

Implementing a general company-wide hiring freeze.

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Financial and Operating Performance

As shown in the following graphs, the Company was severely and negatively impacted in 2020 by the COVID-19 pandemic.

GROSS TRAVEL BOOKINGS (BILLIONS)

ROOM NIGHTS (MILLIONS)

REVENUE* (BILLIONS)

ADJUSTED EBITDA** (BILLIONS)

*

As a result of the revenue recognition accounting standard that began in 2018, total revenues reported in 2018, 2019 and 2020 are comparable to gross profit reported in previous years. For more information, see Note 2 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2018.

**

See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and the rationale for the use of non-GAAP financial measures.

As it became clear during 2020 that the pandemic was not a short-term issue and that the recovery of the travel business to 2019 levels would take years rather than quarters, management formulated a strategy to optimize the business for the reduced travel demand and to prepare the Company to emerge from the pandemic in a stronger position. Our optimization efforts included evaluating personnel needs in the near- to medium-term, particularly in areas that are highly dependent on business volumes, such as customer service. While necessary, this process led to the unfortunate outcome of needing to undertake restructuring activities at each of our brands, resulting in a 23% year-over-year reduction in our workforce as of December 31, 2020, including through attrition. Throughout this process, management consulted with works councils, unions and employee representatives, as applicable, and worked to provide termination benefits, including severance payments, job placement services and counseling services. While our restructuring actions were completed at all brands except Booking.com by mid-summer, because of the complex nature of employee reductions in certain jurisdictions, like the Netherlands, our restructuring actions at Booking.com were not completed until after year-end 2020. The pandemic greatly impacted our employees’ overall morale, as concerns about personal and family physical health were compounded by concerns for the travel industry’s future and one’s own financial health. However, management successfully guided the Company through these difficult decisions as shown by the results of our employee engagement surveys which demonstrate a committed and engaged workforce.

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Our efforts to emerge from the pandemic in a stronger position include, among other things, continued investments in the business, including our services, websites and apps, IT systems and cybersecurity, sustainability initiatives, collaboration and cooperation among our brands, and preparing new marketing plans to launch as appropriate. We continued to expand our payments platform at Booking.com with 22% of its 2020 gross bookings processed on its platform, which was up from over 15% in 2019. We continued to build towards our Connected Trip vision with Booking.com launching its flight product in the United States in the fourth quarter of 2020. We continued working to improve our offering in North America as we pursued our strategic priority to gain share in this important travel market. Although 2020 was a difficult year for the Company, the travel industry and the world, we are optimistic about the future and the Company’s long-term prospects for success, significantly because of management’s performance in response to the pandemic.

Stock Price

While our financial results were negatively impacted by the COVID-19 pandemic, during 2020, our stock price rebounded from the low price of $1,152 on March 23, 2020 to end the year with a closing price of $2,227 (an all-time high as of December 31, 2020), representing a 93% increase from the low point during the year and an 8% increase compared to the closing price of $2,054 on December 31, 2019. Further, our stock price increased 28% over the preceding three-year period from a closing price of $1,738 on December 31, 2017.

STOCK PRICE AS OF DECEMBER 31,

Stockholder Engagement

Through our stockholder engagement efforts and communications from our stockholders, we receive stockholder feedback on our compensation programs and practices and communicate that information to the Compensation Committee. During our fall 2020 stockholder outreach campaign, management engaged stockholders on several governance, sustainability, diversity, equity and inclusion and executive compensation topics, including soliciting input on the views of our stockholders on various compensation practices, the structure of our historical compensation program and potential modifications in light of the impact of the COVID-19 pandemic on our business. Stockholders generally expressed support for the following:

●

Customized 2020 compensation programs that balance the need to reward, motivate and retain executives with a recognition of the hardship faced by other stakeholders, including stockholders and employees as a result of the COVID-19 pandemic;

●

Flexibility in the metrics used in our compensation plans given how difficult forecasting has become, particularly in the travel industry;

●

The use of relative metrics such as relative TSR, especially to address the current unpredictability in our business; and

●

Detailed disclosure of the considerations and alternatives evaluated by the Compensation Committee in making 2020 compensation decisions to better understand the rationale for these decisions in light of the COVID-19 pandemic.

After engaging with approximately 20 of the Company’s largest stockholders (which represented approximately 37% of our total shares outstanding) as of September 30, 2020, management communicated the results of the engagement to the Compensation Committee as it was making its remaining 2020 executive compensation decisions in the fourth quarter of 2020 and first quarter of 2021.

2020 COVID-19 Pandemic Related Compensation Decisions

When the long-term impact of the COVID-19 pandemic on the Company became apparent and it was clear that the Company’s typical compensation plans would not serve to incentivize management performance, provide certain key

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elements of compensation or serve as a useful retention tool, the Compensation Committee embarked on an extensive process to develop a compensation program for our executive officers that would accomplish the objectives we aim to achieve with our compensation programs. See the Philosophy and Objectives section below. The process and reasoning that the Compensation Committee used to arrive at the 2020 compensation decisions for our NEOs is described in the Executive Summary - Stockholder Engagement, 2020 Executive Officer Compensation Program and 2020 Named Executive Officer Performance sections. In summary, this process resulted in 2020 compensation for our NEOs as follows:

●

Mr. Fogel voluntarily declined his salary beginning in March through the end of 2020 and Messrs. Goulden and Millones voluntarily reduced their salaries by 20% from June through the end of 2020;

●

Mr. Fogel received no bonus for 2020 and Messrs. Goulden and Millones received bonuses of 70% of their targets;

●

Mr. Fogel was awarded $7 million of RSUs and Mr. Millones was awarded $2.25 million of RSUs to constitute Messrs. Fogel’s and Millones’ long-term incentives for 2020 (which were both based on 50% of the grant date value of their respective 2019 PSU awards); and

●

In recognition of Mr. Goulden’s critical and expanding role in the Company’s strategy and finance transformation and his oversight of significant COVID-19-related efforts, Mr. Goulden was awarded a Strategic PSU (defined below) award with a nominal value of $10 million primarily for retention purposes and a Strategic PSU award with a nominal value of $7 million to constitute Mr. Goulden’s long-term incentive for 2020.

For a summary of certain compensation decisions taken in 2021 that may be useful for an understanding of the 2020 compensation decisions, see Certain 2021 Compensation Decisions - 2021 Equity Awards.

Philosophy and Objectives

For many years, the Compensation Committee has used the following guiding principles when setting executive compensation and establishing our executive compensation programs:

●

Performance-based: executive officers should be compensated primarily on performance.

●

Alignment with interests of stockholders: the programs should align the interests of executives with those of stockholders by incentivizing management through performance metrics that are likely to increase long-term stockholder value.

●

Retention: the programs should help us attract and retain key management talent.

●

Consistency: the programs should be consistent over time to enable executive officers to implement a long-term strategy and reward them if they achieve long-term results.

●

Business focused: the programs aim to compensate executive officers primarily for their management of the business and try to mitigate the impact of external factors, such as currency fluctuations.

●

Risk management: the programs should incentivize appropriate risk taking while deterring excessive or inappropriate risk taking.

Although the Company’s compensation programs were necessarily altered to address the extreme and unusual circumstances resulting from the COVID-19 pandemic, the Compensation Committee continued to look to these principles when determining executive compensation for 2020.

The Compensation Committee generally believes that our compensation program should provide an appropriate balance between short-term and long-term performance, with an emphasis on long-term performance. As a result, historically our senior executive compensation program has been designed to be weighted such that most of an executive’s potential compensation is delivered through our long-term equity incentive awards, which have been generally in the form of three-year performance share units (“PSUs”). The Compensation Committee believes that this approach focuses executives on long-term performance while encouraging responsible short-term decision-making to achieve sustainable revenue and earnings growth over time. However, as more fully explained below, due to our inability during 2020 to reasonably project future business performance (especially over a long-period such as three years) and thereby set appropriate financial performance goals for three-year PSUs, the Compensation Committee had to rethink the structure of our executive officer compensation programs for 2020.

Further, with the loss of value in the 2018 PSUs (as defined below) and the 2019 PSUs (as defined below) and the urgency of managing the Company through the pandemic, the Compensation Committee recognized that retention incentives were particularly important in 2020. This was especially true with respect to Mr. Goulden who joined the Company in 2018 and therefore had not yet experienced any PSU vesting.

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In addition, the Compensation Committee and management recognized and considered the extreme impacts of the pandemic on the Company’s stakeholders, including stockholders, employees, partners and customers. For example, although the Company’s stock price recovered and ended 2020 8% higher for the year, for much of 2020 the Company’s stock price was significantly below 2019 levels, which negatively impacted our stockholders. Further, the Company’s restructuring activities resulted in many lost jobs and other difficult circumstances for our employees. As a result, although the Compensation Committee recognized the strong performance of our executive officers, particularly in navigating the Company through the worst year for the travel industry in the jet-travel era, when making executive compensation decisions it had to balance that performance, market pay rates and retention incentives against the realities being experienced by many of our stakeholders.

Key Compensation Policies

The Compensation Committee continually reviews our executive officer compensation program and seeks the advice of Mercer, its independent compensation consultant, to ensure that it maintains compensation practices that are in the best interests of our stockholders. Although we changed certain aspects of our compensation programs as a result of the COVID-19 pandemic as described in this CD&A, our key compensation policies remained unchanged.

We do:	We do not:
Tie pay to performance.	Provide change in control severance tax gross-ups and do have a policy against future such arrangements.
Use “double triggers” in our severance agreements and equity awards.	Permit stock option repricing without stockholder approval.
Have significant stock ownership guidelines.	Provide significant executive-only perquisites.
Have a clawback policy.	Permit hedging or pledging of our stock by our directors and executive officers.
Conduct an annual risk assessment of our executive officer compensation program.
Cap the bonus pool from which senior executives’ individual cash bonuses are paid.
Conduct an annual stockholder engagement process.
Conduct formal executive succession planning.

Pay Elements

Under normal circumstances, we use different elements of our senior executive compensation program to serve different objectives and drive different behaviors, which thereby work together to achieve the objectives described above, as noted in the table below. While in general these principles continued to guide the Compensation Committee in its decision-making process in 2020, the Compensation Committee acted prudently to ensure the retention and appropriate compensation of the NEOs and therefore the 2020 pay elements were altered as described in 2020 Executive Officer Compensation Program.

Element	Purpose	Key Characteristics
Base Salary	Provide a level of economic security and stability so that executives can focus on meeting our objectives.

Determined by:

●

Information from the Compensation Peer Group described below;

●

Individual performance of the executive, including level of responsibility and breadth of knowledge; and

●

Internal review of the executive’s total compensation, both individually and relative to other senior executives.

Annual Cash Incentive Bonus Plan	Provide a meaningful annual cash bonus opportunity for meeting short-term objectives.	● Bonus pool determined by Company financial performance. ● Individual bonuses determined by a combination of Company financial performance and individual performance.

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Element	Purpose	Key Characteristics
Long-term Equity Incentives	Provide a significant compensation opportunity tied to long-term financial performance and increases in our stock price over a three-year period.

PSUs

●

Tied to our financial performance;

●

Number of shares ranges from zero to 2x the “target” grant, depending on our financial performance over the three-year period; and

●

Vest, subject to continued employment by us, on the three-year anniversary of the grant date.

RSUs

●

Generally used in connection with new hires or promotions to provide an additional retention incentive until the individual’s PSUs begin to vest.

Measuring Performance

At the beginning of 2020, prior to the global outbreak of COVID-19, we expected to measure NEO performance based on two financial metrics:

●

Compensation EBITDA is a non-GAAP financial measure based on our adjusted EBITDA, or adjusted earnings before interest, taxes, depreciation and amortization, as publicly reported in our earnings press releases (“Adjusted EBITDA”), further adjusted in various ways to ensure performance is measured on a basis consistent with how the performance targets were set and to reduce the risk that our compensation plan could incentivize inappropriate decision-making by management to achieve Compensation EBITDA targets.

●

Compensation Revenue is a non-GAAP financial measure that is the non-GAAP revenue included in the calculation of Compensation EBITDA.

For 2020, we had intended to use both of these metrics as the basis for our planned 2020 PSUs and 2020 senior management bonus plan. However, we ultimately did not grant the originally planned 2020 PSUs and the targets set for the 2020 senior management bonus plan prior to the COVID-19 outbreak became irrelevant shortly after they were set. In addition, the extreme impact of the COVID-19 pandemic on our business and the travel industry and the uncertainty of the speed and timing of any recovery from the pandemic made it impractical to set 2020 or long-term performance goals based on financial performance. As a result, these performance measures did not factor into the 2020 compensation of our named executive officers. Instead, 2020 performance of our named executive officers was evaluated by the Compensation Committee based on their individual performance managing the Company through the difficulties of 2020, which included an evaluation of financial performance in light of the COVID-19 pandemic, as well as the Company’s non-financial goals. These non-financial goals included, among other things, various cooperative goals among our brands, certain capital management goals and executive retention and succession planning objectives.

In addition, special PSU awards (the “Strategic PSUs”) were designed for Mr. Goulden due to the particularly critical role he plays in managing certain key initiatives of the Company and the need to successfully navigate through the pandemic while succeeding at these initiatives, as well as to provide important retention incentives for Mr. Goulden. The Compensation Committee established performance criteria for the Strategic PSUs based on achievement of the strategic goals. See below in section 2020 Executive Officer Compensation Program - Equity Incentives - Performance Share Units (PSUs) for a detailed explanation of the Strategic PSU vesting and stock price appreciation factor terms.

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2020 Executive Officer Compensation Program

Under normal circumstances, each year’s executive officer compensation program is established by March 4, when the year’s annual equity awards are typically granted. As part of establishing each annual program, the Compensation Committee reviews all compensation elements, including each executive officer’s base salary, annual cash incentive bonus plan opportunity and equity incentives, as well as payments that would be required under various severance and change in control scenarios. Given the unprecedented issues presented by the COVID-19 pandemic, the Compensation Committee made various 2020 compensation decisions throughout the year after having devoted significant time and effort deliberating the appropriate compensation decisions for the named executive officers. Management also conducted an outreach campaign with many of the Company’s largest stockholders in order to understand stockholder perspectives on executive compensation in this environment. Management gathered this input throughout the fall of 2020, shared this with the Compensation Committee and the Compensation Committee considered these perspectives when forming the compensation decisions for 2020. See Executive Summary - Stockholder Engagement for further details on what we heard from stockholders in 2020.

In making annual compensation decisions and recommendations, the Compensation Committee considers historical compensation, including the value of outstanding unvested equity awards, as well as information about market compensation from the Compensation Peer Group analysis described below and individual performance of the executive, including level of responsibility, potential for individual contribution and breadth of knowledge and expertise. Before giving final approval of the annual compensation of executive officers, the Compensation Committee and, with respect to our Chief Executive Officer, the Board, generally reviews a presentation of total compensation, a “tally sheet,” prepared by Mercer. The tally sheet summarizes each executive officer’s total “target” compensation for the applicable year and, using a year-end stock price, estimates the payments to be made to the executive officer under certain termination of employment and change in control scenarios. For 2020, as a result of the tally sheet analysis, the Compensation Committee did not make any adjustments to its recommendations. The relative importance of these factors varies depending on the individual executive, as well as the results of the annual review process and any promotion or other change in responsibility. The Compensation Committee ultimately exercises judgment and discretion when setting or recommending the compensation of our executive officers.

Due to the extreme impact of the COVID-19 pandemic on the Company’s business in 2020, the Compensation Committee believed it was prudent to adjust the 2020 executive compensation program. The compensation program that had originally been planned for 2020 quickly became obsolete and ineffective to support the purposes for which it was designed as discussed above.

Some of the unique issues faced by the travel industry and the Company in 2020 included:

●

World-wide travel restrictions;

●

Greater than 100% cancellation rates at times;

●

Unprecedented volumes of refund requests and the inability of many partners to provide those refunds;

●

Global change to a work-from-home environment in an extremely short time period, with attendant equipment, network and security issues and needs;

●

Unknown liquidity needs and uncertain financial market conditions and access to capital;

●

Employee morale and well-being issues resulting from isolation and personal challenges resulting from the pandemic, such as child-care issues;

●

Employee health issues, such as employees contracting the COVID-19 virus;

●

Undertaking large-scale restructurings amid all the other issues;

●

Dealing with resurgences of the virus and their effects on business activities; and

●

Higher level of employee attrition as technology companies that benefited from the pandemic, plus favorable capital markets in the second half of the year which benefited technology start-ups, led to increased efforts to attract away our best talent who were concerned about the future of the travel industry and ongoing restructuring efforts at the Company.

Management guided the Company through all of these issues and more, all while continuing to undertake product development, pursue strategic initiatives and prepare the Company for an uncertain recovery in one of the industries hit the hardest by the COVID-19 pandemic. Management’s tireless work and effective leadership during 2020 was taken into account by the Compensation Committee and the Board, as applicable, when making 2020 executive compensation decisions.

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2020 Base Salaries

Prior to the onset of the COVID-19 pandemic, the Compensation Committee made no changes to the base salaries of Messrs. Fogel, Goulden and Millones for 2020. However, in March 2020, when it was clear that the COVID-19 pandemic would severely disrupt the travel industry and our Company for the foreseeable future, our Board and our executive officers decided to take several cost-cutting measures, which included Mr. Fogel voluntarily declining his salary (subject to certain minimal amounts to cover benefit contributions and similar items) and the Board voluntarily declining their salary and cash retainers, in each case beginning in March 2020 for the remainder of 2020. Additionally, beginning on June 1, 2020, Messrs. Goulden and Millones voluntarily reduced their salaries by 20% for the remainder of 2020.

2020 Bonus Plan

In typical circumstances, the annual cash incentive bonus plan applicable to our executive officers provides for an aggregate “pool” based on our Compensation EBITDA and Compensation Revenue. The amount in the pool increases as our Compensation EBITDA and/or Compensation Revenue increase (until the cap on the pool is reached), and current executive officer individual cash bonuses are paid from this pool. However, although Company performance is a key factor in individual bonus payments for our executive officers, the Compensation Committee maintains discretion to adjust the aggregate pool and/or individual bonuses upwards or downwards as it deems appropriate.

The fundamental principle underlying our typical annual senior management bonus plan is that the bonus pool for senior executives, including our executive officers, would be meaningfully funded only if we had significant year-over-year earnings and/or revenue growth on a fixed currency basis, taking into account the size of our business, market expectations regarding our growth and our expectations regarding the growth of our markets. Further, our typical annual senior management bonus plan provides that the funding factor increases as Compensation EBITDA and Compensation Revenue, as applicable, increases. As a result, it would typically be unlikely that there would be meaningful funding for the bonus pool unless the Compensation EBITDA and Compensation Revenue performance demonstrate meaningful growth. Generally, in order for our senior executives to achieve their target annual bonus amounts, we must achieve a combination of Compensation EBITDA and Compensation Revenue growth that corresponds to a 1x bonus pool.

At the time of the outbreak, a 2020 senior management bonus plan had been established with Compensation EBITDA and Compensation Revenue targets.

However, soon after this plan was adopted, it quickly became apparent that the bonus plan funding would be significantly below target due to the impact of the pandemic on the Company’s results and operations. Therefore, the plan would no longer incentivize management performance or serve as a useful retention tool. As a result, the Compensation Committee determined to fund the senior management bonus pool at 70% of target (to provide funds for potential bonuses), without regard to the outcome of the bonus plan that was initially adopted and to determine whether to pay bonuses at all or in some degree in early 2021 after the Committee could evaluate management performance during 2020. The Compensation Committee believed that the 70% funding reflected the appropriate balance of the recognition of significant efforts and contributions during an unprecedented year and overall financial outcomes. It also enhanced retention at a time when the stock price had fallen precipitously, significantly reducing the ability of outstanding long-term incentives to retain top talent.

2020 Bonus Outcomes

Named Executive Officer	Base Salary	Bonus Target as a % of Base Salary	Actual 2020 Bonus Awarded
Glenn D. Fogel	$750,000	250%	$0
David I. Goulden	$600,000	210%	$882,000
Peter J. Millones	$530,000	190%	$704,900

The Compensation Committee made no changes to the target bonus percentages of the named executive officers for 2020. The 2020 bonus plan pool was funded at 70% of target, and Mr. Fogel recommended that he not receive a bonus for 2020, but that Messrs. Goulden and Millones receive 2020 bonuses. The Compensation Committee accepted Mr. Fogel’s recommendation and awarded Mr. Goulden a 2020 bonus of $882,000 and Mr. Millones a 2020 bonus of $704,900, in each case, representing 70% of their target bonus for the year. These bonuses were awarded after the Compensation Committee reviewed the performance of Messrs. Goulden and Millones, including a review of their contributions to the execution of the business priorities to address the pandemic and other non-financial goals and priorities. Although the Committee recognized

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the substantial contributions and leadership of Mr. Fogel during this challenging time, they decided no bonus was appropriate for Mr. Fogel in recognition of the hardship faced by other stakeholders, including stockholders and employees, as a result of the COVID-19 pandemic. See 2020 Named Executive Officer Performance for additional information on the NEOs’ contributions during 2020.

Equity Incentives

Under normal circumstances our long-term incentive program for our executive officers primarily consists of a three-year PSU award for each executive officer. As we began 2020, our intention was to continue this approach, and to measure performance over the three-year period from January 1, 2020 to December 31, 2022 based on a 50/50 weighting of Compensation EBITDA and Compensation Revenue targets. When the COVID-19 outbreak began to affect the global travel industry, the severity and duration of the pandemic were not immediately known. We first decided to temporarily delay granting our planned PSUs until we had a better sense of what the impacts of the COVID-19 outbreak might be and to potentially give us time to revisit the proposed performance targets. However, it then quickly became clear that the impacts of the COVID-19 pandemic would be severe and would likely persist for a significant time, and therefore it was not possible to set meaningful, three-year financial performance targets.

As a result, the Compensation Committee, management and Mercer immediately began exploring various alternatives to the planned PSUs for our executive officers. This process continued throughout 2020. Some of the alternatives considered by the Compensation Committee included:

●

PSUs subject to total shareholder return (TSR) or relative total shareholder return (rTSR) metrics;

●

PSUs based on strategic goals;

●

MSUs (market stock units);

●

Restricted Stock Units;

●

Stock Options; or

●

A combination of the above.

The various alternatives had positive and negative aspects. For example, certain potential alternatives, such as the rTSR PSUs, stock options and MSUs, would have resulted in significant financial costs to the Company due to the accounting treatment of such awards. Further, the Compensation Committee considered various potential award design details in addition to generally evaluating different award types, including the use of qualitative goals, widening performance bands, shortening performance periods and adding relative performance metrics.

In addition, the Company undertook an extensive stockholder engagement effort among the Company’s larger stockholders during the fall of 2020 with the specific objective of understanding the views of our stockholders with respect to executive compensation under the circumstances of COVID-19 and its impact on the Company. The feedback obtained, discussed above in Executive Summary - Stockholder Engagement, informed subsequent compensation decisions. Ultimately the Compensation Committee determined to proceed as described below.

Performance Share Units (PSUs)

The Compensation Committee engaged in robust and prolonged discussions to establish a 2020 long-term incentive program for all of the NEOs. During this process, the Compensation Committee determined to create a different structure for Messrs. Fogel and Millones than for Mr. Goulden.

Messrs. Fogel and Millones were not granted PSUs in 2020. Their 2020 long-term equity awards and the rationale for these decisions are described below under the section Restricted Stock Units (RSUs).

In 2020, the Compensation Committee granted Mr. Goulden Strategic PSUs based on the accomplishment of strategic goals unique to Mr. Goulden and stock price appreciation. Except for the Strategic PSUs granted to Mr. Goulden, the Company did not award PSUs to its executive officers in 2020 due to the inability to predict long-term financial results during the COVID-19 pandemic. Mr. Goulden received two Strategic PSU awards: one with a nominal value of $10 million in August 2020 (the “August PSU”) and one with a nominal value of $7 million in November 2020 (the “November PSU”). The Compensation Committee awarded the August PSU to Mr. Goulden primarily for retention purposes. At the time of the award of the Strategic PSUs, Mr. Goulden’s outstanding 2018 PSUs and 2019 PSUs (his first two PSU awards he was granted at the Company) were expected to result in the issuance of zero shares to Mr. Goulden. Further, Mr. Goulden (and Messrs. Fogel and Millones) had voluntarily refused to receive a bonus for 2019 as described in last year’s proxy statement notwithstanding the solid

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performance of the Company in 2019. As a result, the Compensation Committee felt that it was important to provide a strong retention incentive for Mr. Goulden given his importance to the organization, especially in the middle of the pandemic.

Mr. Goulden was awarded the November PSU as his annual 2020 long-term equity award. The Compensation Committee felt that these Strategic PSUs were appropriate for Mr. Goulden because (a) Mr. Goulden’s responsibilities within the organization had expanded as he plays a critical role in crafting the Company’s strategy, both before and after the onset of the COVID-19 pandemic and has specific responsibility for key Company initiatives designed to prepare the Company for emergence from the pandemic in a strong position; (b) he was overseeing the critical and complex global restructuring efforts resulting from the COVID-19 pandemic in addition to the Company’s global finance transformation efforts to strengthen our internal systems; (c) Mr. Goulden is a newer executive officer who has not been with the Company for long enough to have benefited from any long-term incentive payout, which is typically the vast majority of executive pay; (d) without these special awards, because of factors outside of his control, his projected compensation was well below what his outstanding performance should have yielded; and (e) we compete for leading finance talent with industries and other technology companies that have not been severely and negatively impacted by the COVID-19 pandemic and retention of Mr. Goulden, who has over 35 years of experience in the technology industry across a number of additional functions including Operations, Marketing, Strategy, Product Development and Corporate Development, is critically important during this time. The Compensation Committee therefore designed the Strategic PSUs to tie pay to performance by incentivizing achievement of the identified key Company initiatives and providing significant retention incentives and value for Mr. Goulden. Such a structure is consistent with the Company’s long-term practices of emphasizing long-term performance awards as the bulk of our executives’ potential pay. The Compensation Committee believes that achievement of all of the performance goals relating to the Strategic PSUs will result in significant financial and operational value to the Company and position the Company well for future success.

Mr. Goulden’s 2020 Strategic PSU performance goals relate to improvements and specific milestones in the areas of Real Estate (e.g., reduce the number of non-headquarters locations by at least 15%), Procurement (e.g., implement at least 10 company-wide purchase agreements that cover at least $5 million of annual spend), Restructuring, Talent-sourcing and Payments that can be objectively measured. Each 2020 Strategic PSU performance goal is designed so it can be measured at the end of 2022 as achieved or not, with the exception of the Payments goal which can be achieved partially or fully.

The performance goal thresholds for Mr. Goulden’s 2020 Strategic PSU awards are as follows:

The 2020 Strategic PSUs granted to Mr. Goulden are forfeitable if certain minimum performance thresholds are not achieved and have a maximum payout of 2x the number of “target” shares. The number of “target” shares was determined by taking the stated U.S. Dollar amount of the award established by the Compensation Committee and dividing that amount by the closing price of our common stock on the trading day immediately preceding the date of grant.

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Restricted Stock Units (RSUs)

Although for a number of years the primary equity component of our compensation program for senior executives has been PSUs, from time to time we have granted other equity awards to senior executives. In some cases, different kinds of equity awards have been used together with PSUs. For example, RSUs have been used in connection with the hiring of a new senior executive to provide retention incentives during the first years of employment to balance the uncertainty associated with the typical three-year cliff vesting and performance terms of the PSUs.

However, in 2020, after months of analysis and discussion of alternatives among the Compensation Committee, Mercer and management and following our fall 2020 stockholder engagement efforts, in December 2020 the Board and the Compensation Committee determined to award RSUs to Messrs. Fogel and Millones as the equity incentive component of their 2020 compensation. When making this decision, the Compensation Committee and the Board were guided by the compensation philosophy and other issues described above, including the impact of the COVID-19 pandemic on our stakeholders. Taking all of the circumstances into account, including wanting to provide meaningful compensation to Messrs. Fogel and Millones for their strong leadership during the pandemic, the Board determined that Messrs. Fogel and Millones would receive an amount of RSUs based on 50% of the grant date value of their 2019 PSU awards. As a result, Mr. Fogel was awarded $7 million of RSUs and Mr. Millones was awarded $2.25 million of RSUs. Subject to continued service to the Company, these awards will vest in three equal annual installments on the first, second and third anniversary of the December 2020 grant date.

Stock Options

We did not grant any stock options to our named executive officers in 2020.

Stockholder Dilution

Each year, in connection with the administration of our equity incentive plans and making equity award decisions for our named executive officers, the Compensation Committee reviews and considers the dilutive impact of such awards and all equity awards granted by the Company on our stockholders. This review has shown that stockholder dilution from our equity incentive programs, including our stock-based compensation expense as a percentage of year-end market capitalization, is consistently at or below the 25th percentile of the Compensation Peer Group.

2020 Named Executive Officer Performance

Mr. Fogel

For Mr. Fogel’s 2020 performance assessment, the Board and the Compensation Committee primarily considered his leadership during the pandemic. They also considered, among other things:

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Leadership through the COVID-19 pandemic, including the development and execution of the three-phase plan for the Company: Stabilize, Optimize and Position (for future growth);

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Our financial and operating performance, including industry-leading room nights, revenue and Adjusted EBITDA;

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Our progress on increased collaboration, cooperation and integration among our brands, in particular as Mr. Fogel performed the dual roles of Chief Executive Officer of the Company and Chief Executive Officer of Booking.com;

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His work with government leaders to ensure the Company is best positioned as the regulatory environment for digital commerce evolves;

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His strategic leadership and vision, including the continued development of our long-term Connected Trip strategy and progress against other strategic goals and initiatives;

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His strong working relationship with the management teams of our brands; and

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His healthy, open and constructive relationship with employees and the Board.

The Board and the Compensation Committee also considered a number of other subjective and qualitative factors in their evaluations of Mr. Fogel, such as his integrity, ethics, commitment, people management skills and investor and Board communication skills.

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Other Named Executive Officers

In evaluating Mr. Goulden’s 2020 performance, the Compensation Committee and Mr. Fogel primarily considered Mr. Goulden’s exceptional leadership and performance as Chief Financial Officer during the pandemic, as well as his strategic insight and advice throughout the COVID-19 pandemic crisis; his leadership of the successful debt offering in the second quarter; his leadership of the restructuring actions across the company; his oversight, management and strengthening of our finance department; his efforts to improve our systems and processes; his effective management of our liquidity and oversight of our treasury activities; his communications with the financial community; and his leadership in developing our financial plans during the COVID-19 pandemic crisis and our annual financial plan.

In evaluating Mr. Millones’ 2020 performance, the Compensation Committee and Mr. Fogel primarily considered Mr. Millones’ exceptional leadership and performance as General Counsel during the pandemic, as well as his management of our legal department, which included his oversight of the company’s successful appeal before the United States Supreme Court and oversight of the complex and time-sensitive legal decisions involving customer refund and cancellation requests around the globe during the early months of the pandemic; his contributions to improving our systems and processes, including global legal coordination and collaboration among our different brands on key issues; his oversight of our compliance department and efforts with ever-increasing regulatory and other legal requirements; his oversight of the Booking Holdings Human Resources function and its strong support and contributions to our brands in key areas; his strategic insight and advice; his oversight of our corporate governance practices; and his efforts to organize and assist with the Board’s activities.

Other Components of Executive Compensation

Change in Control Benefits

Our equity grants do not provide for “single trigger” accelerated vesting solely upon the occurrence of a change in control. Rather, acceleration will occur with respect to those grants only upon certain terminations of employment that occur coincident with or following a change in control or upon certain terminations of employment that occur independently from a change in control. As a general matter, upon a termination of employment by us “without cause” or by the employee on account of his death or disability (and in some circumstances, for “good reason”) that occurs coincident with or following a change in control, the vesting of outstanding equity will be accelerated to occur on the date on which the employee is terminated coincident with or following such change in control (on a pro-rata basis based on the portion of the performance period that has expired, except that in the case of death, full vesting will occur). Other than in the case of a termination due to death, our award agreements do not provide for full acceleration of the entire award in the event of a termination coincident with or following a change in control.

No excess parachute payment tax gross-ups

Section 4999 of the U.S. Internal Revenue Code provides that certain individuals may be subject to additional taxes if they receive certain payments of compensation or benefits in connection with a change of control (“excess parachute payments”), and Section 280G of the Internal Revenue Code provides that we may forfeit a tax deduction on the amounts subject to this additional tax. We have not provided for tax gross-ups in respect of Section 4999 in any new or materially modified compensatory arrangements with our executive officers for many years and none of our executive officers are entitled to tax gross-ups in respect of Section 4999. Further, the Compensation Committee has formally adopted a policy not to approve any Section 4999 tax gross-ups or similar tax reimbursement arrangements related to excess parachute payments in any new or materially modified compensatory arrangements with our directors or executive officers.

With respect to each of Messrs. Fogel, Goulden and Millones, if any payment made pursuant to his employment agreement would be an excess parachute payment, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute an excess parachute payment if such reduction would result in an increase in the aggregate payments and benefits to be provided to him, determined on an after-tax basis. See Potential Payments Upon a Change in Control and/or Termination beginning on page 75 for additional details.

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Severance Benefits

Severance arrangements and change-in-control provisions in our equity awards are designed to:

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encourage executives to remain focused on our business in the event of rumored or actual fundamental corporate change or changes in the organization or its employment needs and, if required, to provide assistance during any transition, and

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manage compensation-related risks and align the interests of executives and stockholders by incentivizing executives to manage the business and evaluate potential change in control transactions from the perspective of a stockholder.

Each of our NEOs is entitled to receive severance benefits upon, among other things, a termination “without cause” or, “for good reason.” The arrangements with our NEOs provide severance payments in an amount that the Compensation Committee believes is appropriate, taking into account, among other things, the time it is expected to take a separated employee to find another job and marketplace practices as well as the duration of non-competition agreements between us and our executive officers. The payments and other benefits are provided because the Compensation Committee considers a termination “without cause” or for “good reason,” not to be employee-initiated, that under different circumstances would not have occurred and which are beyond the control of the separated individual. The severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements beginning on page 70 for additional details.

Employee Benefits

Our health care and other insurance programs are generally the same for all eligible employees, including the named executive officers, depending on their geographic location. For all eligible U.S.-based employees and certain eligible employees based outside the United States, we maintain a 401(k) plan. The 401(k) plan in which our eligible named executive officers participate allows all eligible employees to contribute up to 75% of their eligible pay (generally base salary and bonus), up to limits imposed by the U.S. Internal Revenue Code, as pre-tax and/or Roth contributions. We make a cash matching contribution to this 401(k) plan for all participants, including those named executive officers who participate in the plan, of 50 cents on the dollar on the first 6% of eligible pay contributed to the plan. The 401(k) match made to each of the participating named executive officers is reflected in the All Other Compensation column of the Summary Compensation Table.

Perquisites

We do not maintain any material perquisites or personal benefits for any of the named executive officers, such as company planes, cars, security, financial services or country club memberships.

In connection with Mr. Fogel taking on the role of CEO of Booking.com in the Netherlands in 2019 in addition to his role as Chief Executive Officer of the Company, the Company agreed to provide certain benefits to Mr. Fogel to ensure that Mr. Fogel is not subject to adverse tax consequences and does not incur additional expenses as a result of serving as CEO of Booking.com. These benefits include tax equalization for any Dutch taxes owed as a result of performing his new role in the Netherlands, a housing allowance of €6,100 per month for accommodations in the Netherlands, supplemental international medical insurance, payments of legal fees incurred in connection with entering into a letter agreement that sets forth the terms of this arrangement and payment of costs for the preparation of his Dutch and U.S. tax returns. In 2020, Mr. Fogel received certain of these benefits only for the portion of the year prior to the outbreak of the COVID-19 pandemic, which prevented travel to the Netherlands for most of the year.

Certain 2021 Compensation Decisions

2018 and 2019 PSUs

The Company’s long-term incentive plans are the primary source of compensation for the Company’s executive officers. A key component of the structure of our long-term incentive plan is the layering of long-term equity awards so that our executive officers have the possibility of vesting each year in an award granted three years before based on meeting three-year performance goals. This structure provides a critical retention incentive for our executive officers. Before the

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outset of the pandemic in early March 2020, the Company’s long-term incentive plans, which are the primary source of compensation for the Company’s senior business leaders, including the NEOs, established in 2018 (consisting entirely of performance share units, the “2018 PSUs”) and in 2019 (consisting entirely of performance share units, the “2019 PSUs”) were projected to payout at 2x the number of “target” shares and 1x the number of “target” shares, respectively. Consistent with our historical practice, the 2018 PSUs and 2019 PSUs granted to the NEOs had a three-year performance period tied to Compensation EBITDA and were fully forfeitable if minimum performance targets were not met. Due to the impact of the pandemic on the travel industry and the Company’s business - specifically, the impact on Compensation EBITDA, the sole performance metric in the 2018 PSUs and 2019 PSUs - it became clear early in 2020 that the 2018 PSUs and 2019 PSUs would pay out at zero percent of their “target” values for the NEOs.

As part of the 2020 and 2021 compensation planning processes and as a result of the significant impact of the pandemic on the Company’s business and compensation programs, the Compensation Committee and management re-evaluated the Company’s executive officer compensation programs and considered numerous alternatives with respect to 2020 and 2021 executive officer compensation, as well as whether to make any adjustments to the 2018 PSUs and 2019 PSUs. As part of these efforts, management spoke with many of its largest stockholders to understand their views with respect to executive compensation under such unusual and difficult circumstances. Management gathered this input throughout the fall of 2020, shared this with the Compensation Committee and the Compensation Committee considered these perspectives when they evaluated the appropriate outcome for the 2018 PSUs and 2019 PSUs.

The Committee also considered the following:

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The extraordinary leadership of the NEOs in managing the Company through the unprecedented and extremely challenging year of the pandemic;

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The strong financial and operating performance of the Company prior to the pandemic and subsequent stock price recovery;

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The Company’s performance during 2020 amid and in response to the pandemic;

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The pay program disruptions resulting from the pandemic; and

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The critical retention incentives inherent in the Company’s PSU awards.

On January 28, 2021 the Board of Directors, on the recommendation of the Compensation Committee:

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Adjusted the terms of the NEOs’ 2018 PSU awards to set their payout at 1.33x the number of “target” shares underlying the grants, and

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Adjusted the terms of the NEOs’ 2019 PSU awards to set their payout at 0.33x the number of “target” shares underlying the grants.

In making the determination to fix the payout of the 2018 PSUs, the Board considered that there had been two years and two months of strong performance during the three-year performance period applicable to the 2018 PSUs, which had resulted in a projected payout of 2x the “target” number of shares prior to the pandemic. The Board believed that setting the 2018 PSUs payout at 1.33x was fair and appropriate under the circumstances because it represented two-thirds of the pre-COVID-19 projected payout (2 years of performance at 2x and 1 year at 0x). Similarly, in fixing the payout of the 2019 PSUs, the Board considered that there had been one year and two months of solid performance during the three-year performance period applicable to the 2019 PSUs, which had resulted in a projected payout of 1x the “target” number of shares prior to the pandemic. The Board believed that setting the 2019 PSUs payout at 0.33x was fair and appropriate under the circumstances because it represented one-third of the pre-COVID-19 projected payout (1 year of performance at 1x and 2 years at 0x).

In addition to the other reasons discussed in this proxy statement and the need to realign the compensation programs in light of the impact of the COVID-19 pandemic that were beyond management’s control, in making the decision to adjust the 2018 and 2019 PSUs, the Board and the Compensation Committee considered:

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The Company’s compensation philosophy of tying most of executive pay to performance and trying to design programs that compensate the NEOs based on management performance and not external factors;

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The fact that the NEOs elected not to receive 2019 bonuses to provide additional funding for bonuses for other employees;

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Executive retention risk and the expected length of the recovery of the Company’s business following the pandemic;

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The impact of COVID-19 on the Company’s employees, including the resulting reductions in force and other restructuring activities carried out by the Company; and

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The Company’s stock price performance and the desire to maintain alignment between management and stockholder interests.

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The vesting dates of the 2018 PSUs and the 2019 PSUs remained unchanged at March 2021 and March 2022, respectively, so that the NEOs must continue in service to the Company until those dates to receive shares under the awards, which helps address retention risk during the remaining vesting periods. Assuming the NEOs satisfy the foregoing service requirements (which they did with respect to the 2018 PSUs on March 4, 2021), the number of shares delivered (in the case of the 2018 PSUs) or to be delivered (in the case of the 2019 PSUs) to each of the NEOs under the 2018 PSUs and 2019 PSUs, respectively, are as follows: Mr. Fogel - 9,156 shares and 2,695 shares; Mr. Goulden - 2,943 shares and 866 shares; and Mr. Millones - 2,943 shares and 866 shares. While these actions did not completely address retention concerns because other industries and companies had not been hurt as hard by the pandemic as we were, the Board felt these decisions were an important step toward addressing retention and continuity risk. The Board also felt that fixing the vesting factors was an appropriate risk management decision to avoid any possibility that executives might be incentivized to take excessive business risks in an effort to create some value for these awards.

2021 Equity Awards

Unlike most companies, which typically grant executives service-based awards as well as performance-based awards (e.g. a mixture of RSUs and PSUs), the Company’s historical long-term incentive programs were based solely on PSUs (other than RSUs awarded in connection with promotions and new-hires), which were forfeitable if certain performance targets were not met, and so all of the long-term incentive awards were at risk for our executives. This issue, while understood previously, had not been considered a likely outcome and the Compensation Committee had focused more on its principle of tying pay to performance in structuring the program. With the outbreak of the COVID-19 pandemic, the extremely unlikely scenario that all of our NEOs’ long-term incentive awards would fail to pay out came to pass. In considering and making 2021 equity awards to our NEOs, which will be described in more detail in our 2022 proxy statement, the Compensation Committee modified the program to include a mix of RSUs and PSUs, in part to change this design feature of our historical long-term equity incentive program, as well as provide significant retention value as we continue to work through the extreme impact of the pandemic on our business. In addition, on a one-time basis, the Compensation Committee provided for certain additional shorter-term PSUs (1-year and 2-year PSUs) designed to increase the retention incentives for the NEOs during the period before the 3-year PSUs granted in 2021 vest in 2024 and to make it easier to set appropriate performance targets given the continued uncertainty resulting from the pandemic. The 2021 PSUs are structured with annual performance targets, and the 3-year PSUs with a relative Total Shareholder Return modifier, and the targets for years after 2021 will be set at the beginning of those years by the Compensation Committee. Collectively, the 2021 equity awards are meaningfully larger than our annual equity awards would have been without the issues resulting from the pandemic. Under all the circumstances, including the potential risk to stockholders if we were to lose the services of our NEOs during the remainder of the pandemic and the recovery, the Company’s industry being among the hardest hit and likely among the last to recover fully and the high demand our executives would be in should they decide to leave our service, the Board and the Compensation Committee, after receiving the advice of Mercer and taking into account the feedback of our stockholder engagement efforts, decided that these larger performance-based awards were appropriate and in the best interests of stockholders.

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How We Make Compensation Decisions

THE ROLE OF THE BOARD	THE ROLE OF MANAGEMENT

The Board meets at the beginning of each year with our Chief Executive Officer to agree upon his performance objectives (which generally are stated in terms of Company objectives) for the year. Generally and as deemed necessary or appropriate, our Chief Executive Officer and the Board review these objectives and the Company’s performance against them from time to time during the year.

At the beginning of the following year, our Chief Executive Officer presents to the Compensation Committee a summary of his and the Company’s performance over the past year. The Compensation Committee then meets in executive session without any members of management to review our Chief Executive Officer’s performance and develop recommendations for his compensation. The Compensation Committee chair also discusses our Chief Executive Officer’s performance with each member of the Board. The Board then meets in executive session (without our Chief Executive Officer) to discuss our Chief Executive Officer’s performance and the Compensation Committee’s compensation recommendations. The Board determines the review to be given to our Chief Executive Officer, the actual payout amount of his bonus for the prior fiscal year, and the target total compensation he will receive for the current year.

Our Chief Executive Officer, Chief Financial Officer and General Counsel provide significant input to help the Compensation Committee develop the structure of, and set performance metrics for, our annual performance-based bonus plan and annual equity grants. In particular, our Chief Executive Officer provides performance assessments and detailed compensation recommendations regarding our executive officers other than himself in executive session without other executive officers present. The Compensation Committee gives significant weight to our Chief Executive Officer’s judgment in these matters because he is in a unique position to assess the other executive officers’ performance and contributions to our business. The Compensation Committee is responsible for setting the Chief Executive Officer’s pay and assessing the performance of the Chief Executive Officer.

The Compensation Committee has delegated limited authority to the Chief Executive Officer, the Chief Financial Officer and the General Counsel to determine whether and to what extent certain equity awards held by non-executive officers may be settled, vested, canceled, forfeited, or surrendered pursuant to their terms. For instance, the Chief Executive Officer is authorized to determine whether an employee’s termination was, pursuant to the terms of the relevant agreement, “with cause” or “without cause.”

THE ROLE OF THE COMPENSATION CONSULTANT

The Compensation Committee engaged Mercer LLC, an outside global human resources consulting firm, to advise the Compensation Committee on our compensation program for the named executive officers. Mercer has been working with the Compensation Committee for approximately nineteen years in this capacity.

In addition to providing compensation program advice, Mercer has at times provided services to certain of our subsidiaries, including employee benefit plan consulting services and compensation benchmarking. An affiliate of Mercer provides insurance brokerage services to us, and another affiliate of Mercer has provided commercial consulting services to one of our subsidiaries. The aggregate fees paid by us and our subsidiaries to Mercer and its affiliates in 2020 are as follows:

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for advice regarding executive compensation, approximately $544,000

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for other services and compensation products, approximately $129,000

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for insurance brokerage services and consulting services to Mercer’s affiliates, approximately $4,332,000

Mercer’s affiliate was engaged to provide insurance brokerage services by the NCG Committee after the NCG Committee evaluated the relationship of Mercer’s affiliate with us and the Compensation Committee’s engagement of Mercer. The decision to engage Mercer’s other affiliate for consulting services was made by management of the relevant subsidiary. After reviewing information provided by Mercer regarding its independence and considering the independence factors prescribed by SEC rules, the Compensation Committee determined that Mercer was independent and did not find that any conflicts of interest existed in connection with the services Mercer performed for the Compensation Committee in 2020.

At the Compensation Committee’s direction, management generally provides Compensation Committee materials to Mercer and discusses materials and recommendations with Mercer in advance of each Compensation Committee meeting. Mercer

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generally attends Compensation Committee meetings to discuss these matters and, at the end of most meetings, meets in executive session with the Compensation Committee without management present.

With the support of the Compensation Committee, management regularly asks Mercer to provide calculations and market data to inform the Compensation Committee’s decision-making process. The Compensation Committee periodically requests management to seek Mercer’s input, analysis or recommendation with respect to a specific compensation practice, program or arrangement being considered by the Compensation Committee. The chair of the Compensation Committee and/or management may also independently seek Mercer’s advice on compensation-related matters.

During 2020, among other things, Mercer assisted the Compensation Committee on the following matters:

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Advised on the composition of the Compensation Peer Group;

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Prepared analyses of executive officer compensation levels as compared to the Compensation Peer Group, and made compensation recommendations;

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Evaluated the design and provided advice on the appropriateness of our 2020 Bonus Plan and long-term incentives

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Reviewed our non-employee director compensation program;

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Prepared tally sheets and IRC Section 280G analyses to determine “excess parachute payments;”

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Conducted our gender and racial pay equity analyses and our living-wage analysis; and

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Provided assistance in determining the “CEO Pay Ratio” that appears in this proxy statement.

Benchmarking and Target Compensation

In making compensation decisions, the Compensation Committee asked Mercer to compare each element of total compensation against a peer group of publicly-traded companies. The Compensation Committee reviews annually the appropriateness of the companies comprising the peer group. When determining the appropriate compensation peer group for 2020, the Compensation Committee looked closely at, among other things, companies included in the prior year’s peer group, as well as companies identified as peers by those companies. The primary characteristics used to evaluate which companies to include in the peer group were: industry, revenues and peers identified by our peers. In particular, the Compensation Committee sought to include internet merchandisers, online travel companies and other technology companies with revenues between one-half and two times our annual revenues. The Compensation Committee also included Alphabet, Amazon.com, Facebook and Microsoft because, although their revenues were more than two times our revenues, there were relatively few companies that otherwise met our criteria, we compete with them for executive talent and they, like us, are leading e-commerce or technology companies.

The Compensation Committee determined that the sixteen companies listed below, which are primarily internet services, technology, travel services and/or e-commerce companies and are the same companies used in 2019, would comprise the 2020 peer group (the “Compensation Peer Group”):

Activision Blizzard, Inc.	Expedia Group, Inc.	Microsoft Corporation
Adobe Inc.	Facebook, Inc.	Netflix, Inc.
Alphabet Inc.	IAC/InterActiveCorp	PayPal Holdings, Inc.
Amazon.com, Inc.	Intuit Inc.	salesforce.com, inc.
eBay Inc.	Qurate Retail Group	TripAdvisor, Inc.
Electronic Arts Inc.

Based on the four most recent quarters of data that were available at the time the Compensation Committee initiated its review (for most, but not all companies, the last three quarters of 2019 through the first quarter of 2020), our revenues ranked at approximately the 55th percentile of the Compensation Peer Group. The Compensation Committee generally considered “market” compensation to be between the 50th and the 75th percentile of executive pay for the Compensation Peer Group. In arriving at “market” compensation for the Compensation Peer Group, Mercer adjusted the competitive market data from the Compensation Peer Group to account for projected pay increases at those companies over the 2019-2020 time frame. The Compensation Committee uses the Compensation Peer Group data primarily to ensure that our executive compensation

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program as a whole is competitive. While the Compensation Peer Group provides the Compensation Committee with guidance and information, it does not dictate the named executive officers’ compensation and is not a substitute for the Compensation Committee’s own business judgment in establishing compensation for the named executive officers.

In general, we believe that target total compensation for our named executive officers approximates the market median. However, under normal circumstances we structure our compensation programs to be heavily performance-based, with below-market salaries, above-market target bonuses as a percentage of base salary and equity incentive awards (PSUs) that provide an opportunity to achieve above-market total compensation. As a result, we believe our compensation programs have been well-designed to reward our executive officers with above-market total compensation when we exceed our goals and below-market compensation when we underperform. Notwithstanding the foregoing, as described in more detail above, in 2020 our executive officer compensation programs were structured differently and ultimately did not target any particular market rate (though market data was considered when making compensation decisions), but rather were designed to address the unusual circumstances, risks and needs of the Company resulting from the COVID-19 pandemic and what the Compensation Committee and the Board felt was appropriate for our executive officers under such circumstances. For example, the Compensation Committee considered that we compete for executive talent with industries and other technology companies that were not as severely and negatively impacted by the COVID-19 pandemic.

2020 Say-on-Pay Advisory Vote on Executive Compensation Results and Consideration

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay” proposal). At our annual meeting of stockholders held in June 2020, 94.8% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in favor of approving the executive compensation described in our 2020 proxy statement. The Compensation Committee regards the results of the stockholder vote as an indication that our executive compensation practices effectively align executive compensation with stockholder interests and therefore did not implement any changes as a direct result of the vote. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when structuring and implementing compensation programs for executive officers.

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Executive Officers

Set forth below is biographical information as of March 31, 2021 for our current executive officers, other than Mr. Fogel, our Chief Executive Officer and President, whose biographical information can be found under Proposal 1 Election of Directors - Nominees for Election as Directors.

DAVID I. GOULDEN

Mr. Goulden has been our Executive Vice President and Chief Financial Officer since March 1, 2018 and has over 35 years of experience in the technology industry across a number of additional functions including Operations, Marketing, Strategy, Product Development and Corporate Development. Mr. Goulden joined us after leaving Dell Technologies in February 2018. Mr. Goulden also brings a significant amount of global management experience. He was previously President, Infrastructure Solutions Group at Dell Technologies, a position he held starting in 2016 when Dell acquired EMC Corporation. From January 2014 until EMC’s acquisition by Dell, Mr. Goulden was Chief Executive Officer of the EMC Information Infrastructure business, EMC’s largest business by revenue and employees, and where he was closely involved in the successful acquisition of EMC by Dell. Prior to his service in that role, he was President and Chief Operating Officer of EMC, responsible for overseeing engineering and product development, sales and customer operations, services, marketing, and G&A functions, since 2012. Mr. Goulden served as Chief Financial Officer of EMC from 2006 to 2014, responsible for financial operations of EMC’s consolidated businesses. Earlier in his career at EMC, Mr. Goulden led the company’s Sales and Customer Operations worldwide, including global sales in all theaters as well as global channels, alliance, and partners, and prior to that service he oversaw Marketing and New Business Development at EMC. Prior to joining EMC in 2002, Mr. Goulden served in various capacities at Getronics N.V., an information technology services company, most recently as a member of the board of management and President and Chief Operating Officer for the Americas and Asia Pacific. Mr. Goulden served on the board of directors of VMWare, a cloud infrastructure and business mobility company, from 2007 to 2014.

PETER J. MILLONES

Mr. Millones has been our General Counsel since January 2001, our Executive Vice President since April 2003 and our Corporate Secretary since March 2021. He previously served as our Vice President and Associate General Counsel from March 2000 to January 2001 and as our Corporate Secretary from January 2001 to April 2018. Prior to that, Mr. Millones was with the law firm of Latham & Watkins LLP. As part of his responsibilities, Mr. Millones oversees our executive compensation programs.

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Key Governance Matters

Stock Ownership Guidelines

Under our stock ownership guidelines, each current executive officer is required to own the number of shares of our common stock indicated below. For purposes of calculating stock owned under the stock ownership guidelines, shares owned outright by the executive officer are included, but unvested stock options, vested stock options that have not been exercised and unvested stock-based equity awards are not eligible to be considered. If an executive officer’s stock ownership does not meet the stock ownership guidelines, they are required to retain a minimum of 50% of the shares received on an after-tax basis from the exercise of stock options, the vesting of restricted shares or restricted stock units, performance share units or the settlement of any other stock-based equity award until the ownership target is reached. As of March 31, 2021, each current executive officer listed below was in compliance with the guidelines.

Name	Number of Shares Required to be Owned under our Stock Ownership Guidelines – the Lesser of:	Number of Shares Owned as of March 31, 2021	(1)	Value of Shares Owned as of March 31, 2021	(2)
Glenn D. Fogel, President and Chief Executive Officer	15,000 shares or shares valued at $5 million	40,005		$93,205,249
David I. Goulden, Executive Vice President and Chief Financial Officer	5,000 shares or shares valued at three times base salary	3,356		$7,818,943
Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary	5,000 shares or shares valued at three times base salary	11,047		$25,737,742
(1)

See Corporate Governance - Security Ownership of Certain Beneficial Owners and Management on page 40 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.

(2)

Based on the closing share price of $2,329.84 on March 31, 2021.

Our stock ownership guidelines also establish requirements for non-employee members of the Board, which are set forth under Non-Employee Director Compensation and Benefits on page 79. Our stock ownership guidelines are detailed in our Corporate Governance Principles, a copy of which is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.”

Short-Selling, Hedging and Pledging Prohibitions

It has been our long-standing policy to prohibit our executive officers, directors and employees from entering into hedging transactions with respect to our stock, speculating in our stock or engaging in short-term trading in our stock such as “day trading.” Such prohibited activity includes, but is not limited to, short selling (profiting if the market price of the securities decreases), buying or selling publicly traded options, including writing covered calls, buying our stock on margin (unless arrangements are made to cover any margin calls in cash) or arbitrage trading. We also do not permit our executive officers or directors to pledge any of our securities.

Pre-arranged Trading Plans

We encourage, but do not require, our executive officers to effect any disposal of shares of our common stock pursuant to a pre-arranged trading plan adopted in compliance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) and our internal guidelines. We have established guidelines for the adoption and implementation of 10b5-1 Plans by our directors and executive officers, including the following:

●

A 10b5-1 Plan must be adopted during an open trading window.

●

The first proposed sale under a 10b5-1 Plan generally cannot occur until the second trading day following the filing of the Form 10-Q or Form 10-K with the SEC, as applicable, during the first fiscal quarter following the fiscal quarter in which the plan is adopted.

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●

A 10b5-1 Plan must generally have a minimum of a one-year term. A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the chair of our Compensation Committee or, if such chair is unavailable, the chair of our Audit Committee.

●

Sales under a 10b5-1 Plan may occur during a closed trading window.

We reserve the right to modify the terms of our 10b5-1 guidelines at any time.

The following table summarizes the 10b5-1 Plans adopted by each of the named executive officers and directors that were in existence on March 31, 2021. The number of shares that are reflected as eligible for future sale in the table below reflects share amounts as of March 31, 2021 and excludes shares that may have been previously sold. It is provided as a summary only and does not set forth all the material terms and conditions of such 10b5-1 Plans.

Name and Principal Position	Total Shares Subject to Plan	Date of Adoption	End Date
Jeffery Boyd, Director	10,000	12/07/20	The earlier of the sale of all of the shares or May 12, 2022
Glenn D. Fogel, President and Chief Executive Officer	9,000	03/09/21	The earlier of the sale of all of the shares or July 15, 2022
David I. Goulden, Executive Vice President and Chief Financial Officer	2,196	03/09/21	The earlier of the sale of all of the shares or April 15, 2022
Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary	4,098	03/10/21	The earlier of the sale of all of the shares or November 15, 2022
	100% of the total “net” number (net amounts associated with any tax withholdings) of shares underlying restricted stock units granted in December 2020, and are issued at vesting in December 2021	03/10/21	The earlier of the sale of all of the shares or November 15, 2022

100% of the total “net” number (net amounts associated with any tax withholdings) of shares underlying restricted stock units and performance share units granted in March 2019 and March 2021, and are issued at vesting in March 2022

		03/10/21	The earlier of the sale of all of the shares or November 15, 2022

Consistent with our past practices, we intend to continue to provide a list of 10b5-1 Plans in existence for our named executive officers and directors on a quarterly basis following the closing of our trading window on our corporate website (www.bookingholdings.com) under the tab “For Investors.” We will also file a Current Report on Form 8-K promptly after the adoption of any 10b5-1 Plan by our Chief Executive Officer or Chief Financial Officer.

Equity Award Dates

The Compensation Committee selected March 4, May 12, August 12 and November 12 as the dates of grant for equity awards (to the extent the Compensation Committee authorizes any awards) to executive officers and other employees in 2021. In addition, the Board granted RSUs to Messrs. Fogel and Millones on December 18, 2020, as described above. The Compensation Committee (or the Board) reserves the right to adjust dates in advance or select additional grant dates in its sole discretion. All grants are or will be, as applicable, approved in advance by the Compensation Committee (or the Board) or, on an exception basis, the chair of the Compensation Committee.

Clawbacks

Effective as of February 7, 2013, we adopted a policy with respect to the “clawback” of executive compensation pending adoption by the SEC and The Nasdaq Stock Market of final rules on the matter. In general and subject to the terms and conditions of the policy, the policy provides that under certain circumstances where an executive officer has engaged in misconduct that has resulted in the executive receiving excessive incentive-based compensation, the Board may seek recovery of such excessive incentive-based compensation.

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Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Mirian M. Graddick-Weir, Chair
Timothy M. Armstrong
Robert J. Mylod Jr.
Lynn M. Vojvodich

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Summary Compensation Table

The following table shows compensation earned during 2020, 2019 and 2018 by the persons who served as our Chief Executive Officer and our Chief Financial Officer during 2020 and the next most highly-compensated executive officer. These individuals are referred to as the “named executive officers.” These three individuals were our only executive officers for purposes of Exchange Act Rule 3b-7 during 2020. Titles shown in the table are titles held as of December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Glenn D. Fogel President and Chief Executive Officer	2020	163,850	0	(2)	6,954,041	—	—	(2)	30,707	(5)	7,148,598
	2019	750,000	—		14,000,605	—	0	(3)	17,921		14,768,526
	2018	750,000	—		14,000,610	—	5,700,000	(4)	8,574		20,459,184
David I. Goulden Executive Vice President and Chief Financial Officer	2020	530,000	882,000	(6)	22,578,057	—	—		8,838	(5)	23,998,895
	2019	600,000	—		4,499,460	—	0	(3)	8,739		5,108,199
	2018	500,000	500,000	(7)	10,801,458	—	2,500,000	(4)	13,522		14,314,980
Peter J. Millones Executive Vice President, General Counsel and Corporate Secretary	2020	468,167	704,900	(6)	2,236,127	—	—		8,838	(5)	3,418,032
	2019	530,000	—		4,499,460	—	0	(3)	8,790		5,038,250
	2018	496,667	—		4,500,777	—	1,425,000	(4)	8,574		6,431,018
(1)

Represents the aggregate grant date fair value of (a) PSUs granted to Mr. Goulden in 2020, (b) RSUs granted to Messrs. Fogel and Millones in 2020, (c) PSUs granted to Messrs. Fogel, Goulden and Millones in 2019, (d) PSUs granted to Messrs. Fogel, Goulden and Millones in 2018, and (e) RSUs granted to Mr. Goulden in 2018, in each case computed in accordance with FASB ASC Topic 718. The grant date fair value for the PSUs granted on August 12, 2020 to Mr. Goulden was calculated using the target number of shares multiplied by $1,805.10, the closing price of our common stock on August 11, 2020, plus the grant date fair value of the market condition component of the award. Such valuation was determined as of August 11, 2020 using Monte Carlo simulations. The grant date fair value for the PSUs granted on November 12, 2020 to Mr. Goulden was calculated using the target number of shares multiplied by $2,000.02, the closing price of our common stock on November 11, 2020, plus the fair value of the market condition component of the award. Such valuation was determined as of November 11, 2020 using Monte Carlo simulations. The maximum number of shares that could be issued to Mr. Goulden under the August 2020 and November 2020 PSU awards is 2 times the “target” number of shares subject to the award, which would result in a value of $18,144,109 and $12,934,110, respectively, based on the stock price and fair value of the market condition component used to determine the aggregate grant date fair value of the awards using Monte Carlo simulations. For PSUs granted to Messrs. Fogel, Goulden and Millones in 2019, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. The maximum number of shares that could be issued to Messrs. Fogel, Goulden and Millones under the 2019 PSU awards is 2 times the “target” number of shares subject to the award, which would result in a value of $28,001,210, $8,998,920 and $8,998,920, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. For PSUs granted to Messrs. Fogel, Goulden and Millones in 2018, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. The maximum number of shares that could be issued to Messrs. Fogel, Goulden and Millones under the 2018 PSU awards is 2 times the “target” number of shares subject to the award, which would result in a value of $28,001,220, $9,001,554 and $9,001,554, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. The amounts in this column reflect our estimate of the payout for these awards, as of the date of grant, and do not correspond to the actual value, if any, that will be recognized by the named executive officers. For additional information, please refer to Notes 2 and 4 of our Consolidated Financial Statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)

There was no bonus paid to Mr. Fogel in 2020. See 2020 Executive Officer Compensation Program-2020 Bonus Outcomes.

(3)

There were no bonuses paid to Mr. Fogel, Mr. Goulden or Mr. Millones under the 2019 Bonus Plan.

(4)

Represents 2018 cash awards paid in 2019 under the 2018 Bonus Plan.

(5)

With respect to Messrs. Fogel, Goulden and Millones, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2020 with respect to life insurance and accidental death and dismemberment insurance for the benefit of such named executive officer and matching contributions made by us for each such individual to our 401(k) plan for fiscal year 2020. For Mr. Fogel, the amount also includes the reimbursement for a housing allowance ($20,226) and our payment of supplemental medical insurance benefit premium ($5,277) as provided in his letter agreement that was entered into in connection with his assumption of the Chief Executive Officer of Booking.com position in 2019.

(6)

Mr. Goulden and Mr. Millones each received a bonus representing 70% of bonus target as a percentage of their respective base salaries. See 2020 Executive Officer Compensation Program-2020 Bonus Outcomes.

(7)

Represents the sign-on bonus Mr. Goulden received when he became the Company’s Executive Vice President and Chief Financial Officer on March 1, 2018.

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Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to our named executive officers in 2020. The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the “target” cash payouts under the 2020 Bonus Plan at the time the plan was adopted. Actual payouts were made in March 2021 and can be found in the Summary Compensation Table in the column entitled “Bonus” for the 2020 fiscal year.

Name	Grant Date	Date Grant Approved	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Glenn D. Fogel	12/18/2020	12/18/2020							3,312	6,954,041
	—	—	—	1,875,000	—
David I. Goulden	08/12/2020	08/10/2020				0	5,540	11,080		13,143,982
	11/12/2020	11/10/2020				0	3,500	7,000		9,434,075
	—	—	—	1,260,000	—
Peter J. Millones	12/18/2020	12/18/2020							1,065	2,236,127
	—	—	—	1,007,000	—
(1)

These columns show the target amount, at the time the 2020 Bonus Plan was adopted, of the payout for each named executive officer under the 2020 Bonus Plan. The actual payments for 2020 for each named executive officer are included in the column entitled “Non-equity Incentive Plan Compensation” of the Summary Compensation Table. Although the Board and the Compensation Committee believed that our current executive officers performed well in 2020, as discussed above, Mr. Fogel recommended, and the Board and the Compensation Committee agreed, that Mr. Fogel would not receive a cash bonus under the 2020 Bonus Plan. The business measurements and performance goals for determining the payouts under the 2020 Bonus Plan are described in the Compensation Discussion and Analysis beginning on page 51.

(2)

These columns show the “Threshold,” “Target” and “Maximum” number of shares of our common stock that could be issued in connection with PSUs granted in 2020 under our 1999 Omnibus Plan. The performance period commenced on the applicable Grant Date and ends on December 31, 2022. The performance criteria for determining the number of shares of our common stock to be issued, if any, in connection with the PSUs are described in the Compensation Discussion and Analysis beginning on page 52.

(3)

Represents the aggregate grant date fair value of PSUs and RSUs granted to the named executive officers, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the full amount that we would expense in our financial statements over the award’s vesting schedule. The grant date fair value for the PSUs granted on August 12, 2020 to Mr. Goulden was calculated using the target number of shares multiplied by $1,805.10, the closing price of our common stock on August 11, 2020, plus the grant date fair value of the market condition component of the award. Such valuation was determined as of August 11, 2020 using Monte Carlo simulations. The grant date fair value for the PSUs granted on November 12, 2020 to Mr. Goulden was calculated using the target number of shares multiplied by $2,000.02, the closing price of our common stock on November 11, 2020, plus the grant date fair value of the market condition component of the award. Such valuation was determined as of November 11, 2020 using Monte Carlo simulations. The grant date fair value for the RSUs granted on December 18, 2020 to Messrs. Fogel and Millones was calculated using the granted number of shares multiplied by the share price of $2,099.65, which was the closing price of our common stock on December 18, 2020, the grant date. As of the applicable grant date, the estimated probable number of shares that will be issued in connection with the PSUs at the end of the performance period is the “target” grant amount. The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the performance period. The nominal values of the PSUs awarded to Mr. Goulden in August 2020 and November 2020 are $10 million and $7 million, respectively. For additional information, please refer to Notes 2 and 4 of our Consolidated Financial Statements for the year ended December 31, 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2020.

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Outstanding Equity Awards at 2020
Fiscal Year-End Table

The following table provides information on the holdings of stock awards by our named executive officers at fiscal year-end 2020, including any unvested RSUs and/or unvested PSUs with performance and/or service conditions that have not yet been satisfied as of December 31, 2020. There are no unexercised stock option awards, either vested or unvested, held by our named executive officers. The market value of the stock awards is based on the closing per share market price of our common stock on December 31, 2020, which was $2,227.27.

Name	Stock Awards
	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Glenn D. Fogel	3,312	(1)	7,376,718	11,851	(2)	26,395,377
David I. Goulden	1,032	(3)	2,298,543	12,849	(4)	28,618,192
Peter J. Millones	1,065	(5)	2,372,043	3,809	(6)	8,483,671
(1)

Represents the number of shares of our common stock subject to RSUs granted to Mr. Fogel in December 2020 that are scheduled to vest ratably on December 18, 2021, December 18, 2022 and December 18, 2023, respectively.

(2)

Includes 9,156 shares for which the performance period commenced on January 1, 2018 and ended on December 31, 2020 and which vested at 1.33 times the target number of shares and were issued on March 4, 2021, and 2,695 shares for which the performance period commenced on January 1, 2019 and ends on December 31, 2021 and which represents 0.33 times the target number of shares of our common stock that will be issued in March 2022 following the end of the performance period in connection with the PSUs, subject to Mr. Fogel’s continuous employment until such date. The actual number of shares to be issued for the two grants are being reported based on adjustments that were approved by the Board of Directors in January 2021 subject to continued employment by us.

(3)

Represents, pursuant to RSUs granted to Mr. Goulden in March 2018, 1,032 shares of our common stock that vested and were issued on March 4, 2021.

(4)

Includes 2,943 shares for which the performance period commenced on January 1, 2018 and ended on December 31, 2020 and which vested at 1.33 times the target number of shares and were issued on March 4, 2021, and 866 shares for which the performance period commenced on January 1, 2019 and ends on December 31, 2021 and which represents 0.33 times the target number of shares of our common stock that will be issued in March 2022 following the end of the performance period in connection with the PSUs, subject to Mr. Goulden’s continuous employment until such date. The actual number of shares to be issued for these two grants are being reported based on adjustments that were approved by the Board of Directors in January 2021 subject to continued employment by us. Also includes 9,040 shares for which the performance period commenced on the applicable date of grant (i.e., August 12, 2020 or November 12, 2020) and ends on December 31, 2022 and which represents the target number of shares of our common stock that may be issued following the end of the performance period in connection with the PSUs. The actual number of shares to be issued for each of these grants made in 2020, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable performance period.

(5)

Represents the number of shares of our common stock subject to RSUs granted to Mr. Millones in December 2020 that are scheduled to vest ratably on December 18, 2021, December 18, 2022 and December 18, 2023, respectively.

(6)

Includes 2,943 shares for which the performance period commenced on January 1, 2018 and ended on December 31, 2020 and which vested at 1.33 times the target number of shares and were issued on March 4, 2021, and 866 shares for which the performance period commenced on January 1, 2019 and ends on December 31, 2021 and which represents 0.33 times the target number of shares of our common stock that will be issued in March 2022 following the end of the performance period in connection with the PSUs, subject to Mr. Millones’ continuous employment until such date. The actual number of shares to be issued for the two grants are being reported based on adjustments that were approved by the Board of Directors in January 2021 subject to continued employment by us.

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Option Exercises and Stock Vested Table

The following table contains information about the vesting of stock awards held by our named executive officers in 2020. There were no options exercised by our named executive officers in 2020.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Glenn D. Fogel	17,388	29,264,352(1)
David I. Goulden	1,033	1,738,560(1)
Peter J. Millones	4,293	7,225,205(1)
(1) Reflects vesting of PSUs and RSUs in March 2020 with a per share market price of $1,683.02, the closing price of our common stock on March 3, 2020.

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Employment Contracts, Termination of Employment and Change in Control Arrangements

We have an employment agreement with each of our named executive officers. The agreements are of varying duration and generally provide for minimum annual base salaries. In addition, most of the agreements provide that each executive will be eligible to participate at a level commensurate with his or her position in our annual bonus and long-term compensation plans generally made available to our senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to our other comparable senior executives. A summary is provided below of each named executive officer’s employment agreement followed by a summary of the material terms of any equity instruments held by such executive outstanding at December 31, 2020 that provide for accelerated vesting (or similar provisions) upon a change in control or termination.

Mr. Fogel

Employment Agreement

Effective January 1, 2017, Mr. Fogel became our President and Chief Executive Officer and was appointed to the Board. On December 15, 2016, we entered into an employment agreement with Mr. Fogel effective January 1, 2017 in connection with his appointment as our President and Chief Executive Officer and as a member of the Board. In connection with Mr. Fogel taking on the additional roles of Chief Executive Officer and director of Booking.com in 2019, we amended and supplemented this agreement with a Letter Agreement, dated October 24, 2019. In addition to providing that Mr. Fogel will serve in the additional roles until the earliest of (a) the termination of his employment with us, (b) his removal pursuant to Booking.com’s Articles of Association and (c) his resignation from either or both such positions, this amendment provides certain benefits to Mr. Fogel to ensure that Mr. Fogel is not subject to adverse tax consequences and does not incur additional expenses as a result of serving as Chief Executive Officer of Booking.com. Further, under the amendment, in the event Mr. Fogel terminates his employment with us, he agrees that he will voluntarily resign from his positions with Booking.com. See Other Components of Executive Compensation - Perquisites for a description of the benefits provided under this amendment.

Term

Mr. Fogel’s employment agreement has an initial three-year term that began on January 1, 2017, which is terminable by either party upon ninety days’ written notice. The three-year initial term is automatically extended for additional one year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the initial three-year term or the then-current one year additional period that the employment agreement will not be extended.

Termination without “Cause” or for “Good Reason”

In the event of a termination of Mr. Fogel’s employment without “Cause” (as defined in the agreement) or by Mr. Fogel for “Good Reason” (as defined in the agreement), Mr. Fogel will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

1.

two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;

2.

if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and

3.

continuation for eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

If Mr. Fogel’s employment is terminated without “Cause” or by Mr. Fogel for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control” (as defined in the agreement), instead of the above severance compensation and benefits, Mr. Fogel will be entitled to the following severance compensation and benefits, subject to his executing and not revoking a release:

1.

three times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 36-month period following his termination of employment;

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2.

if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and

3.

continuation for up to eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

Termination as the Result of Death or “Disability”

In the event of a termination of Mr. Fogel’s employment as the result of his death or “Disability,” (as defined in the agreement), Mr. Fogel’s heirs will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Fogel, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Fogel’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Fogel were our employee.

Other

In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Fogel determined on an after tax basis. Concurrently with entering into the employment agreement, Mr. Fogel also entered into a separate non-competition and non-solicitation agreement with us pursuant to which Mr. Fogel is subject to one-year non-competition and non-solicitation obligations following Mr. Fogel’s termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Fogel in March 2019 and 2018 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Fogel would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of death or “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of days that had elapsed since March 4, 2019 or March 4, 2018, as applicable, (the grant dates of such PSUs) as of the date of his termination of service) of Mr. Fogel’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported.

If a “Change in Control” occurs prior to March 4, 2022 or March 4, 2021, as applicable, and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of days that had elapsed since March 4, 2019 or March 4, 2018, as applicable, (the grant dates of such PSUs) as of the effective date of the “Change in Control”) of Mr. Fogel’s “target” PSU grant and the performance multiplier could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported; and Mr. Fogel would also receive a pro-rata portion of Mr. Fogel’s “target” PSU grant (based on the number of days that had elapsed since the effective date of the “Change in Control” as of the date of his termination) without the application of the performance multiplier.

In January 2021, the Board adjusted the terms of the PSUs granted to Mr. Fogel in March 2019 and 2018 to set the PSU performance multiplier at 0.33x and 1.33x, respectively, and such fixed multiplier is reflected in the figures reported in the tables under Potential Payments Upon a Change in Control and/or Termination.

RSUs

The RSUs granted to Mr. Fogel in December 2020 provide for full vesting upon a termination of service as the result of his death and pro rata vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of “Disability,” in each case based on the number of days elapsed from December 18, 2020 (the grant date of such RSU) or the anniversary of the grant date that immediately precedes the date of termination, whichever applies, through and including the date of termination.

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Mr. Goulden

Employment Agreement

Effective March 1, 2018, Mr. Goulden became our Executive Vice President and Chief Financial Officer. On January 19, 2018, we entered into an employment agreement with Mr. Goulden, effective March 1, 2018 in connection with his appointment as Executive Vice President and Chief Financial Officer.

Term

Mr. Goulden’s employment agreement has an initial three-year term beginning March 1, 2018, which is terminable by either party upon ninety days’ written notice. The three-year initial term is automatically extended for additional one year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the initial three-year term or the then-current one year additional period that the employment agreement will not be extended.

Termination without “Cause,” for “Good Reason”

In the event of a termination of Mr. Goulden’s employment without “Cause” (as defined in the agreement) or by Mr. Goulden for “Good Reason” (as defined in the agreement), subject to his executing and not revoking a release, Mr. Goulden will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

1.

one times the sum of his base salary and target bonus, paid over a 12-month period following his termination of employment;

2.

if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and

3.

continuation for twelve months following termination of employment of group health insurance benefits as if Mr. Goulden were our employee.

If Mr. Goulden’s employment is terminated without “Cause” or by Mr. Goulden for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control” (as defined in the agreement), instead of the above severance compensation and benefits, Mr. Goulden will be entitled to the following severance compensation and benefits, subject to his executing and not revoking a release:

1.

two times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 24-month period following his termination of employment;

2.

if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and

3.

continuation for up to twelve months following termination of employment of group health insurance benefits as if Mr. Goulden were our employee.

Termination as the Result of Death or “Disability”

In the event of a termination of Mr. Goulden’s employment as the result of his death or “Disability,” (as defined in the agreement), Mr. Goulden’s heirs will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Goulden, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Goulden’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Goulden were our employee.

Other

In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Goulden determined on an after tax basis. Concurrently with entering into the employment agreement, Mr. Goulden also entered into a separate non-competition and non-solicitation agreement with us pursuant to which Mr. Goulden is subject to one-year non-competition and non-solicitation obligations following Mr. Goulden’s termination of employment with us.

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Equity Instruments

PSUs

The PSUs granted to Mr. Goulden in March 2019 and 2018 would be treated in the same fashion as the PSUs held by Mr. Fogel described above under Mr. Fogel - Equity Instruments.

The PSUs granted to Mr. Goulden in August and November 2020 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Goulden would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

Upon a termination of service without “Cause,” for “Good Reason,“or as the result of “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to a pro rata portion (based on the number of days that had elapsed since August 12, 2020 or November 12, 2020, as applicable (the grant dates of such PSUs) as of the date of his termination of service) of Mr. Goulden’s “target” PSU grant and could range from 1x to 2x, depending on Mr. Goulden’s performance prior to the date of his termination and the stock price appreciation that had occurred between August 12, 2020 or November 12, 2020, as applicable, and the date of his termination.

Upon a termination of service as the result of death that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to Mr. Goulden’s “target” PSU grant and could range from 1x to 2x, depending on Mr. Goulden’s performance prior to the date of his death and the stock price appreciation that had occurred between August 12, 2020 or November 12, 2020, as applicable (the grant dates of such PSUs), and the date of his death.

If a “Change in Control” occurs prior to March 4, 2023 and Mr. Goulden’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to a pro rata portion (based on the number of days that had elapsed since August 12, 2020 or November 12, 2020, as applicable (the grant dates of such PSUs) as of the effective date of the “Change in Control”) of Mr. Goulden’s “target” PSU grant and the performance multiplier could range from 1x to 2x, depending on Mr. Goulden’s performance prior to the effective date of the “Change in Control” and the stock price appreciation that had occurred between August 12, 2020 or November 12, 2020, as applicable, and the effective date of the “Change in Control.” Mr. Goulden would also receive a pro rata portion of Mr. Goulden’s “target” PSU grant (based on the number of days that had elapsed since the effective date of the “Change in Control” as of the date of his termination (or, in the case of a termination of service as a result of death, March 4, 2023)) without the application of the performance multiplier.

RSUs

The RSUs granted to Mr. Goulden in March 2018 provide for pro-rata vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability,” in each case based on the number of days elapsed from March 4, 2018 (the grant date of such RSUs) or the anniversary of the grant date that immediately precedes the date of termination, whichever applies, through and including the date of termination.

Mr. Millones

Employment Agreement

Termination without “Cause” or for “Good Reason”

In the event of a termination of Mr. Millones’ employment by us without “Cause” (as defined in the agreement with Mr. Millones) or by Mr. Millones for “Good Reason” (as defined in the agreement), Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

1.

two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

2.

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

3.

continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee (in the event of a “Change in Control,” as defined in the agreement, continuation of benefits is for two years following the termination of employment).

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Termination as a Result of Death or “Disability”

In the event of a termination of Mr. Millones’ employment as a result of death or “Disability” (as defined in such agreement), Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, in the event of termination as a result of death, continuation for one year following termination of employment of group health insurance benefits for Mr. Millones’ dependents as if he were our employee, and in the event of termination as a result of “Disability,” continuation for one year following termination of employment of group health, life and disability insurance benefits, as if he were our employee.

Other

Mr. Millones’ employment agreement provides that, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Millones determined on an after tax basis. Mr. Millones entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Millones is subject to one-year non-competition and non-solicitation obligations following Mr. Millones’ termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Millones in March 2019 and 2018, respectively, would be treated in the same fashion as the PSUs held by Mr. Fogel described above under Mr. Fogel - Equity Instruments.

RSUs

The RSUs granted to Mr. Millones in December 2020 would be treated in the same fashion as the RSUs held by Mr. Fogel described above under Mr. Fogel - Equity Instruments.

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Potential Payments Upon a Change in Control and/or Termination

The following tables estimate the payments required to be made to each named executive officer in connection with a termination of his or her employment upon specified events or a change in control, assuming a $2,227.27 per share price for our common stock (the closing market price on December 31, 2020). The amounts shown also assume that the termination or change in control was effective December 31, 2020, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers. Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2021, 2021 changes in the cost of health benefit plans, equity grants made in 2021 or the unvested pro-rata portion of equity awards for which the performance or vesting period extends beyond December 31, 2020. However, amounts shown do reflect incremental amounts due to the named executive officer upon or as a result of the specified event. The actual amounts paid can only be determined at the time of the termination of the named executive officer’s employment or a change in control. The terms “Cause,” “Good Reason,” and “Disability,” as applicable, have the meanings in the individual employment agreements or equity instruments described above. In the event of voluntary resignation or retirement where the person’s last date of employment was December 31, 2020, the named executive officer would only receive his or her accrued but unpaid salary through the termination date of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements above for more information.

Mr. Fogel

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	5,250,000	5,250,000	7,875,000	—	0	0
Pro-Rated Bonus	1,875,000	1,875,000	1,875,000	—	1,875,000	1,875,000
Equity and Benefits:
Performance Share Units	22,903,212	22,903,212	22,903,212	—	22,903,212	22,903,212
Restricted Stock/RSUs	94,314	94,314	94,314	0	7,376,718	94,314
Stock Options	0	0	0	0	0	0
Health/Welfare(1)	29,644	29,644	29,644	—	19,763	20,089
Tax Gross-up	0	0	0	0	0	0
TOTAL	30,152,170	30,152,170	32,777,170	—	32,174,693	24,892,615
(1)

Benefit amounts are based on 2020 annual premiums paid by the Company for medical, dental and vision coverage. In the case of termination due to Disability, Mr. Fogel would be eligible for an additional $326 for group life and disability insurance benefits (based on 2020 annual premiums paid by the Company).

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Mr. Goulden

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	1,860,000	1,860,000	3,720,000	—	0	0
Pro-Rated Bonus	1,260,000	1,260,000	1,260,000	—	1,260,000	1,260,000
Equity and Benefits:
Performance Share Units	9,701,227	9,701,227	9,701,227	—	27,496,874	9,701,227
Restricted Stock/RSUs	1,908,105	1,908,105	1,908,105	—	1,908,105	1,908,105
Stock Options	0	0	0	0	0	0
Health/Welfare(1)	16,589	16,589	16,589	—	16,589	16,915
Tax Gross-up	0	0	0	0	0	0
TOTAL	14,745,921	14,745,921	16,605,921	—	30,681,568	12,886,247
(1)

Benefit amounts are based on 2020 annual premiums paid by the Company for medical, dental and vision coverage. In the case of termination due to Disability, Mr. Goulden would be eligible for an additional $326 for group life and disability insurance benefits (based on 2020 annual premiums paid by the Company).

Mr. Millones

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	3,074,000	3,074,000	3,074,000	—	—	—
Pro-Rated Bonus	1,007,000	1,007,000	1,007,000	—	1,007,000	1,007,000
Equity and Benefits:
Performance Share Units	7,362,353	7,362,353	7,362,353	—	7,362,353	7,362,353
Restricted Stock/RSUs	30,327	30,327	30,327	0	2,372,043	30,327
Stock Options	0	0	0	0	0	0
Health/Welfare(1)	23,627	23,627	47,253	—	23,301	23,627
Tax Gross-up	0	0	0	0	0	0
TOTAL	11,497,307	11,497,307	11,520,953	—	10,764,697	8,423,307
(1) Benefit amounts are based on 2020 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) group life insurance and (c) disability insurance benefits.

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2020 CEO Pay Ratio

Pursuant to the Securities Exchange Act of 1934, as amended, we are providing the ratio of the annual total compensation of our Chief Executive Officer, Mr. Fogel, as disclosed in the Summary Compensation Table, to the annual total compensation of our median employee (excluding our Chief Executive Officer). To identify our median employee, we used our worldwide employee population (without exclusions, other than Mr. Fogel) as of October 1, 2020 and salary, wage, overtime and bonus compensation information from our payroll records. We annualized compensation for those employees who worked for the Company for only part of the fiscal year. We did not make any cost-of-living adjustments, and we excluded the value of equity awards because we do not distribute annual equity awards to all employees.

As reported in the Summary Compensation Table, Mr. Fogel’s total compensation for 2020 was $7,148,598. Calculated in the same manner as Mr. Fogel’s total compensation, the total compensation of our median employee in 2020 was $56,834. The ratio of Mr. Fogel’s total 2020 compensation to the total 2020 compensation of our median employee is 126 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The pay ratio reported by other companies may not be comparable to our pay ratio reported above, because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices.

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Equity Compensation Plan Information

We have one primary equity compensation plan: the 1999 Omnibus Plan, as amended (the “Plan”). In addition, in connection with our acquisition of KAYAK Software Corporation in May 2013, Buuteeq, Inc. in June 2014, OpenTable, Inc. in July 2014 and Rocket Travel, Inc. (“RocketMiles”) in March 2015, we assumed equity plans of those acquired companies (the “Assumed Company Plans”). We may continue to grant equity awards under certain of the Assumed Company Plans to employees of the applicable acquired company and, subject to certain limitations, other employees of ours. The Compensation Committee has broad authority to, among other things, grant equity awards and determine the terms, conditions and restrictions relating to those equity awards under the Plan and the Assumed Company Plans.

The table below presents information as of December 31, 2020 on the Plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(3)
Equity Compensation plans approved by security holders
1999 Omnibus Plan	559,243	$1,411.00	1,614,570
Equity Compensation plans not approved by security holders
2005 KAYAK Plan(4)	525	$389.27	0
2012 KAYAK Plan(4)	634	$586.90	4,003
Buuteeq Plan(5)	24	$66.98	0
OpenTable Plan(6)	25,715	$920.55	44,699	(8)
RocketMiles Plan(7)	13	$230.37	3,490
TOTAL:	586,154		1,666,762
(1)

Includes an aggregate of 152,764 unvested and unexercised stock options, 311,335 unvested and unissued RSUs and 101,659 unvested PSUs (based on the fixed vesting factors for the 2018 PSUs and 2019 PSUs and maximum performance for the 2020 PSUs) outstanding at December 31, 2020. Also consisting of 532,627 unvested shares under the 1999 Omnibus Plan and 24,922 unvested shares under the OpenTable Plan. The number of shares reported for the PSUs may overstate dilution.

(2)

Represents weighted-average exercise price of stock options outstanding under the applicable plan. The weighted-average exercise price does not apply to PSUs or RSUs because there is no exercise price associated with such awards.

(3)

With respect to PSUs, this column assumes that the maximum number of shares underlying the PSUs will be issued at the end of the relevant performance periods, and therefore all such shares have been excluded. As of December 31, 2020, the actual number of shares to be issued, if any, had not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

(4)

The assumed KAYAK plans include the KAYAK Software Corporation 2012 Equity Incentive Plan (the “2012 KAYAK Plan”) and the KAYAK Software Corporation 2005 Equity Incentive Plan (the “2005 KAYAK Plan”). No further grants may be made under the 2005 KAYAK Plan, although the stock options shown in the table were outstanding as of December 31, 2020.

(5)

The assumed Buuteeq plan is the Buuteeq, Inc. Amended and Restated 2010 Stock Plan. No further grants may be made under the Buuteeq Plan, although the stock options shown in the table were outstanding as of December 31, 2020.

(6)

The assumed OpenTable plan is the OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan.

(7)

The assumed RocketMiles plan is the Amended and Restated Rocket Travel, Inc. 2012 Stock Incentive Plan.

(8)

Under the OpenTable Plan, there is fungible share-counting, and future full value awards would deplete the securities available for future issuance by the 1.66 fungible share ratio.

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Non-Employee Director Compensation and Benefits

The Compensation Committee reviews our non-executive director compensation program every two years, including a review of peer director pay practices, and seeks the advice of Mercer, its independent compensation consultant, to ensure that it maintains director compensation practices that are in the best interests of our stockholders. Our 1999 Omnibus Plan includes a limit on annual compensation for non-employee directors of $750,000. The Compensation Committee’s last review of non-executive director compensation occurred in 2020.

2020 Non-Employee Director Compensation Program

In consultation with Mercer, the Compensation Committee’s outside compensation consultant, the Compensation Committee and the Board approved the 2020 compensation program for the non-employee members of the Board. For 2020, our Chief Executive Officer, Mr. Fogel, received no additional compensation for serving on the Board during the year. As a result of the COVID-19 pandemic, the Board voluntarily declined to receive their cash retainers and committee and leadership fees from the beginning of the crisis through the end of 2020.

Position	2020 Director Fees ($)(1)
Non-employee Director Base Pay(2)	60,000 RSUs valued at approximately 265,000(3)
Additional Committee and Leadership Fees
Non-employee Chair	+25,000 +RSUs valued at approximately 110,000
Lead Independent Director	+40,000
Chair of Audit Committee	+40,000
Chair of Compensation Committee	+30,000
Chair of NCG Committee	+25,000
Audit Committee Member	+20,000
Compensation Committee Member	+15,000
NCG Committee Member	+10,000
(1)

The actual fees directors received during 2020 varies from the compensation described in this table because the Board voluntarily declined to receive their cash retainers and committee and leadership fees from the beginning of the COVID-19 crisis through the end of 2020.

(2)

We reimburse non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings.

(3)

In 2020, this resulted in RSUs representing 162 shares of common stock being granted to each incumbent non-employee director in May 2020 and RSUs representing 154 shares of common stock being granted to the non-incumbent non-employee director in June 2020. These RSUs vest on the day after the one-year anniversary of the date of grant, and vesting will accelerate upon a change in control or if the director’s service on the Board terminates as a result of the director’s death or disability.

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The following table shows compensation earned during 2020 by all non-employee directors serving at any time during fiscal 2020.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Timothy M. Armstrong	12,500	265,586	0	0	278,086
Jeffery H. Boyd	14,167	265,586	0	0	279,753
Mirian M. Graddick-Weir	15,000	265,586	0	0	280,586
James M. Guyette(4)	23,333	0	0	0	23,333
Wei Hopeman	11,667	265,586	0	0	277,253
Robert J. Mylod, Jr.	12,500	375,427	0	0	387,927
Charles H. Noski	16,667	265,586	0	0	282,253
Nancy B. Peretsman(4)	11,667	0	0	0	11,667
Nicholas J. Read	13,333	265,586	0	0	278,919
Thomas E. Rothman	13,333	265,586	0	0	278,919
Bob van Dijk	0	265,799	0	0	265,799
Lynn M. Vojvodich	11,667	265,586	0	0	277,253
Vanessa A. Wittman	13,333	265,586	0	0	278,919
(1)

This column reports the amount of cash compensation earned in 2020 for Board and committee service.

(2)

This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, please refer to Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.

(3)

As of December 31, 2020, the Company’s non-employee directors had the following outstanding equity awards:

●

Timothy M. Armstrong: RSUs for 1,548 shares (which includes 1,386 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes);

●

Jeffrey H. Boyd: RSUs for 1,132 shares (which includes 970 vested shares the receipt of which has been deferred by Mr. Boyd for tax planning purposes);

●

Mirian M. Graddick-Weir: RSUs for 442 shares (which includes 280 vested shares the receipt of which has been deferred by Dr. Graddick-Weir for tax planning purposes);

●

Wei Hopeman: RSUs for 162 shares;

●

Robert J Mylod, Jr.: RSUs for 656 shares (which includes 427 vested shares the receipt of which has been deferred by Mr. Mylod for tax planning purposes);

●

Charles H. Noski: RSUs for 1,002 shares (which includes 840 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes);

●

Nicholas J. Read: RSUs for 162 shares;

●

Thomas E. Rothman: RSUs for 1,548 shares (which includes 1,386 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes);

●

Bob van Dijk: RSUs for 154 shares.

●

Lynn M. Vojvodich: RSUs for 162 shares.

●

Vanessa A. Wittman: RSUs for 162 shares;

(4)

James M. Guyette and Nancy B. Peretsman retired from the Board effective June 4, 2020.

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Non-Employee Director Stock Ownership Guidelines

Our Stock Ownership Guidelines require that each non-employee director own shares of our common stock in an amount equal to or exceeding the lesser of 2,500 shares or shares valued at $350,000. Because the shares are fully vested and the director bears the economic risk of ownership (only delivery of the shares has been deferred), our Stock Ownership Guidelines consider vested stock-based equity awards that non-employee directors have elected to defer to be owned by the director for the purposes of our Stock Ownership Guidelines. We believe that allowing deferred shares to be counted for purposes of our Stock Ownership Guidelines has the additional benefit of acting as a holding period restriction as any deferred shares will not be delivered to the director until 60 or 90 days after termination of his or her Board service, depending on the terms of the deferral program in place at the time of the deferral. See Corporate Governance - Security Ownership of Certain Beneficial Owners and Management on page 40 for more details regarding stock ownership by our non-employee directors. The following table sets forth the number of shares deemed owned by each non-employee director as of March 31, 2021 for purposes of our Stock Ownership Guidelines.

Name	Number of Shares Required to be Owned under Our Stock Ownership Guidelines – the Lesser of:	Number of Shares Deemed Owned as of March 31, 2021(1)	Shares Valued Above $350,000 (Yes/No)	(2)
Timothy M. Armstrong	2,500 shares or shares valued at $350,000	1,598	Yes
Jeffery H. Boyd	2,500 shares or shares valued at $350,000	50,433	Yes
Mirian M. Graddick-Weir	2,500 shares or shares valued at $350,000	446	Yes
Wei Hopeman	2,500 shares or shares valued at $350,000	162	Yes
Robert J. Mylod, Jr.	2,500 shares or shares valued at $350,000	1,256	Yes
Charles H. Noski	2,500 shares or shares valued at $350,000	1,052	Yes
Nicholas J. Read	2,500 shares or shares valued at $350,000	422	Yes
Thomas E. Rothman	2,500 shares or shares valued at $350,000	1,598	Yes
Bob van Dijk	2,500 shares or shares valued at $350,000	0	No	(3)
Lynn M. Vojvodich	2,500 shares or shares valued at $350,000	843	Yes
Vanessa Wittman	2,500 shares or shares valued at $350,000	312	Yes
(1)

See Corporate Governance - Security Ownership of Certain Beneficial Owners and Management on page 40 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.

(2)

Based on the closing share price of $2,329.84 on March 31, 2021.

(3)

Mr. van Dijk joined the Board on June 4, 2020 and, as a result, will be permitted to reach the ownership guidelines over time.

All non-employee directors (other than Mr. van Dijk) met the holding requirements of our Stock Ownership Guidelines for non-employee directors as of March 31, 2021.

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Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee is currently comprised of four non-employee, independent directors: Dr. Graddick-Weir, Messrs. Armstrong and Mylod and Ms. Vojvodich. No member of the Compensation Committee is or was formerly an officer or employee of us, other than Mr. Mylod, who was an officer and employee of ours until 2011 and who joined the Board in 2017. No member of the Compensation Committee had any related person transaction required to be disclosed in which we were a participant during the last fiscal year. In addition, none of our executive officers serve on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

Compensation Risk Assessment

The Compensation Committee believes that our compensation programs do not create or encourage excessive or inappropriate risk-taking that is reasonably likely to have a material adverse effect on us or our business.

Certain Relationships and Related Transactions

Review and Approval or Ratification of Related Person Transactions

The Audit Committee, pursuant to a written policy, reviews all relationships and transactions in which we participate and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering relevant information from the directors and executive officers. Related person transactions are generally identified in:

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questionnaires annually distributed to our directors and executive officers;

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certifications submitted annually by our executive officers and directors related to their compliance with our Code of Conduct;

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communications made directly by the related person to management; and

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periodic internal reviews by management.

As required under SEC rules, transactions in which we participate and in which any related person has a direct or indirect material interest and the amount involved exceeds $120,000 are disclosed in our proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee will consider:

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the nature of the related person’s interest in the transaction;

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the material terms of the transaction, including, without limitation, the amount and type of transaction;

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the importance of the transaction to the related person;

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the importance of the transaction to us;

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whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

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any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting that considers the transaction. This process is included in our Corporate Governance Principles, which is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.”

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Proposal 2

Advisory Vote to Approve 2020 Executive Compensation

At our 2020 annual meeting of stockholders, 94.8% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in support of our 2019 executive compensation program. Since 2011, we have sought advisory approval of our executive compensation on an annual basis. This non-binding advisory vote is being provided as required pursuant to Section 14A of the Exchange Act and applicable SEC rules. Accordingly, the Board is submitting this non-binding stockholder vote to approve our executive compensation for 2020 as described in this proxy statement (commonly referred to as “say-on-pay”), by approving the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote. Although this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under Compensation Discussion and Analysis, although it was necessary to alter our compensation programs to address the extreme and unusual circumstances resulting from the COVID-19 pandemic, our compensation program continues to be designed to attract, motivate and retain highly talented individuals at all levels of the global organization and incentivize decision making and management focus that is designed to enhance long-term stockholder value. We believe that the compensation program as it has been altered to account for the impact of the COVID-19 pandemic, reflects an appropriate balance of the recognition of significant efforts and contributions during an unprecedented year and alignment with the long-term interests of stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure included in this proxy statement.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the 2020 compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

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Proposal 3

Approve the Booking Holdings Inc. 1999 Omnibus Plan, as Amended and Restated Effective June 3, 2021

In February 1999, we initially adopted the Booking Holdings Inc. 1999 Omnibus Plan, which was subsequently approved by our stockholders (which document we refer to herein as the Plan). Since such time, our stockholders have approved various amendments to the Plan, including approving the current amended and restated version of the Plan in 2018.

The Plan has been and continues to be essential to our success in recruiting and retaining critical talent, and we believe our use of the Plan to provide equity incentives to executives and other employees has been key to the effective management of the Company and the creation of significant stockholder value over the last several years. The Board believes that providing directors, officers and employees with equity incentives, such as stock options, restricted stock units and performance share units, will contribute substantially to our continued success by further aligning the interests of directors and management with those of our stockholders. Additionally, our overall compensation philosophy places significant emphasis on equity compensation to reward, incentivize and retain management and key employees. We believe that providing employees with the opportunity to share in the success of the Company through equity participation has been a key component in our success prior to the COVID-19 pandemic and through the crisis, and will continue to be a key component through the subsequent recovery, which will require the dedication and productivity of our employees.

The Board, the Compensation Committee and the Company’s management team place great importance on the responsible management of the Company’s equity plans, including the granting of equity awards. Due to the fact that the Plan expires by its terms on April 22, 2023, which means that no further awards may be granted under the Plan after that date, and the fact that as of March 31, 2021, there remain 1,419,231 shares unallocated and available for future awards under the Plan, the Company has determined that it is in the best interests of the Company and more importantly, its stockholders, to amend and restate the Plan to extend its term for another ten years in order to efficiently use the remaining number of shares currently available for issuance under the Plan.

The Company reached its determination regarding the term extension primarily based on an evaluation of the “burn rate” for the Plan. The Company defines “burn rate” as the number of shares issuable pursuant to equity awards granted during the year -- assuming the maximum number of shares issuable pursuant to performance-vested awards is issued - divided by the weighted average number of shares outstanding during the year. The Company’s three-year average burn rate is calculated by dividing the aggregate number of shares subject to awards granted during the applicable three-year period by the sum of the annual weighted average number of shares outstanding during each year of the applicable three-year period. The Company’s three-year average burn rate for 2018-2020 was 1.30% (the individual years’ burn rates were 0.87%, 1.27% and 1.81%, respectively, for 2018, 2019 and 2020). The Company uses burn rate to measure the potential dilutive effect of its equity awards.

Further, as of March 31, 2021, outstanding equity awards under the Plan, assuming the maximum number of shares issuable under such awards, represent potential dilution of 1.5% based on 41,050,923 shares of the Company’s common stock outstanding and 609,362 shares subject to outstanding equity awards under the Plan (assuming maximum issuance), which include 143,733 shares subject to outstanding stock options under the Plan (approximately 0.35% of our outstanding shares) that have a weighted average exercise price of $1,411.00 and a weighted average remaining term of 9 years. All outstanding equity awards and the shares available for grant under the Plan as of March 31, 2021 together represent potential dilution of 4.9% (based on 41,050,923 shares outstanding, 609,362 shares subject to outstanding equity awards assuming maximum issuance and 1,419,231 shares available for future grant). If all of our existing equity plans are taken into account for purposes of calculating potential dilution, the dilution percentages would be as follows: Outstanding equity awards under the Plan, the KAYAK Software Corporation 2012 Equity Incentive Plan, the KAYAK Software Corporation 2005 Equity Incentive Plan, the OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan, the Buuteeq, Inc. Amended and Restated 2010 Stock Plan and the Amended and Restated Rocket Travel, Inc. 2012 Stock Incentive Plan (collectively referred to as the “Equity Plans”), assuming the maximum number of shares issuable under such awards, represent potential dilution of 1.55% based on 41,050,923 shares outstanding and 635,275 shares subject to outstanding equity awards under the Equity Plans (assuming maximum issuance) which include 145,489 shares subject to outstanding stock options under the Equity Plans (approximately 0.35% of our outstanding shares) that have a weighted average exercise price of $1,402.20 and a weighted average remaining term of 8.9 years. All outstanding equity awards and the shares available for grant under the Equity Plans as of March 31, 2021 together represent potential dilution of 5.09% (based on 41,050,923 shares outstanding, 635,275 shares subject to outstanding equity awards assuming maximum issuance and 1,455,691 shares available for future grant). The Company believes its burn rate and dilution are reasonable, at the low end of comparable metrics for the Compensation Peer Group and low compared to industry norms for Internet and technology companies.

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In 2020, the Company granted awards under the Plan to 5,042 individuals covering 388,887 shares of common stock (assuming the maximum number of shares issuable pursuant to all such awards is issued), and so far in 2021 the Company has granted awards under the Plan to 4,818 individuals covering 218,101 shares of common stock (assuming the maximum number of shares issuable pursuant to all such awards is issued). Although the Company anticipates making additional grants of equity awards in 2021 in connection with potential new hires during the year, the Company currently does not expect to exhaust the current share reserve under the Plan for another 5.9 years. This estimate, however, is based on the Company’s historical grant rates and the approximate current stock price, but the remaining shares could last for a different period of time if actual practice does not match historical rates or our stock price changes materially. As noted in Benefits to Named Executive Officers and Others below, the Compensation Committee would retain full discretion under the Plan to determine the number and amount of awards to be granted under the Plan (subject to the terms of the Plan), and future benefits that may be received by participants under the Plan are not determinable at this time.

If the amendment and restatement of the Plan is not approved, the Company may be compelled to increase significantly the cash component of its employees’ compensation, which would diminish the alignment of long-term interests between the Company’s employees and its stockholders. Replacing equity awards with cash would also result in the use of cash that might be better utilized for other purposes. Alternatively, the Company would need to ask stockholders to approve a new plan in 2022 or 2023, at the latest, which would be more dilutive to stockholders because it could require a new (and larger) share pool to be authorized, which could prove to be challenging depending on a number of factors that cannot currently be predicted, including the Company’s stock price, the Company’s business performance, and the equity compensation regulatory environment.

Based on our historic usage of shares, we expect that the current number of shares not subject to currently outstanding awards and available for future issuance under the Plan (1,419,231 shares, with an aggregate market value of $3,306,581,153 as of March 31, 2021, based on the closing price for the Company’s common stock on March 31, 2021 of $2,329.84 per share) will allow us to make awards to participants for the next 5.9 years. However, there can be no certainty as to the future use of shares under the Plan, as our stock price may affect the rate at which shares are utilized under the Plan.

We are not asking stockholders to approve any additional shares for issuance under the Plan.

The Plan expires by its terms on April 22, 2023 and no further awards may be granted under the Plan after that date. We are requesting that stockholders approve an amendment and restatement of the Plan to extend the term of the Plan for another ten years, until June 3, 2031 (ten years after approval by stockholders at the Annual Meeting).

If the amended and restated Plan is approved by stockholders at the Annual Meeting, that version of the Plan will be effective as of the day of the Annual Meeting, and no further grants will be made on or after such date under the prior version of the Plan. Outstanding awards under the Plan (including prior versions of the Plan), however, will continue in effect in accordance with their terms. If the amended and restated Plan is not approved by stockholders, it will not become effective, no awards will be made under the amended and restated Plan, and the current version of the Plan will remain in effect for future awards.

A description of the Plan, as it is proposed to be amended and restated, follows. This description is only a summary and is qualified in its entirety by the provisions of the Plan, as proposed to be amended and restated, which is attached hereto as Appendix C. Terms not defined herein have the meanings given to such terms in the Plan. The affirmative vote of a majority of the total number of shares present and entitled to vote on this proposal at the Annual Meeting is required for its approval. As a result, abstentions will have the same effect as votes against the matter and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote FOR this Proposal 3.

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Summary of Material Terms of the Booking Holdings Inc. 1999 Omnibus Plan, as Amended and Restated Effective June 3, 2021

The Plan is intended to promote our interests by (1) providing employees, directors and consultants appropriate incentives and rewards to encourage them to enter into and continue in our employ or service or the employ or service of our subsidiaries or affiliates, (2) aligning the interests of employees, directors and consultants with those of stockholders by providing employees, directors and consultants with a personal equity interest in our long-term success and (3) rewarding the long-term performance of individual officers, other employees, consultants and directors.

General

The Plan provides for the granting of equity awards to our officers, other employees, consultants and directors of the Company and those of our subsidiaries and affiliates as the Compensation Committee may approve from time to time. Awards under the Plan may be made in the form of incentive stock options, non-qualified stock options, restricted stock or other awards, such as restricted stock units and performance share units.

Stock Subject to the Plan

The maximum number of shares of common stock previously issued or reserved for the grant or settlement of awards under the Plan is 11,595,833, subject to adjustment as provided in the Plan. The proposed amendment and restatement does not add additional shares to the Plan.

No more than 1,250,000 shares of common stock may be awarded in respect of options, no more than 416,666 shares of common stock may be awarded in respect of restricted stock and no more than 833,334 shares of common stock may be awarded in respect of other stock-based awards to a single individual in any given year during the life of the Plan. In addition, none of our non-employee directors may receive compensation for such service in excess of $750,000 in any one calendar year (with the value of any equity award based on the grant date fair value for financial reporting purposes). Shares of common stock acquired upon the exercise or settlement of awards may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by us in the open market, in private transactions or otherwise. If any shares subject to an award are forfeited, canceled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the holder of such award, the shares of common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan.

In addition, the following shares of common stock shall not be added to the aggregate Plan limit described above (and therefore, in the case of (b) are counted against the aggregate Plan limit and in the cases of (a) and (c) are not considered available for future grant under the Plan): (a) shares of common stock tendered in payment of the exercise price of an option; (b) shares of common stock withheld by us to satisfy any tax withholding obligations; and (c) shares of common stock that are repurchased by us with option exercise price proceeds.

Except as provided in an agreement evidencing the grant of an award, in the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of awards under the Plan, then the Compensation Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of the:

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number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards;

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number and kind of shares of common stock or other property, including cash, issued or issuable in respect of outstanding awards;

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exercise price, grant price, or purchase price relating to any awards, provided that, with respect to incentive stock options, such adjustment shall be made in accordance with Section 424(h) of the Code;

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performance criteria with respect to an award; and

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individual limitations applicable to awards.

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Administration

The Plan is administered by the Compensation Committee, the composition of which is intended to satisfy the provisions of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee also has the authority, among other things, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, in its sole discretion, including: the authority to grant awards; select grantees; determine the type, terms, conditions, restrictions and number of awards to be granted; make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or our financial statements, or in response to changes in applicable laws, regulations, or accounting principles; construe and interpret the Plan and any award; prescribe, amend and rescind rules and regulations relating to the Plan; determine the terms and provisions of agreements evidencing awards; and make all other determinations deemed necessary or advisable for the administration of the Plan.

The Compensation Committee may, in its absolute discretion, without amendment to the Plan:

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accelerate the date on which any option granted under the Plan becomes exercisable, waive or amend the operation of the Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option;

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accelerate the vesting or waive any condition imposed with respect to any restricted stock; and

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otherwise adjust any of the terms applicable to any award.

The Compensation Committee may, to the extent permitted by law, also delegate to one or more of its members or to one or more of our officers, or to one or more of our agents or advisors, such duties or powers as it may deem advisable, and the Compensation Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Compensation Committee or such person may have under the Plan.

Eligibility

All of our officers, directors, consultants and employees, and those of our subsidiaries or affiliates, are eligible to receive awards under the Plan, except for incentive stock options, which may only be granted to our employees and the employees of our subsidiaries (or parent, if any). As of March 31, 2021, we had three (3) executive officers, eleven (11) directors (not including the Chief Executive Officer who is a director as well as an executive officer), approximately 4,530 consultants and approximately 19,400 employees. The basis for participation in the Plan by eligible persons is the selection of such persons by the Compensation Committee (or its authorized delegate) in its discretion.

Awards Under the Plan

Stock Options With respect to an option, the Compensation Committee shall specify the period or periods of continuous service by the participant with us or any of our subsidiaries that is necessary before the option or installments thereof will become exercisable. The “option exercise price,” which is the purchase price per share payable upon the exercise of an option, will be established by the Compensation Committee; provided, however, that the option exercise price may be no less than the “fair market value” of a share of common stock on the date of grant, which is determined as the closing sales price of a share of common stock on the Nasdaq Stock Market for the date immediately preceding the date of grant on which there was a sale of common stock. The option exercise price is payable by any one of the following methods or a combination thereof:

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in cash or by personal check, certified check, bank cashier’s check or wire transfer;

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in shares of common stock owned by the optionee and valued at their fair market value on the effective date of such exercise; or

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in such other manner as the Compensation Committee may from time to time authorize.

The Board will not, without the further approval of our stockholders, authorize the amendment of any outstanding option to reduce its exercise price. Furthermore, no option will be cancelled and replaced with an award having a lower exercise price, or cancelled in exchange for cash or other awards, without further approval of our stockholders.

Unless specified otherwise in an option agreement and except in the case of a change in control, no option will be exercisable prior to the first anniversary of the date of grant. Furthermore, no option will be exercisable after the tenth anniversary of the date the option is granted.

Restricted Stock The Compensation Committee may authorize us to issue restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions, as it deems appropriate, including the attainment of performance goals. The Plan provides that restricted shares of common stock with vesting conditions based solely on the

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passage of time shall vest at least three years from the date of grant, although they may vest ratably during the three-year period and may vest earlier in case of death, disability, retirement, a “change in control,” a termination without “cause” or other special circumstances; provided that the Compensation Committee may grant restricted shares of common stock with a different vesting schedule so long as the aggregate amount of such award, taken together with similar other stock-based awards, does not exceed 10% of the maximum number of additional shares of common stock in the aggregate that are available under the Plan. Unless the Compensation Committee determines otherwise, termination of employment during the restricted period will result in the forfeiture by the participant of all shares still subject to restrictions.

Other Stock-Based Awards Other awards valued in whole or in part by reference to, or otherwise based on, shares of common stock may be granted either alone or in addition to other awards under the Plan. Subject to the provisions of the Plan, the Compensation Committee has the authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions of such other awards, including the attainment of performance goals. Awards granted under this provision include restricted stock units and performance share units. The Plan provides that such other awards with vesting conditions based solely on the passage of time shall vest at least three years from the date of grant, although they may vest ratably during the three-year period and may vest earlier in case of death, disability, retirement, a “change in control,” a termination with “cause” or other special circumstances. The Compensation Committee may grant other stock-based awards with a different vesting schedule so long as the aggregate amount of such award, taken together with restricted stock awards, does not exceed 10% of the maximum number of additional shares of common stock in the aggregate that are available under the Plan.

Performance Goals In the case of restricted stock and other stock-based awards, the Compensation Committee may establish performance goals, which may be based upon one or more of the following criteria: pre-tax or after-tax income; operating profit; return on equity, assets, capital or investment; earnings; earnings before interest, taxes, depreciation and/or amortization; book value per share; sales or revenues; operating expenses; margins; market share; gross bookings; hotel/accommodation room nights; and stock price appreciation or other measurement of the change in value of a share of common stock, as the Compensation Committee may determine in its discretion. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, one of our subsidiaries or affiliates, or one of our divisions or strategic business units, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The performance goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. The Compensation Committee shall have the authority to make equitable adjustments to the performance goals in recognition of, among other things, unusual or non-recurring events affecting the Company or any of our subsidiaries or affiliates or our financial statements or the financial statements of any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Change in Control

The Plan provides that, unless provided in the agreement evidencing the grant of an award or as otherwise determined by the Compensation Committee or the Board, no acceleration of exercisability, vesting, or lapsing of an award will occur upon a “change in control.” In general, a “change in control” means the occurrence of any of the following events (subject to certain limitations and as further described in the Plan): (1) any individual, entity or group is or becomes the beneficial owner of 35% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (subject to certain exceptions); (2) a majority of the Board ceases to be comprised of “incumbent directors” (subject to certain exceptions); (3) a consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, as described in the Plan (subject to certain exceptions); or (4) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Withholding

The Plan provides that, to the extent that we are required to withhold federal, state, local or foreign taxes or other amounts in connection with any benefit under the Plan, it will be a condition to the receipt of such benefit that such taxes or other amounts be withheld from such benefit or paid by such participant or other person, as determined by the Compensation Committee. If a participant’s benefit is in the form of shares of common stock, the agreement evidencing the grant of the award will specify how the withholding or payment of such taxes or other amounts will be made, which, in the discretion of the Compensation Committee, may include (a) withholding from the benefit a number of shares of common stock having a value equal to the amount required to be withheld or (b) permitting the participant to deliver to us other shares of common stock already held by the participant with a value equal to any amount required to be withheld. Any shares of common stock

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used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of common stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of any shares of common stock withheld or delivered exceed the maximum amount required to be withheld. Participants will also make such arrangements as the Compensation Committee may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of common stock acquired upon the exercise of stock options.

Transferability of Awards

Unless otherwise determined by the Compensation Committee, awards are not transferable except by will or the laws of descent and distribution. The Compensation Committee may permit the transfer of stock options to certain family members, as specified in the Plan. No award granted under the Plan may be transferred for value.

Clawback

Any agreement evidencing the grant of an award may provide for the award to be subject to our clawback policy that may be in effect from time to time.

Non-US Participants

In order to facilitate the making of any grants under the Plan, the Compensation Committee may provide for such special terms for awards to participants who are foreign nationals or who are employed by, or provide services to, the Company or any of its subsidiaries outside of the United States or who provide services to such entities under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Compensation Committee may also approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan (including sub-plans) as in effect for any other purpose. We may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan unless the Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a participant nor any of a participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant’s benefit under the Plan and grants under the Plan may not be reduced by, or offset against, any amount owing by the participant to us or any of our subsidiaries or other affiliates.

If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code) (a) the participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology we select from time to time) and (b) we shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then we shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the first month after such six-month period.

Notwithstanding any provision of the Plan and grants under the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, we reserve the right to make amendments to the Plan and grants under the Plan as we deem necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her for his or her account in connection with the Plan and grants under the Plan (including any taxes and penalties under Section 409A of the Code), and neither we nor any of our subsidiaries or other affiliates shall have any obligation to indemnify or otherwise hold the participant harmless from any or all of such taxes or penalties.

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Amendment or Termination of the Plan

The Board may suspend or terminate the Plan or revise or amend it in any way at any time. However, stockholder approval will be required for any amendment if it (a) would materially increase the benefits accruing to participants under the Plan, (b) would materially increase the number of shares which may be issued under the Plan, (c) would materially modify the requirements for participation in the Plan or (d) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market or the applicable principal national securities exchange upon which our common stock is traded or quoted. These requirements do not restrict our Compensation Committee in its ability to exercise the discretionary authority described above under Administration. No amendments may be made without the consent of a participant that would reduce such participant’s rights under any outstanding award granted under the Plan.

Successors and Assigns

The Plan provides that in the event of a merger, consolidation or other type of reorganization of our corporate group, all of our obligations under the Plan will be binding on any assign or successor of the Company. In addition, any references to the “Company” in the Plan and in any agreement evidencing the grant of an award will be deemed to refer to such assigns or successors.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Qualified Stock Options An optionee will not recognize any taxable income upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option by a domestic optionee, the excess of the fair market value of the common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The optionee’s tax basis for the common stock received pursuant to the exercise of a non-qualified stock option will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of common stock received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be treated as capital gain or loss.

Incentive Stock Options In general, an optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option. The Company will not be entitled to a corporate tax deduction with respect to such grant or exercise.

If the optionee holds the stock acquired upon exercise of an incentive stock option for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the shares issued pursuant to an incentive stock option. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares issued pursuant to the incentive stock option.

If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of issuance of the shares to the optionee upon exercise of the incentive stock option, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares, will be ordinary income to the optionee. Any further gain or loss after the date of exercise generally will be treated as capital gain or loss. A disposition of incentive stock option shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions).

Restricted Stock A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares.

Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income, for example, if a Section 83(b) election was previously made or the restrictions were previously removed, the holder

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will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares.

Other Types Of Awards The tax-treatment of any other stock-based award will vary depending on the terms of the awards. However, for restricted stock units and performance share units, the grantee will generally recognize ordinary income on the date that the shares underlying the award are delivered after vesting requirements are met, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares.

Tax Consequences to the Company or a Subsidiary In general, to the extent that a participant recognizes ordinary income in the circumstances described above, the Company (or the subsidiary or affiliate for which the participant performs services) will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Benefits to Named Executive Officers and Others

Because the grant of awards pursuant to the Plan will be within the discretion of the Compensation Committee, it is not possible to determine the awards that will be made under the Plan. However, the following table outlines equity awards made since the inception of the Plan to the persons and groups identified:

BOOKING HOLDINGS INC. 1999 OMNIBUS PLAN

Name and Position or Group	Options (#)	RSAs (#)	RSUs (#)	PSUs (#)(1)
Glenn D. Fogel, President and Chief Executive Officer	115,832	32,166	17,873	84,763
David Goulden, Chief Financial Officer	—		4,197	18,274
Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary	141,665	30,666	10,908	57,383
All Current Executive Officers as a Group	257,497	62,832	32,978	160,420
All Non-Employee Directors	866,664	406,666	64,993	204,332
Each Director Nominee	0	0	0	0
All Employees (excluding Executive Officers)	501,333	97,707	719,532	312,480
(1) Assumes the target number of shares issuable pursuant to the awards are issued.

Additionally, no associate of any of the directors, executive officers or director nominees in the table previously received awards under the Plan, and no other person has received 5% or more of the awards granted under the Plan. See Note 4 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020 for additional details.

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AUDIT
MATTERS

Report of the Audit Committee of the Board of Directors	94
Auditor Independence	96
Proposal 4 Ratification of Selection of Independent Registered Public Accounting Firm	97

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Report of the Audit Committee of the Board of Directors

We, the Audit Committee of the Board of Directors of Booking Holdings Inc. (the “Company”), have the responsibility to, among other things, oversee the preparation of the Company’s consolidated financial statements, the Company’s system of internal controls and the qualifications, independence, compensation and performance of the Company’s independent registered public accounting firm (independent auditor). We have the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. Our specific duties and responsibilities are described in our charter, which is available on the Company’s corporate website (www.bookingholdings.com) under the tab “For Investors.” We review the charter annually and work with the Board to amend it as appropriate to reflect the evolving role of the Audit Committee. The Board has determined that each of us is an independent director based on The Nasdaq Stock Market’s listing rules and that each of us also satisfies the Securities and Exchange Commission’s (SEC) additional independence requirements for members of audit committees. In addition, the Board has determined that each of Charles H. Noski, Nicholas J. Read and Vanessa A. Wittman is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent auditor, Deloitte & Touche LLP (Deloitte), is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and to issue reports thereon. Our responsibility is to oversee these processes, and we rely on the expertise and knowledge of management, the internal auditor and the independent auditor in carrying out that role. We are not professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of the Company’s system of internal control over financial reporting.

We met nine times in 2020. Additional information regarding our activities can be found under Corporate Governance - Board Committees - Audit Committee on page 31, Corporate Governance - Board’s Role in Risk Oversight on page 30, and Proposal 4 Ratification of Selection of Independent Registered Public Accounting Firm on page 97.

We reviewed and discussed with management and Deloitte the Company’s quarterly earnings press releases and periodic reports for the year ended December 31, 2020, including the Company’s 2020 audited consolidated financial statements and related annual report on Form 10-K, filed with the SEC. We also reviewed and discussed with management, the internal auditor and Deloitte management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In connection with such discussions, Deloitte addressed the matters required to be discussed with us by applicable PCAOB standards and SEC rules and regulations. In addition, we discussed with the internal auditor and Deloitte the overall scope and plans for their respective audits. We met periodically with the internal auditor and Deloitte, separately or together, as appropriate, to discuss their work and the results of their audits. Our meetings included, whenever appropriate, executive sessions with the internal auditor or Deloitte without the presence of management.

We have also received the written disclosures and the letter from Deloitte required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and have discussed with Deloitte its independence with respect to the Company. In addition, we have considered whether Deloitte’s provision of non-audit services (including the fees for such services) is compatible with maintaining its independence.

Deloitte rotates its lead audit partner every five years. In connection with the rotation that occurred for 2019, we interviewed proposed candidates, consulted with management and selected the lead audit partner.

We assessed Deloitte’s performance as independent auditor during 2020, including the performance of the lead audit partner and the audit team, a process we undertake on an annual basis. We reviewed a variety of indicators of audit quality relating to Deloitte, including:

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the quality and candor of its communications with us and management, its responsiveness and accessibility, and its historical and recent performance on the Company’s audits;

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how effectively it maintained its independence and employed independent judgment, objectivity and professional skepticism;

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the quality of insight demonstrated in its review of the Company’s assessment of internal control over financial reporting and remediation of control deficiencies;

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available external data about quality and performance, including reports by the PCAOB and Deloitte’s response to those reports;

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the appropriateness of its fees, taking into account the Company’s size and complexity and the resources necessary to perform the audit, particularly in light of the COVID-19 pandemic; and

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its tenure as the Company’s independent auditor and knowledge of the Company’s global operations, accounting policies and practices, and internal control over financial reporting.

We also consider the impact of changing auditors when assessing whether to retain the current independent auditor. As a result of our evaluation of the independent auditor’s performance and considering all other factors we deemed relevant, we concluded that the selection of Deloitte as the Company’s independent auditor for the year ending December 31, 2021 is in the best interests of the Company and its stockholders.

Based on the review and discussions referred to above, and our review of the representations of management and the report of the independent auditor, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Vanessa A. Wittman, Chair
Mirian M. Graddick-Weir
Charles H. Noski
Nicholas J. Read

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Auditor Independence

Deloitte & Touche LLP is our independent registered public accounting firm (independent auditor). The approximate aggregate fees and expenses billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) in 2020 and 2019 were as follows:

Type of Fees	2020 ($)	2019 ($)
Audit Fees	11,082,000	10,991,000
Audit-Related Fees	384,000	282,000
Tax Fees	167,000	391,000
All Other Fees	17,000	196,000
●

Audit Fees. The aggregate fees and related expenses billed for professional services rendered by Deloitte for the audit of our consolidated financial statements included in our Form 10-K, review of consolidated financial statements included in our Form 10-Qs and audit of management’s assessment of internal controls and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. Audit fees remained relatively consistent between 2020 and 2019.

●

Audit-Related Fees. The aggregate fees billed for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees,” which include services for matters such as audits of employee benefit plans. The increase in audit-related fees in 2020 as compared with 2019 primarily relates to systems pre-implementation control assessments and certain agreed-upon procedure attestation reports.

●

Tax Fees. The aggregate fees and related expenses billed for professional services rendered by Deloitte for tax compliance, tax advice and tax planning. The decrease in fees in 2020 as compared with 2019 primarily relates to lower fees for state and local tax regulatory matters covering employee benefit plan tax and non-income based tax matters.

●

All Other Fees. The aggregate fees billed for other services rendered by Deloitte principally related to licenses obtained for an online accounting research tool and training. The decrease in fees in 2020 as compared with 2019 relates to fees paid in 2019 for the preparation and delivery of global training materials.

●

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte. In accordance with our policy and applicable SEC rules and regulations, the Audit Committee or its chair pre-approves all audit-related services, tax services and other services provided to us by Deloitte (“Auditor Services”). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting and do not fall within the pre-approved services set forth in the pre-approval policy adopted by the Audit Committee, the Audit Committee chair is authorized to approve such services, provided that they are consistent with our policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. Deloitte and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte in accordance with this pre-approval, and the fees for the Auditor Services performed to date. All audit-related services, tax services and other services described above were pre-approved by the Audit Committee or the Audit Committee’s chair, and the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence.

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Proposal 4

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (independent auditor) retained to audit our consolidated financial statements. Deloitte & Touche LLP has audited our consolidated financial statements since 1997. After taking into account its assessment of Deloitte & Touche LLP’s prior service to us, the Audit Committee has selected Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2021. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor, and the advisability and potential impact of selecting a different independent auditor. Further, in conjunction with the mandated rotation of Deloitte & Touche LLP’s lead audit partner (which occurs at least every five years), the Audit Committee and its chair are directly involved in the selection of Deloitte & Touche LLP’s new lead audit partner. We are submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP will be available at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Our By-Laws do not require that stockholders ratify the selection of our independent auditor. However, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. Although the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as our independent auditor is in our best interests and those of our stockholders, if our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year.

With respect to Proposal 4, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 4, abstentions will have the same effect as a vote against the matter.

The Board of Directors recommends a vote FOR Proposal 4.

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OTHER PROPOSALS

Proposal 5 Management Proposal – Amendment to Restated Certificate of Incorporation Regareding Stockholders’ Right to Act by Written Consent	100
Board’s Decision and Rationale	100
The Amendment	101
Amendments to By-Laws	101
Stockholder Approval Required	102
Proposal 6 Stockholder Proposal – Right of Stockholders to Act by Written Consent	103
Board of Directors Statement in Opposition to Proposal 6	104
Proposal 7 Stockholder Proposal – Annual Climate Transition Report	106
Board of Directors Statement in Opposition to Proposal 7	107
Proposal 8 Stockholder Proposal – Annual Investor Advisory Vote on Climate Plan	109
Board of Directors Statement in Opposition to Proposal 8	110
2022 Stockholder Proposals	112

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Proposal 5

Management Proposal – Amendment to Restated Certificate of Incorporation Regareding Stockholders’ Right to Act by Written Consent

The Board of Directors is proposing, for approval by the Company’s stockholders, an amendment to the Company’s Restated Certificate of Incorporation to enable stockholders to act by written consent. A stockholder proposal making a similar request, which is non-binding, is included in this proxy statement as Proposal 6. The Board has carefully considered the implications of each of these proposals. Based on this review, and after consideration of numerous factors, including the ones discussed below, the Board has unanimously adopted a resolution approving, declaring the advisability of and recommending that stockholders approve an amendment to the Restated Certificate of Incorporation to allow stockholders to act by written consent (the “Amendment”).

Currently, the Company’s Restated Certificate of Incorporation does not permit stockholder action by written consent. The Board recommends that stockholders approve an amendment to the Restated Certificate of Incorporation that would permit stockholders to act by written consent in lieu of a meeting, provided that the holders of no less than 25% of the outstanding shares of the Company’s common stock first request that the Board establish a record date for stockholders for such action by written consent. The Board believes that this ownership threshold provides a proper balance between enhancing the ability of stockholders to act by written consent, while limiting the risk of subjecting stockholders to numerous consent solicitations that may only be relevant to particular stockholders. This ownership threshold is consistent with the ownership percentage in the Company’s Restated Certificate of Incorporation required to call a special meeting of stockholders. The Board believes that the same threshold is appropriate for stockholder action by written consent, so that a limited group of stockholders cannot use the written consent process to push forward an action that would lack sufficient support from stockholders to call a special meeting of stockholders. A copy of the Amendment in its entirety is attached as Appendix D to this proxy statement.

Board’s Decision and Rationale

The Board of Directors believes that adopting a right of stockholders to act by written consent, subject to the procedural safeguards discussed more fully below, is in the best interests of the Company and its stockholders based on the following:

●

The Company has received stockholder proposals relating to written consent in the past, including a proposal on this topic at the Company’s 2020 Annual Meeting of Stockholders.

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While the 2020 written consent proposal did not pass, given the level of support for the proposal, the Company engaged with several of its largest stockholders to solicit their views on stockholder action by written consent. The Board and stockholders raised concerns that a right of stockholders to act by written consent without adequate safeguards would not be in the best interests of the Company or its stockholders. Absent adequate procedural safeguards, action by written consent creates the potential for uninformed action, stockholder disenfranchisement and confusion. Accordingly, the Company received consistent feedback that stockholders would be supportive of the Company implementing procedural safeguards should it decide to adopt stockholder action by written consent.

●

The Board continues to believe that important matters requiring stockholder action are best addressed at a stockholder meeting, which provides the opportunity for dissemination of information to all stockholders, sufficient time for consideration of the matters to be voted on and transparent discussion and interaction among the Company’s stockholders and the Board so that all points of view may be considered prior to a vote. Nevertheless, in light of the feedback from stockholders, the Board recognizes that the right of stockholders to act by written consent with appropriate procedural safeguards may provide a complementary mechanism for stockholders to raise important matters between meetings.

●

To ensure that the written consent process provides stockholders with an equitable and transparent manner to raise matters for consideration by stockholders, and to address concerns that the written consent process could be subject to abuse absent appropriate procedural safeguards, the Board adopted the Amendment, which allows stockholders to act by written consent and recommends that stockholders approve the Amendment. If the Amendment is approved, the Board plans to adopt an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”) to provide for accompanying procedural safeguards that are similar to the procedural safeguards in place for the current right of the Company’s stockholders to call a special meeting. The Board believes that these procedural safeguards will protect the best interests of the Company and its stockholders by seeking to ensure that any action by written consent occurs with adequate notice, transparency, information and timeframes.

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The Amendment

The Amendment, if approved by stockholders, would amend paragraph (6) of Article Fifth of the Company’s Restated Certificate of Incorporation in its entirety to read as follows:

“(6) Any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting and without a vote, pursuant to Section 228 of the DGCL if, in accordance with the By-Laws, (a) holders of not less than twenty-five percent (25%) of the outstanding shares of the Corporation’s common stock have submitted a written request to the Secretary of the Corporation requesting that the Board of Directors establish a record date for the proposed action by stockholders and including the information with respect to such action and such holders in accordance with the By-Laws of the Corporation, (b) the Board of Directors fixes such a record date, and (c) consents in writing, setting forth the action so taken, are delivered to the Secretary of the Corporation and not revoked, and are signed by the holders of the outstanding shares of the Corporation’s common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”

The Amendment would not amend any other provisions of the Restated Certificate of Incorporation.

As discussed above, the Amendment requires that stockholders requesting that the Board establish a record date for stockholders to act by written consent satisfy a 25% ownership threshold. Consent solicitations require significant attention of the Company’s directors, officers and employees, and as such, consent solicitations should be extraordinary events that only occur when fiduciary obligations or strategic concerns require that the matters be addressed without waiting until the next annual meeting of stockholders. The Board believes that establishing an ownership threshold of 25% in order to initiate written consents, which is consistent with the ownership percentage required for the current right of stockholders to call a special meeting, strikes a proper balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders could trigger numerous consent solicitations (or call a special meeting) and the resulting extraordinary financial and administrative costs for matters that are of interest to just a single stockholder or a small percentage of the Company’s outstanding shares. In addition, establishing a threshold that is consistent with the threshold required for stockholders to call a special meeting protects against the possibility of a group of stockholders using written consent to push forward an action that would lack sufficient support from stockholders to enable calling a special meeting of stockholders.

Amendments to By-Laws

If the Amendment is approved, the Board will amend the Company’s By-Laws to include certain procedural safeguards that are similar to the procedural safeguards included in the current right of stockholders to call a special meeting. Such procedural safeguards are intended to protect the best interests of the Company and its stockholders by seeking to ensure that any action by written consent occurs with adequate notice, transparency, information and timeframes. These procedural safeguards are designed to address many of the shortcomings contained in prior stockholder proposals on this topic, including the shortcomings in Proposal 6 presented in this proxy statement.

If the Amendment is approved, the Company’s By-Laws are anticipated to be amended to include the following procedural safeguards:

●

To ensure transparency and to ensure that stockholders are provided with adequate information regarding the matter being acted upon in order for stockholders to make informed decisions regarding the matter, a request for action by written consent must include the same information as would be required to propose a matter to be acted upon at a stockholder meeting, including a reasonably brief description of the business desired to be acted upon, and the text of the proposal or business.

●

To verify the identity of the requesting stockholder and to assess potential material interests of the requesting stockholder in the matters being acted upon, a request for action by written consent must include the requesting stockholder’s name and address, the class, series and number of shares of capital stock of the Company held by such stockholder and include a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such business, and any material interest of such stockholder in such business.

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To ensure that all stockholders have the opportunity to vote on any proposed action and to protect against stockholder disenfranchisement, written consents must be solicited from all stockholders.

●

To provide certainty to stockholders regarding whether or not the matters being acted upon have been adopted by stockholders, and to eliminate the possibility of written consent solicitations being conducted for an indefinite period of time, consents signed by a sufficient number of stockholders to take such action must be delivered to the Company within

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a 60 day time period (the “Written Consent Period”). The date of the earliest dated consent that is delivered to the Company in the manner required by the Restated Certificate of Incorporation and the By-laws will be considered the first day of the Written Consent Period.

●

To ensure that the written consent is in compliance with applicable law, the written consent process would not be available for matters that would not be a proper subject for stockholder action, or would be in violation of applicable law.

Proposal 6 is an advisory and non-binding stockholder proposal and the Board opposes Proposal 6. Although Proposal 6 relates to the same subject matter as this Proposal 5, the terms and effects of the proposals differ and stockholders should carefully read the description of each proposal and the Board’s statement in opposition to Proposal 6 in order to understand these differences. The Board believes that the written consent provisions provided in this Proposal 5 strike the proper balance between enabling stockholders to initiate action between annual meetings or outside special meetings of stockholders, while protecting the Company and stockholders from the significant corporate governance problems and shortcomings inherent in Proposal 6, which include, among other things, lack of transparency, risk of incomplete or incorrect information being disseminated to stockholders, failure to require inclusion of all stockholders in the voting process, failure to provide stockholders with the Board’s views and recommendations, or the risk of substantial confusion and disruption with potentially multiple or conflicting written consent solicitations.

Stockholder Approval Required

To be approved, the Amendment requires an affirmative vote on this Proposal 5 by the holders of a majority of the shares of the Company’s common stock outstanding and entitled to vote on the Amendment. If this Proposal 5 is not approved and Proposal 6 is approved, then the Board of Directors will take into consideration the stockholder vote with respect to Proposal 6, which is stated as a request, but the Amendment will not be filed with the Secretary of State of Delaware. If both this Proposal 5 and Proposal 6 are approved, the Amendment will be filed with the Secretary of State of Delaware.

If the Amendment is approved by the stockholders, then the Amendment will become effective upon filing with the Secretary of State of Delaware, which the Company would do promptly after the Annual Meeting. If the Amendment is not approved by the requisite vote, then the Amendment will not be filed with the Secretary of State of Delaware. Instead, in that case, the Company’s Restated Certificate of Incorporation would contain the existing prohibition on stockholders’ right to act by written consent. Accordingly, in that case, stockholders would not have the ability to act by written consent.

The Board has taken a thoughtful approach to action by written consent and believes that the written consent provision set forth in the Amendment with the related procedural safeguards described in this Proposal 5 is in the best interests of the Company and its stockholders.

The Board of Directors recommends that you vote FOR this Proposal 5. Your proxy will be so voted unless you specify otherwise on the proxy card.

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Proposal 6

Stockholder Proposal – Right of Stockholders to Act by Written Consent

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 25 shares of the Company’s common stock, has given notice that he intends to present the following proposal at the Annual Meeting:

Proposal 6 – Adopt a Mainstream Shareholder Right – Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

This proposal topic already won 49%-support at our 2020 annual meeting. This 49%-support represented well over 51%-support from the shares that have access to independent proxy voting advice. Most retail shareholders do not have access to independent proxy voting advice.

A shareholder right to act by written consent still affords BKNG management a strong defense for a management holdout position against shareholders. Since a significant percentage of shares do not vote at BKNG annual meetings any action taken by written consent would still need 58% supermajority approval from the shares that normally cast ballots at the BKNG annual meeting to equal the required majority from the BKNG shares outstanding.

Plus it takes 30% of the shares that normally vote at the annual meeting to call for a special shareholder meeting. It would be hopeless to expect that the shareholders, who do not even vote, would make an extraordinary effort and take the tedious procedural steps to call for a special shareholder meeting.

The avalanche of bare bones online shareholder meetings in 2020 makes the shareholder right to act by written consent all the more valuable. Shareholders are so restricted in online meetings that management will never want a return to the more transparent in-person shareholder meeting format.

Shareholders are restricted at online meetings because all constructive questions and comments can be screened out by management. For instance the Goodyear online shareholder meeting was spoiled by a trigger-happy management mute button for shareholders. And AT&T, with 3000 institutional shareholders, would not even allow shareholders to speak.

Please vote yes:

Adopt a Mainstream Shareholder Right - Written Consent - Proposal 6

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Board of Directors Statement in Opposition to Proposal 6

The Board of Directors Recommends a Vote AGAINST this Proposal 6.

The Board of Directors believes that this stockholder proposal is unnecessary and not in the best interests of the Company and its stockholders. In management’s Proposal 5 above, stockholders are being asked to approve an amendment to the Company’s Restated Certificate of Incorporation, which would enable stockholders to act by written consent.

As noted in management’s Proposal 5 above, following the 2020 Annual Meeting of Stockholders, the Company engaged with several of its largest stockholders to solicit their views on stockholder action by written consent. While the Board believes that important matters requiring a stockholder vote are best addressed at a stockholder meeting, which provides the opportunity for dissemination of information to stockholders, sufficient time for consideration of the matters to be voted on and transparent discussion and interaction among the Company’s stockholders and the Board so that all points of view may be considered prior to a vote, having taken into account feedback from its conversations with stockholders regarding stockholders’ right to act by written consent, the Board recognizes that the right of stockholders to act by written consent with the appropriate procedural safeguards may provide a complementary mechanism for stockholders to raise matters between meetings. To ensure that the written consent process provides stockholders with a similarly equitable and transparent manner to raise matters for consideration by stockholders, and to address concerns raised by the Board and many of the stockholders with which the Company spoke that the written consent process could be subject to abuse absent adequate procedural safeguards, the Company moved forward with implementing written consent provisions with similar procedural safeguards to the current right of the stockholders to call a special meeting. The Board believes that the written consent provisions provided in Proposal 5 strike the proper balance between enabling stockholders to initiate corporate action between annual meetings or outside special meetings of stockholders, while protecting the Company and stockholders from the significant corporate governance problems and shortcomings inherent in the proponent’s proposal. Among others, these corporate governance problems and shortcomings include:

●

lack of transparency to the Company and all stockholders, including risk of stockholder actions done in secret and then presented to the Company without notice;

●

risk of incomplete or incorrect information being disseminated to stockholders;

●

failure to provide stockholders with the views and recommendations of the Board;

●

risk of being subject to written consent solicitations that may only be relevant to particular constituencies, or the risk of special interest investors (including those who accumulate short-term voting positions through the borrowing of shares) improperly pushing for proposals that are not in the best interests of all stockholders; or

●

risk of substantial confusion and disruption for stockholders, with potentially multiple, even conflicting, written consents being solicited.

Further, the balance achieved by management’s Proposal 5 recognizes that, while it received significant support, a proposal similar to this Proposal 6 that was presented by the proponent at the Company’s 2020 Annual Meeting of Stockholders did not receive the support of the majority of the shares present and entitled to vote, and therefore, stockholders rejected adopting stockholder action by written consent as described in this Proposal 6.

Moreover, consent solicitations require significant attention of the Company’s directors, officers and employees, diverting their attention away from performing their primary function, which is to operate the business of the Company in the best interests of the stockholders. As such, acting by written consent outside of a stockholder meeting should be extraordinary events that only occur when fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting. The Company believes that if a meaningful number of stockholders agree to initiate that action by written consent, then such a use of corporate resources is appropriate. Unlike this Proposal 6, the right of stockholders to act by written consent provided in management’s Proposal 5 above ensures that the matter is of interest to more than just a single stockholder or small minority of our stockholders.

In addition, the Company regards its engagement with stockholders as fundamental to its principles of corporate governance and encourages frequent and open dialogue to provide an opportunity for stockholders to be heard. In the past year, the Company has had numerous discussions and meetings with several of our stockholders on our business and operations, corporate governance matters, executive compensation and other topics. Through these interactions, the Company discusses and receives input, provides additional details, answers questions and addresses issues that are important to our

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stockholders. In particular, the Company expressly discussed the issue of the right of stockholders to act by written consent with many of its largest stockholders, and received consistent feedback that stockholders would expect the Company to implement procedural safeguards should it decide to adopt stockholder action by written consent. Based on the combined feedback of these discussions and the results of the vote at the 2020 annual meeting of stockholders, the Board moved forward with Proposal 5 and opposes this Proposal 6.

In addition to the Company’s commitment to investor dialogue, our strong, stockholder-friendly corporate governance practices include:

●

Lead Independent Director;

●

Majority voting in director elections;

●

Stockholder-approved proxy access;

●

Annual director elections (i.e., no classified board);

●

No super-majority voting provisions;

●

Stock ownership guidelines for directors and executive officers;

●

Stockholders can call special meetings;

●

No poison pill/rights plan;

●

Annual “say-on-pay” vote;

●

Long-standing practice of prohibiting hedging or pledging of stock by directors and executive officers;

●

Disclosure of director and executive officer 10b5-1 Plans; and

●

10 of 12 current directors are independent (10 of 11 after the 2021 Annual Meeting of Stockholders).

For all of the reasons stated above, and in light of Proposal 5, which, if approved by stockholders would provide stockholders with the right to act by written consent, the Board believes that this Proposal 6 is not in the best interests of the Company or our stockholders.

If Proposal 5 is not approved and this Proposal 6 is approved, then the Board of Directors will take into consideration the stockholder vote with respect to this Proposal 6, which is stated as a request, but the Amendment to the Company’s Restated Certificate of Incorporation described in Proposal 6 will not be filed with the Secretary of State of Delaware. If Proposal 5 is not approved by the stockholders, then stockholders would not have the ability to act by written consent. If both this Proposal 6 and Proposal 5 are approved, the Amendment to the Company’s Restated Certificate of Incorporation described in Proposal 5 will be filed with the Secretary of State of Delaware.

The Board of Directors recommends that you vote AGAINST this Proposal 6. Your proxy will be so voted unless you specify otherwise on the proxy card.

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Proposal 7

Stockholder Proposal – Annual Climate Transition Report

As You Sow, 2150 Kittredge St., Suite 450, Berkeley, CA 94704, on behalf of The Thornhill Company, owner of 21 shares of the Company’s common stock, has given notice that it intends to present the following proposal at the Annual Meeting:

Annual Climate Transition Report

Whereas: The increasing rate and number of climate related disasters affecting society is causing alarms to be raised within the executive, legislative[1] and judicial[2] branches of government, making the corporate sector’s contribution to climate mitigation a significant policy issue;

The Commodity Futures Trading Commission recently issued a report[3] finding that climate change poses a significant risk to, and could impair the productive capacity of, the US economy;

Shareholders are increasingly concerned about material climate risk to both their companies and their portfolios and seek clear and consistent disclosures from the companies in which they invest, including credible climate transition plans. BlackRock notes that investment flows into “sustainable” and climate aligned assets will drive long term outperformance;[4]

In response to material climate risk, the steering committee of the Climate Action 100+ initiative, a coalition of more than 500 investors with over $52 trillion in assets, issued a Net Zero Company Benchmark (Benchmark) outlining metrics that create climate accountability for companies and transparency for shareholders on greenhouse gas (GHG) emissions, GHG targets, improved climate governance, and climate related financial disclosures;[5]

Booking Holdings has a number of popular online travel related information and booking services, including Kayak and Priceline. Booking has undertaken limited climate related activities. It discloses its scope 1 and 2 emissions, buys renewable energy where available from the grid, and is undertaking certain energy efficiency programs and incentives for its buildings. Bookings has not set climate related targets to reduce its GHG emissions which have grown 20% between 2018 and 2019.

Climate related decisions by a company have portfolio-wide and economy-wide implications. Setting and disclosing appropriate GHG reduction targets, describing a climate plan and capital allocation in line with achieving those targets, and reporting progress therein to shareholders is an important means of assuring that management is taking seriously the physical and transition risks associated with climate change. Shareholders believe that disclosing a clear climate transition plan and strategies will benefit the company and its investors, as well as global climate change objectives.

Resolved: Shareholders request that the Board of Directors issue a climate transition report, at least 120 days prior to the next annual meeting, and updated annually, that addresses the scale and pace of its responsive measures associated with climate change.

Supporting Statement: Shareholders recommend that the transition report, in the board and management’s discretion:

●

Continues to annually quantify the Company’s Scope 1-2 GHG emissions;

●

Sets forth a climate transition plan with goals, ambitions, and time frames the Company has or proposes to adopt to reduce GHG emissions over time, if any;

●

Benchmarks its transition plan and progress against peers and scientifically based climate standards (such as the Net Zero Benchmark, Science Based Targets[6])

●

Discloses any other information that the Board deems appropriate.

[1]

https://www.govtrack.us/congress/bills/subjects/climate_change_and_greenhouse_gases/6040#sort=-introduced_date

[2]

https://www.nature.com/articles/d41586-020-00175-5

[3]

https://www.cftc.gov/sites/default/files/2020-09/9-9-20%20Report%20of%20the%20Subcommittee%20on%20ClimateRelated%20Market%20Risk
%20-%20Managing%20Climate%20Risk%20in%20the%20U.S.%20Financial%20System%20for%20posting.pdf

[4]

https://www.blackrock.com/corporate/literature/whitepaper/bii-portfolio-perspectives-february-2020.pdf

[5]

https://climateaction100.wpcomstaging.com/wp-content/uploads/2020/11/FINAL-CA100-Master-Indicators.pdf

[6]

The Science-Based Targets Initiative - a system to assure that corporate targets align with climate science, providing investors a standardized means of evaluating company climate targets.

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Board of Directors Statement in Opposition to Proposal 7

The Board of Directors recommends a vote AGAINST this Proposal 7.

The Board of Directors has carefully considered the stockholder proposal and does not believe that the preparation of the type of report requested in the proposal would be a productive use of the Company’s corporate resources or in the best interests of the Company or its stockholders because the Company has already invested corporate resources and has taken significant steps to gather data, assess its impact on the environment and climate and report on such matters publicly. Although the Board opposes the proposal, the Company recognizes that environmental and climate-change-related issues are important and is committed to operating its business in an environmentally responsible manner.

The Board fundamentally disagrees with the proponent’s suggestion that the Company has undertaken only limited climate-related activities. In fact, the Company is focused on mitigating the environmental impact of its business through decreasing energy and emissions, reducing water consumption and decreasing waste globally across all of our brands. For example:

●

In 2020, the Company became carbon neutral, ahead of its projected timeline to reach this milestone. The Company was able to accomplish this goal by reducing its gross emissions and purchasing carbon offsets via Gold Standard or Verified Carbon Standard-certified projects. The Board acknowledges that carbon offsets are a viable temporary solution to compensate for emissions from the Company’s operations that have not yet been reduced, but believes that utilizing this approach allows the Company to simultaneously work to address the impacts of its operations in the long term and offset its past emissions.

●

In 2019, KAYAK and OpenTable employees founded the Global Green Team, which has a goal of reducing the carbon footprint at work and aligning green practices across offices through various initiatives such as water and electricity conservation through automation and employee technology buy-back programs.

●

Although the Company leases all of its data centers and office spaces and is limited in its ability to control energy use directly, the Company works with its landlords and property managers to implement energy efficiency programs and incentives where possible.

●

Booking.com is developing a new headquarters building in Amsterdam, which will be the Company’s first owned building, and the Company’s goal is for the building to be accredited with a Building Research Establishment Environmental Assessment Method (BREEAM) excellence certificate.

●

The Company co-founded Travalyst in 2019 alongside Skyscanner, Tripadvisor, Trip.com and Visa, and as part of this collaboration, the Company is developing sustainability frameworks that will serve as a guide for highlighting sustainable travel and tourism practices across the industry and promote responsible tourism practices by its partners and end-users.

●

The Company publishes an annual sustainability report, which includes information about the Company’s GHG emissions (including scope 1 and 2 emissions referenced by the proponent), resource usage and sustainability goals and metrics. This report is available at bookingholdings.com/corporate-responsibility.

The Company is an Internet company that provides online travel and related services, and does not directly provide accommodation or travel services to its customers. Nevertheless, as a member of the global travel industry, the Company is committed to reducing its carbon footprint and promoting sustainable tourism practices by its partners and customers. For example, Booking.com conducted a global research survey in 2020 and found that while most travelers find sustainability to be an important topic, 38% of those surveyed were not sure where to look to find sustainable accommodations. In response, Booking.com began collecting information about the sustainability activities of its partners with the goal of using this information to educate its partners on how to improve their own efficiency and to make it easier for customers to choose sustainable accommodations. In 2018, Agoda partnered with a non-profit organization in Myanmar to help raise awareness and encourage local accommodation providers to take steps to reduce their environmental impact, including by reducing single-use plastics at their properties.

While the Company is committed to providing stockholders with important information about its climate-related activities and goals, issuing the report described in the proposal would impose significant burdens and costs on the Company, and would require the Company to divert substantial time and resources to a report that would not provide any meaningful benefit to its stockholders. For example, the proposal recommends that the Company benchmark its progress against the Science-Based Targets initiative or Net Zero Benchmark frameworks, and such a request fails to account for the Board and management’s

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involvement and ongoing commitment to the Company’s climate-related goals and disclosures as outlined above. The Company has developed a robust disclosure framework and follows standards published by the Global Reporting Initiative and the Sustainability Accounting Standards Board to prepare its annual sustainability report, and the Company consults with agencies such as MSCI, Inc. and Sustainalytics to prepare its environmental, social and governance (ESG) reporting. In light of the Company’s ongoing efforts in this area, the Board believes that management, with oversight by the Board, is best positioned to determine how to drive sustainability within the Company and report on the Company’s sustainability activities and progress. Further, the Board believes that changing the Company’s reporting processes, disclosure approach and climate-related priorities to create a report as described in the proposal is unnecessary, would not change the Company’s climate-related goals, would not provide stockholders with any additional meaningful information and would not be the best use of the Company’s resources. The Board believes that the time and expense that would be diverted to the preparation of the requested report would be better allocated towards the Company’s ongoing commitments to reduce its carbon footprint and to both model and promote environmental stewardship within the tourism industry and continuing to focus on the Company’s current reporting framework.

The Company’s mission is to make it easier for everyone to experience the world, both today and for generations to come. As such, the Company is committed to engaging in, supporting and promoting sustainable practices both internally and across the global tourism industry, and will continue to challenge itself and its industry to become more sustainable. In light of the Company’s existing disclosures, initiatives and goals to reduce its environmental impact and to encourage responsible tourism, the Board believes the requested report would not provide additional material insight into the Company’s environmental activities and, with its attendant costs and required resources, is not in the best interests of the Company or its stockholders.

The Board of Directors recommends that you vote AGAINST this Proposal 7. Your proxy will be so voted unless you specify otherwise on the proxy card.

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Proposal 8

Stockholder Proposal – Annual Investor Advisory Vote on Climate Plan

As You Sow, 2150 Kittredge St., Suite 450, Berkeley, CA 94704, on behalf of Booth Investments, LLC, owner of 23 shares of the Company’s common stock, has given notice that it intends to present the following proposal at the Annual Meeting:

Annual Investor Advisory Vote on Climate Plan

Whereas: Increasingly, investors are seeking to ascertain whether their companies’ climate strategies are being undertaken at a scale and pace necessary to reduce climate transition risk and address global climate change needs. Shareholders therefore seek a voice in advising the Company regarding its plans related to climate change.

In response to material climate risk, investors frequently refer to two key benchmarks of progress. The steering committee of the Climate Action 100+ initiative, a coalition of more than 500 investors with over $52 trillion in assets, has developed a Net Zero Company Benchmark (Benchmark) outlining metrics of climate accountability for companies, and transparency for shareholders, including metrics related to greenhouse gas (GHG) emissions, GHG targets, improved climate governance, and climate related financial disclosures, among others.

The Science-Based Targets Initiative (SBTi) has established a credible means of assuring that corporate targets align with climate science. The initiative’s robust validation process provides investors a standardized view for evaluating climate targets.

Booking Holdings provides online travel-related information and booking services to consumers. Booking’s services include Kayak and Priceline. An analysis published in the Journal of Cleaner Production in 2018 estimated that, if unchecked, the growth in energy consumption in the information and communications sector may account for as much as 14% of 2016-level global greenhouse gas equivalents by 2040.[1]

Resolved: Shareholders of Booking Holdings request that the Company provide shareholders with the opportunity, in the annual proxy statement (starting with 2022), to provide an advisory vote on whether, in consideration of global climate benchmarks, they approve or disapprove of the Company’s publicly available climate policies and strategies.

Supporting Statement: In assessing the company’s policies and strategies, shareholders can refer to benchmarks such as the Net Zero Benchmark and/or Science Based Targets.

Nothing in this proposal shall be construed as constraining the discretion of the board and management in its disclosures or implementation of a climate change transition strategy.

[1]

https://pubag.nal.usda.gov/catalog/6137184

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Board of Directors Statement in Opposition to Proposal 8

The Board of Directors recommends a vote AGAINST this Proposal 8.

The Board of Directors has carefully considered the stockholder proposal and does not believe that implementing an annual stockholder advisory vote on the Company’s climate policies and strategies would be in the best interests of the Company or its stockholders. Although the Board opposes the proposal, the Company recognizes that environmental and climate-change-related issues are important and is committed to operating its business in an environmentally responsible manner.

As an Internet company that provides online travel and related services, the Company is focused on mitigating the environmental impact of its business through decreasing energy and emissions, reducing water consumption and decreasing waste globally across all of its brands, and has established a variety of initiatives, both internal and external, aimed at promoting environmental stewardship and responsibility by the Company and the industry at large. The Company has established a framework of oversight and disclosure related to these initiatives and other environmental, social and governance (“ESG”) issues. The Nominating and Corporate Governance Committee oversees the Company’s sustainability and ESG efforts, and regularly reviews the Company’s policies, practices and progress related to these issues. Additionally, the Company summarizes many of these initiatives and discloses information about the Company’s GHG emissions, resource usage and sustainability goals and metrics in its annual sustainability report, which is available at bookingholdings.com/corporate-responsibility. This sustainability report is reviewed and updated each year to describe the Company’s progress on ESG initiatives and goals.

Implementing the requested advisory vote and preparing additional disclosures and related reports would impose substantial burdens and costs on the Company, without providing any meaningful benefit to its stockholders. For example, although the proponent suggests that the proposal is not meant to constrain the discretion of the Board and management in its disclosures or implementation of a climate change transition strategy, implementing an advisory vote pursuant to which stockholders benchmark the Company’s progress against the Net Zero Benchmark and/or Science Based Targets would require the Company to significantly expand both the type and volume of data that it currently collects and analyzes. Furthermore, an advisory vote prescribing the means by which the Company’s progress will be measured could constrain the Board and management’s flexibility to pursue initiatives that they believe are in the Company’s best interests. The Board believes that the time and expense that would be diverted to creating the infrastructure necessary to implement the proposal’s requested annual stockholder advisory vote would be better allocated towards the Company’s ongoing commitments to reduce its carbon footprint and to both model and promote environmental responsibility within the tourism industry.

The Company’s many stakeholders will have different views of the Company’s policies, practices and disclosures regarding environmental matters and progress in addressing climate-related matters. Further, environmental issues are particularly complex and company-specific, and a simple binary vote would not communicate meaningful information to the Company, as stockholders could have many different reasons for voting in favor of or against the proposal. For example, a “no” vote could mean, among other things, (a) that a stockholder believes the Company is using an excess of corporate resources to implement change too quickly or (b) that the stockholder believes the Company should allocate more corporate resources to accelerate its progress. Stockholders who vote in favor of the proposal could disagree with the means by which the Company has achieved such progress, but a simple vote would not communicate the reasoning behind the stockholder’s vote. Because of these varying viewpoints and the inability of a binary vote to convey them, the Board believes that the better and more efficient manner of collecting feedback and input on these issues is through the Company’s ongoing engagement activities with stockholders and other stakeholders, and the Company plans to continue to strengthen its sustainability and ESG programs over time through this process. For example, every year the Company engages with its large stockholders to discuss ESG matters. Through these conversations, the Company encourages feedback from these stockholders related to the Company’s sustainability and ESG matters. During these discussions with stockholders in 2020, no stockholders suggested that the Company should implement an annual advisory vote as suggested by the proposal. Further, any stockholder is able to engage with the Company and the Board (see Corporate Governance - Board Practices and Procedures - Communications with the Board of Directors on page 35 of this Proxy Statement for additional information on how stockholders can contact the Board) and communicate its views or request a discussion with management. The Company intends to maintain this open dialogue with stockholders to ensure that its programs and policies are aligned with their interests and priorities.

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The Company’s mission is to make it easier for everyone to experience the world, both today and for generations to come. The Board agrees with the proponent on the importance of oversight and disclosure surrounding environmental issues, and believes that the Company has taken appropriate steps and implemented processes to ensure proper oversight over its numerous climate-related goals and initiatives. However, the Board does not believe that a stockholder vote as proposed would be an effective means to communicate stockholder views on the Company’s climate-related efforts or provide meaningful input to the Company’s decision-making process. In light of this and the Company’s existing disclosures and available means for stockholders to communicate their views to the Company, the Board believes that the implementation of an advisory vote, with its attendant costs and required resources, is not in the best interests of the Company or its stockholders.

The Board of Directors recommends that you vote AGAINST this Proposal 8. Your proxy will be so voted unless you specify otherwise on the proxy card.

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2022 Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 of the SEC’s proxy rules, wish to present proposals (other than nominees for election to the Board pursuant to Article II Section 13 of our By-Laws) for inclusion in the proxy materials to be distributed by us in connection with the 2022 annual meeting of stockholders must submit their proposals to our Corporate Secretary on or before December         , 2021.

In order for proposals, including stockholder nominees for election to the Board (other than those requested to be included in our proxy materials pursuant to Article II Section 13 of our By-Laws), to be properly brought before the 2022 annual meeting of stockholders in accordance with our By-Laws (and not pursuant to SEC Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the By-Laws (and not pursuant to SEC Rule 14a-8 or Article II Section 13 of our By-Laws) must be received no earlier than February 3, 2022 and no later than March 5, 2022.

If one or more eligible stockholders desire to include one or more nominees for election to the Board in our proxy materials for the 2022 annual meeting of stockholders pursuant to Article II Section 13 of our By-Laws, the notice required by Article II Section 13 of the By-Laws must be delivered to our Corporate Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any such notice must be received no earlier than January 4, 2022 and no later than February 3, 2022.

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OTHER
MATTERS

Annual Meeting Information	114
For the Annual Meeting of Stockholders to be Held on Thursday, June 3, 2021	114
Voting Rights and Outstanding Shares; Approval	114
Voting Matters	115
Revocability of Proxies	115
Solicitation	116
How to Attend the Annual Meeting	116

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Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote on those matters in accordance with their best judgment.

Annual Meeting Information

For the Annual Meeting of Stockholders to be Held on Thursday, June 3, 2021

The enclosed proxy is solicited on behalf of the Board of Booking Holdings Inc. for use at our 2021 Annual Meeting of Stockholders to be held on Thursday, June 3, 2021, at 11:00 a.m. local (Eastern) time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/BKNG2021. We intend to mail this proxy statement and the proxy card on or about , 2021 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 8, 2021 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 8, 2021, 41,052,665 shares of common stock were outstanding and entitled to vote. Each holder of record of common stock on April 8, 2021 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present either at the webcast or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who are present at the Annual Meeting webcast or by proxy and who abstain, and proxies relating to shares held by a broker on your behalf (that is, in “street name”), that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.

For purposes of approving the matters to be voted upon at the Annual Meeting:

●

With respect to Proposal 1, the nominees for election to the Board who receive a majority of votes cast for the election of directors will be elected directors. With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “against” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote.

●

With respect to Proposal 2, the non-binding advisory vote to approve 2020 executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

●

With respect to Proposal 3, the vote to approve amendments to our 1999 Omnibus Plan, including an amendment to extend the term of the Plan for another ten years, will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

●

With respect to Proposal 4, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 4, abstentions will have the same effect as a vote against the matter. Because brokers are entitled to vote on Proposal 4 without specific instructions from beneficial owners, there will be no broker non-votes on this matter.

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●

With respect to Proposal 5, the management proposal to amend the Company’s certificate of incorporation to allow stockholders the right to act by written consent will be considered approved by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. With respect to Proposal 5, abstentions and broker non-votes have the same effect as votes against the matter.

●

With respect to Proposal 6, the non-binding stockholder proposal requesting the right of stockholders to act by written consent will be considered approved by the affirmative vote of a majority of the shares present and entitled to vote on the matter. With respect to Proposal 6, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

●

With respect to Proposal 7, the non-binding stockholder proposal requesting the Company issue a climate transition report will be considered approved by the affirmative vote of a majority of the shares present and entitled to vote on the matter. With respect to Proposal 7, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

●

With respect to Proposal 8, the non-binding stockholder proposal requesting the Company hold an annual advisory stockholder vote on the Company’s climate policies and strategies will be considered approved by the affirmative vote of a majority of the shares present and entitled to vote on the matter. With respect to Proposal 8, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

If your shares are held in “street name,” and you do not instruct the broker as to how to vote your shares on Proposals 1, 2, 3, 5, 6, 7 or 8, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 4, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker so your vote can be counted.

Voting Matters

Proposal	Board Vote Recommendation
Proposal 1: Election of Directors	FOR each nominee
Proposal 2: Advisory Vote to Approve 2020 Executive Compensation	FOR
Proposal 3: Vote to Approve Amendments to the Company’s 1999 Omnibus Plan	FOR
Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm	FOR
Proposal 5: Management Proposal to Approve Amendment to Certificate of Incorporation to Give Stockholders the Right to Act by Written Consent	FOR
Proposal 6: Non-Binding Stockholder Proposal Requesting Right of Stockholders to Act by Written Consent	AGAINST
Proposal 7: Non-Binding Stockholder Proposal Requesting Management Issue a Climate Transition Report	AGAINST
Proposal 8: Non-Binding Stockholder Proposal Requesting the Company Hold an Annual Advisory Stockholder Vote on the Company’s Climate Policies and Strategies	AGAINST

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

●

filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

●

filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

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●

attending the virtual Annual Meeting and voting through the platform (attendance at the meeting will not, by itself, revoke a proxy). Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name and present such proxy to us in order to vote at the meeting to obtain a 16-digit control number.

Solicitation

We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward these materials to the beneficial owners of common stock. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Our directors, officers or other regular employees may also solicit proxies by telephone, in-person or otherwise. We will not additionally compensate directors, officers or other regular employees for these services. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies, and we currently expect to pay Morrow Sodali LLC approximately $10,000 for its services, though the fees could be significantly more if we decide to use its services more extensively.

How to Attend the Annual Meeting

If you plan to attend the Annual Meeting, the webcast can be accessed at www.virtualshareholdermeeting.com/BKNG2021 and the Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the meeting website prior to the start time to ensure your ability to access the meeting. If you wish to vote or ask questions at the Annual Meeting, you must provide the 16-digit control number provided on your proxy card, on the Notice of Internet Availability of Proxy Materials or on the instructions that accompanied the proxy materials and follow the instructions available on the meeting website during the Annual Meeting. If you experience technical difficulties during check-in or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform page for assistance.

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APPENDICES

Appendix A Unaudited Reconciliation of GAAP to Non-GAAP Financial Information	118
Non-GAAP Financial Measures	120
Appendix B Form of Proxy Card	121
Appendix C Booking Holdings Inc. 1999 Omnibus Plan (as Amended and Restated Effective June 3, 2021)	123
Appendix D Certificate of Amendment of Restated Certificate of Incorporation	134

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Appendix A

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(In millions)(1)		Year Ended December 31,
		2020	2019	2018	2017	2016	2015	2014
GAAP Net income		$ 59	$4,865	$3,998	$ 2,341	$2,135	$2,551	$2,442
(a)	Adjustment to loyalty program liability	–	–	(27)	–	–	–	–
(b)	Net travel transaction tax charge (benefit)	–	–	45	(12)	–	(30)	–
(c)	Adjustment to personnel expenses	–	66	–	–	–	–	–
(d)	Litigation settlement	–	–	–	19	–	–	–
(e)	Depreciation and amortization	458	469	426	363	309	272	208
(f)	Impairment of goodwill	1,062	–	–	–	941	–	–
(e)	Interest and dividend income	(54)	(152)	(187)	(157)	(95)	(56)	(14)
(e)	Interest expense	356	266	269	254	208	160	88
(g)	Loss on early extinguishment of debt	–	–	–	2	–	–	6
(h)	Remeasurement losses (gains) on certain Euro-denominated debt	200	(7)	–	–	–	–	–
(i)	Net (gains) losses on marketable equity securities	(1,811)	(745)	367	–	–	–	–
(j)	Impairment of investments	100	–	–	–	63	–	–
(e)	Income tax expense	508	1,093	837	2,058	578	577	568
ADJUSTED EBITDA		$879	$5,855	$5,729	$4,867	$4,139	$3,475	$3,278

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(In millions, except share and per share data)(1)		Year Ended December 31,
		2020	2019
GAAP Net income		$ 59	$ 4,865
(c)	Adjustment to personnel expenses	–	66
(f)	Impairment of goodwill	1,062	–
(h)	Remeasurement losses (gains) on certain Euro-denominated debt	200	(7)
(i)	Net gains on marketable equity securities	(1,811)	(745)
(j)	Impairment of investments	100	–
(k)	Amortization of intangible assets	167	175
(l)	Debt discount amortization related to convertible debt	49	45
(m)	Income taxes on convertible notes held for investment	15	21
(n)	Impact of Tax Act	(8)	(49)
(o)	French and Italian unrecognized tax benefits	64	–
(p)	Tax impact of Non-GAAP adjustments	297	92
NON-GAAP NET INCOME		$ 194	$ 4,463
WEIGHTED-AVERAGE NUMBER OF DILUTED COMMON SHARES OUTSTANDING (IN 000’S)		41,160	43,509
GAAP NET INCOME PER DILUTED COMMON SHARE		$ 1.44	$ 111.82
NON-GAAP NET INCOME PER DILUTED COMMON SHARE		$ 4.71	$102.57

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(1)

Amounts may not total due to rounding.

(a)

Favorable adjustment to OpenTable’s loyalty program liability related to changes introduced in the 1st quarter of 2018 to the program and is excluded from Net income to calculate Adjusted EBITDA.

(b)

Adjustments related to prior period net travel transaction tax charge (benefit) including estimated interest and penalties, where applicable, which are recorded in General and administrative expense. Interest income was recorded related to a favorable ruling for the twelve months ended December 31, 2018 and is included in Other income (expense), net. These adjustments are excluded from Net income to calculate Adjusted EBITDA.

(c)

Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation, which is recorded in Personnel expenses and is excluded from Net income to calculate Non-GAAP Net Income and Adjusted EBITDA.

(d)

Adjustment for patent litigation settlement expense which is recorded in General and administrative expense and is excluded from Net income to calculate Adjusted EBITDA.

(e)

Amounts are excluded from Net income to calculate Adjusted EBITDA.

(f)

Impairment of goodwill related to our OpenTable and KAYAK reporting unit in 2020 and our OpenTable reporting unit in 2016, which are recorded in Operating expenses and are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(g)

Loss on early extinguishment of debt is recorded in Other income (expense), net and is excluded from Net income to calculate Adjusted EBITDA.

(h)

Adjustment for foreign currency transaction losses or gains on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes is recorded in Other income (expense), net and excluded from Net Income to calculate Non-GAAP Net income and Adjusted EBITDA.

(i)

Net gains or losses on marketable equity securities are recorded in Other income (expense), net and are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(j)

Impairment of investment in Didi Chuxing equity securities in 2020 and impairment of investments, principally related to our investment in Hotel Urbano in 2016, are recorded in Other income (expense), net, and are excluded from Net Income to calculate Non-GAAP Net income and Adjusted EBITDA.

(k)

Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.

(l)

Non-cash interest expense related to the amortization of debt discount on convertible debt is recorded in Interest expense and is excluded from Net income to calculate Non-GAAP Net income.

(m)

Reclassification of income taxes related to convertible notes held for investment that matured in the 2nd quarter of 2020 and the 3rd quarter of 2019, and were reclassified from Accumulated other comprehensive loss to Income tax expense.

(n)

Benefit for U.S. Federal tax credits resulting from the U.S. Tax Cuts and Jobs Act (“Tax Act”) and an adjustment to the one-time deemed repatriation liability resulting from the Tax Act.

(o)

Unrecognized tax benefits related to French and Italian tax matters and is excluded from Net income to calculate Non-GAAP Net income.

(p)

Reflects the tax impact of Non-GAAP adjustments above which are excluded from Net income to calculate Non-GAAP Net income.

For a more detailed discussion of the adjustments described above, please see our earnings press release for the relevant period, including the section under the heading “Non-GAAP Financial Measures” which provides a definition and information about the use of non-GAAP financial measures.

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Non-GAAP Financial Measures

Non-GAAP net income represents GAAP net income, adjusted to exclude an adjustment to OpenTable’s loyalty program, prior period net travel transaction tax charges (benefit) (e.g., value-added taxes, sales taxes, excise taxes, hotel occupancy taxes, etc.), charges to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation, a litigation settlement, the impact of impairments of goodwill, foreign currency transaction gains or losses on Euro-denominated debt that is not designated as a hedging instrument for accounting purposes, gains and losses on marketable equity securities, the impact of significant gains or losses on the sale of and impairment or credit losses on investments in available-for-sale debt securities and significant gains or losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values, amortization expense of intangible assets, non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt related to our convertible debt, income taxes related to convertible notes held for investment that matured and were reclassified from accumulated other comprehensive loss to income tax expense, the income tax impact related to one-time adjustments as a result of the Tax Act enacted in December 2017, the impact of unrecognized tax benefits related to the French and Italian tax matters, and the income tax impact of the non-GAAP adjustments mentioned above.

Adjusted EBITDA excludes the items listed above relating to non-GAAP net income as well as depreciation expense, interest and dividend income, interest expense and income tax expense.

Non-GAAP net income and Adjusted EBITDA are “non-GAAP financial measures,” as such term is defined by the SEC, and may differ from non-GAAP financial measures used by other companies. As discussed in this proxy statement, we use Adjusted EBITDA (calculated as described in this proxy statement) as a key performance measure under our annual cash incentive bonus plan and long-term equity incentive awards, as they pertain to the named executive officers. This non-GAAP measure and the other non-GAAP measures used are not intended to represent funds available for our discretionary use and are not intended to represent, or to be used as a substitute for, operating income or net income as measured under GAAP. The items excluded from non-GAAP net income and Adjusted EBITDA, but included in the calculation of their closest GAAP equivalents, are significant components of our consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.

We also use these non-GAAP financial measures for financial and operational decision-making. We believe that these non-GAAP financial measures are useful for analysts and investors to evaluate our ongoing operating performance because they facilitate comparison of our current period to those of prior periods and to those of our competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by us).

The presentation of this financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP in the United States. The discussion on non-GAAP adjustments above is based on GAAP as applicable to the Company for the year ended December 31, 2020.

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Appendix B

Form of Proxy Card

PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION-DATED APRIL 9, 2021

BOOKING HOLDINGS

BOOKING HOLDINGS INC.
ATTN: GERI JACKSON
800 CONNECTICUT AVENUE
NORWALK, CT 06854

SCAN TO VIEW MATERIALS & VOTE

VOTE ONLINE
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BKNG2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49252-P49029 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOOKING HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Against All	For All Except
1. To elect eleven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.	☐	☐	☐

To vote against any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Timothy M. Armstrong
02) Glenn D. Fogel
03) Mirian M. Graddick-Weir
04) Wei Hopeman
05) Robert J. Mylod, Jr.
06) Charles H. Noski
07) Nicholas J. Read
08) Thomas E. Rothman
09) Bob van Dijk
10) Lynn M. Vojvodich
11) Vanessa A. Wittman

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement & Annual Report are available at www.proxyvote.com.

D49253-P49029

BOOKING HOLDINGS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2021

The undersigned hereby appoints DAVID I. GOULDEN and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Booking Holdings Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Booking Holdings Inc. to be held on Thursday, June 3, 2021 at 11:00 a.m. Eastern time held virtually at www.virtualshareholdermeeting.com/BKNG2021, and at any and all continuations and adjournments of the meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5 AND AGAINST PROPOSALS 6, 7 AND 8. EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Continued and to be signed on reverse side

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Appendix C

Booking Holdings Inc. 1999 Omnibus Plan (as Amended and Restated Effective June 3, 2021)

1.

Establishment and Purpose.

The Booking Holdings Inc. 1999 Omnibus Plan (the “Plan”) is hereby amended and restated in its entirety, effective as of June 3, 2021. The Plan is intended to promote the interests of Booking Holdings Inc. (the “Company”) by providing employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

2.

Definitions.

As used in the Plan and any Agreement, the following definitions apply to the terms indicated below (unless otherwise defined in an Agreement):

(a)

“Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)

“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award. The Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(c)

“Award” shall mean any Option, Restricted Stock or Other Stock-Based Award granted under the Plan.

(d)

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)

“Board” shall mean the Board of Directors of the Company.

(f)

“Cause” shall mean (i) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (iii) the commission by the Participant of a felony; (iv) the commission by the Participant of a crime against the Company which is materially injurious to the Company; (v) the Participant’s willful and material violation of any Company code of conduct; (vi) the Participant’s material breach of any non-competition, non-solicitation, or other restrictive covenant that the Participant enters into with the Company or a Subsidiary; or (vii) the Participant’s willful and material breach of any confidentiality agreement that the Participant enters into with the Company or a Subsidiary. For purposes of this Section 2(f), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

(g)

“Change in Control” shall mean the occurrence of any one of the following events:

(i)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this Section 2(g)(i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in Section 2(g)(iii));

(ii)

individuals who, on the date an Award is granted (the “Grant Date”), constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

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(iii)

the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person to a percentage equal to or greater than 35, a Change in Control of the Company shall then be deemed to occur.

(h)

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)

“Committee” shall mean (i) with respect to the application of this Plan to employees and consultants, a committee established by the Board, which committee shall be intended to consist of two or more Non-Employee Directors, each of whom shall be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act, and (ii) with respect to the application of this Plan to Non-Employee Directors, the Board.

(j)

“Company” shall mean Booking Holdings Inc., a corporation organized under the laws of the State of Delaware, or any assign or successor thereto as provided in Section 32 hereof.

(k)

“Director” shall mean a member of the Board.

(l)

“Disability” shall mean (i) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company or an Affiliate and applicable to him or her; (ii) when used in connection with the exercise of an Incentive Stock Option following termination of Employment, disability within the meaning of Section 22(e)(3) of the Code, or (iii) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

(m)

“Effective Date” shall mean June 3, 2021.

(n)

“Employment” shall mean the employment, directorship or consultancy of a Participant with the Company, its parent or a Subsidiary.

(o)

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

(p)

“Executive Officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

(q)

“Fair Market Value” of a share of Stock as of a particular date shall mean the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange.

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(r)

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(s)

“Issue Date” shall mean the date established by the Company on which certificates representing Restricted Stock, if issued, shall be issued by the Company or the date when Restricted Stock is transferred pursuant to the terms of Section 8(e).

(t)

“Non-Employee Director” shall mean a member of the Board who is not a current employee of the Company.

(u)

“Non-Qualified Option” shall mean an Option other than an Incentive Stock Option.

(v)

“Option” shall mean an option to purchase a number of shares of Stock granted pursuant to Section 7.

(w)

“Other Stock-Based Award” shall mean an award granted pursuant to Section 9 hereof.

(x)

“Partial Exercise” shall mean an exercise of an Award for less than the full extent permitted at the time of such exercise.

(y)

“Participant” shall mean (i) an employee, consultant or Non-Employee Director of the Company or a Subsidiary to whom an Award is granted hereunder and (ii) any such person’s successors, heirs, executors and administrators, as the case may be, in such capacity.

(z)

“Performance Goals” shall mean performance goals approved by the Committee, which may be based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings, (v) earnings before interest, taxes, depreciation and/or amortization, (vi) book value per share, (vii) sales or revenues, (viii) operating expenses, (ix) margins, (x) market share, (xi) gross bookings, (xi) hotel/accommodation room nights, or (xii) price appreciation or other measurement of the change in value of a share of Stock. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of, among other things, unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(aa)

“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock, or (v) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

(bb)

“Plan” shall mean the Booking Holdings Inc. 1999 Omnibus Plan, as may be amended or amended and restated from time to time.

(cc)

“Restricted Stock” shall mean a share of Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Sections 8(b) and 8(c).

(dd)

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(ee)

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

(ff)

“Stock” shall mean shares of the common stock, par value $.008 per share, of the Company.

(gg)

“Subsidiary” shall mean any corporation, company, partnership, joint venture, unincorporated association or other entity in an unbroken chain of corporations (or other entities) beginning with the Company if, at the time of granting of an Award, each of the corporations, companies, partnerships, joint ventures, unincorporated associations or other entities (other than the last corporation or other entity in the unbroken chain) owns stock (or other ownership interests) possessing 50% or more of the total combined voting power of all classes of stock (or other ownership

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interests) in one of the other corporations, companies, partnerships, joint ventures, unincorporated associations (or other entities) in the chain; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall mean any corporation in which the corporation owns or controls directly or indirectly more than 50% of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

(hh)

“Vesting Date” shall mean the date established by the Committee on which Restricted Stock may vest.

3.

Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 11,595,833 shares (all of which were authorized and available under the Plan on or prior to June 6, 2013), subject to adjustment as provided herein. No more than 1,250,000 shares of Stock may be awarded in respect of Options, no more than 416,666 shares of Stock may be awarded in respect of Restricted Stock and no more than 833,334 shares of Stock may be awarded in respect of Other Stock-Based Awards to a single individual in any given year during the life of the Plan, which amounts shall be subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Subject to Section 17(b), if any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan and pursuant to the terms of Sections 8(a) and 9.

Notwithstanding anything to the contrary contained herein: (a) shares of Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate plan limit described above; (b) shares of Stock withheld by the Company to satisfy any tax withholding obligations shall not be added to the aggregate plan limit described above; and (c) shares of Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above.

Except as provided in an Award Agreement, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Awards under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued under this Plan and in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

4.

Administration of the Plan.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, to the extent permitted by law, delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Plan.

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The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of Employment or otherwise adjust any of the terms of such Option, (b) accelerate the Vesting Date or waive any condition imposed hereunder with respect to any Restricted Stock and (c) otherwise adjust any of the terms applicable to any Award; provided, however, in each case, that in the event of the occurrence of a Change in Control, the provisions of Section 10 hereof shall govern the vesting and exercisability schedule of any Award granted hereunder.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.

Eligibility.

Incentive Stock Options shall be granted only to employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries, who may receive an “incentive stock option” under Section 422 of the Code. All other Awards may be granted to officers, independent contractors, key employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

6.

Awards Under the Plan; Non-Employee Director Grants and Compensation Limit; Agreements

(a)

Grants. The Committee may grant Options, Restricted Stock and Other Stock-Based Awards to Participants in such amounts and on such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion.

(b)

Non-Employee Director Grants and Compensation Limit. The Committee may grant Options, Restricted Stock and Other Stock-Based Awards to Non-Employee Directors in such amounts and on such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion; provided, however, that no Participant who is a Non-Employee Director may receive compensation in the form of a grant of an Award (calculating the value of any such Award based on the grant date fair value for financial reporting purposes), cash, or other property, or a combination thereof for his or her service as a Non-Employee Director in any one calendar year in excess of $750,000. If a Non-Employee Director subsequently becomes an employee of the Company while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of Employment will not be affected thereby. Pursuant to this Section 6(b) and pursuant to procedures established by the Committee, Non-Employee Directors may be awarded all or any portion of their annual retainer, meeting fees or other fees in shares of Stock, restricted stock, or other awards under the Plan in lieu of cash.

(c)

Agreements. Each Award granted under the Plan shall be evidenced by an Agreement that shall contain such provisions as the Committee may, in its sole and absolute discretion, deem necessary or desirable.

7.

Options.

(a)

Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Option.

(b)

Exercise Price. Each Agreement with respect to an Option shall set forth the exercise price per share of Stock payable by the Participant to the Company upon exercise of the Option. The exercise price per share of Stock shall be determined by the Committee; provided, however, that in no case shall an Option have an exercise price per share of Stock that is less than the Fair Market Value of a share of Stock as of the date on which the Option is granted.

(c)

Term and Exercise of Options.

(i)

Each Agreement with respect to an Option shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Option or installments thereof will become exercisable. A grant of an Option may provide for the earlier exercise of such Option in the event of a Change in Control. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise and except in the event of a Change in Control, no Option shall be exercisable prior to the first anniversary of the date of grant. Furthermore, no Option granted under this Plan shall provide for the payment of any dividends or dividend equivalents to a Participant.

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(ii)

An Option may be exercised for all or any portion of the Stock as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $100.00. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)

Each Agreement with respect to an Option shall specify whether the payment for Stock purchased upon the exercise of an Option shall be made by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or by wire transfer of immediately available funds; (B) in Stock owned by the Participant valued at their Fair Market Value on the effective date of such exercise; or (C) by such other provision as the Committee may from time to time authorize.

(iv)

To the extent permitted by law, any grant of an Option may provide for deferred payment of the exercise price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(v)

Stock purchased upon the exercise of an Option shall be in the name of the Participant or other person entitled to receive such Stock and transferred or delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)

Limitations on Incentive Stock Options.

(i)

To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii)

No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Code) Stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (A) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)

Effect of Termination of Employment. If permitted by Section 409A of the Code, in the event that the Employment of a Participant shall terminate on account of death, Disability, retirement, Change in Control, or termination without Cause (or other special circumstances as determined by the Committee, including termination for good reason), the Committee may, in its sole discretion, accelerate the time at which an Option may be exercised. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

8.

Restricted Stock.

(a)

Issue Date and Vesting Date. At the time of the grant of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Committee may divide such shares of Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. If the Participant is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 8(e). Provided that all conditions to the vesting of Restricted Stock imposed pursuant to Section 8(b) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date with respect to Restricted Stock, such Restricted Stock shall vest and the restrictions of Section 8(c) shall lapse. If the vesting conditions are based only on the passage of time, the Vesting Date for the Restricted Stock awarded after June 6, 2013 shall occur at least three years from the date of grant, except that the award may vest ratably during the three-year period and vesting may occur earlier in case of death, Disability, retirement, Change in Control, termination without Cause or other special circumstances (including termination for good reason as determined by the Committee). The Committee may also grant Restricted Stock with vesting conditions that do not meet the requirements set forth in the preceding sentence so long as the aggregate amount of such Restricted Stock awarded under this Plan, when taken together with any Other Stock-Based Awards granted pursuant to the last sentence of Section 9, may not exceed ten (10) percent of the maximum number of additional shares of Stock in the aggregate made available under this amended and restated version of the Plan as specified in Section 3 above.

(b)

Conditions to Vesting. At the time of the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate, including the attainment of Performance Goals.

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(c)

Restrictions on Transfer Prior to Vesting. Prior to the vesting of any Restricted Stock, no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Stock, and all of the rights related thereto, shall be forfeited by the Participant.

(d)

Dividends on Restricted Stock. The Committee will require that any dividends or distributions paid on Restricted Stock be subject to the same restrictions as apply to the Restricted Stock and be held in escrow until all restrictions on such Restricted Stock have lapsed.

(e)

Book Entry; Issuance of Certificates. Unless otherwise directed by the Committee, (i) any certificates representing shares of Stock issued, together with the powers relating to the Restricted Stock evidenced by such certificate, shall be held by the Company until all restrictions have lapsed or (ii) all shares of Restricted Stock shall be held at the Company’s transfer agent or broker for the Plan in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

(f)

Consequences of Vesting. Upon the vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(c) shall lapse with respect to such Restricted Stock, and reasonably promptly after any Restricted Stock vests, the Company shall cause the shares of Restricted Stock to be free and clear of any restrictions.

(g)

Effect of Termination of Employment.

(i)

Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee’s amendment authority pursuant to Section 4, upon the termination of a Participant’s Employment for any reason other than Cause, any and all Stock to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company.

(ii)

In the event of the termination of a Participant’s Employment for Cause, all shares of Restricted Stock granted to such Participant that have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends or distributions paid on such shares of Stock, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares of Stock.

(h)

Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 8 to Participants may be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of Performance Goals with a performance period of at least one year pre-established by the Committee.

9.

Other Stock-Based Awards

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, shares of Stock (“Other Stock-Based Awards”) may be granted either alone or in addition to other Awards under the Plan. Other Stock-Based Awards may include, without limitation, Awards commonly referred to as restricted stock units, deferred shares or deferred share units, performance shares or performance share units, or stock appreciation rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Stock-Based Awards and all other conditions of such Other Stock-Based Awards, including the attainment of Performance Goals. If the vesting conditions are based only on the passage of time, Other Stock-Based Awards awarded after June 6, 2013 shall vest at least three years from the date of grant, except that the award may vest ratably during the three-year period and vesting may occur earlier in case of death, Disability, retirement, Change in Control, or termination without Cause (or other special circumstances as determined by the Committee, including termination for good reason). Notwithstanding the foregoing, if the vesting conditions are based on the attainment of Performance Goals, Other Stock-Based Awards shall vest at least one year from the date of grant, except that vesting may occur earlier in case of death, Disability, retirement, Change in Control, or termination without Cause (or other special circumstances as determined by the Committee, including termination for good reason). The Committee may also grant Other Stock-Based Awards with vesting conditions that do not meet the requirements set forth in the preceding two sentences so long as the aggregate amount of such Other Stock-Based Awards awarded under this Plan, when taken together with any Restricted Stock granted under this Plan that do not meet the requirements set forth in the fifth sentence of Section 8(a), may not exceed ten (10) percent of the maximum number of additional shares of Stock in the aggregate made available under this amended and restated version of the Plan as specified in Section 3 above.

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10.

Change in Control.

Notwithstanding anything in the Plan to the contrary, with respect to any Award made under this Plan, no acceleration of exercisability, vesting or lapsing shall occur on a Change in Control except to the extent, if any, provided in the specific Award Agreement or as otherwise determined by the Committee or the Board. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the Company or other person effecting the Change in Control, in his, her, or its discretion, may deliver to the holder of an Award the same kind of consideration that is delivered to the stockholders of the Company as a result of such Change in Control, or, in the case of Options, the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of (a) the Fair Market Value of those shares of Stock or other securities the holder of such Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefor, and (b) the Fair Market Value of those shares of Stock or other securities the holder of the Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made immediately following such sale, conveyance or Change in Control, less the exercise price therefor.

Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each holder of an Option shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

11.

Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of Stock covered by or relating to any Award until the date of issuance of such shares of Stock. Except as otherwise expressly provided in Section 3(b), no adjustment to any Award shall be made for dividends or other rights prior to the date such shares of Stock are issued.

12.

No Special Employment Rights; No Right to Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of Employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

13.

Securities Matters.

(a)

The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Stock pursuant to the Plan or record the Stock in book entry form unless and until the Company is advised by its counsel that the issuance and delivery of such certificates or their notation in book entry form is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof or the notation of such shares of Stock in book entry form, that the recipient of such shares of Stock make such agreements and representations, and that such certificates or book entry bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)

The transfer of any shares of Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Stock is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of Stock hereunder in order to allow the issuance of such Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.

Withholding Taxes.

To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, it will be a condition to the receipt of such payment or the realization of such benefit that such taxes or other amounts be withheld

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from such payment or benefit or paid by such Participant or other person, as determined or provided for by the Committee. With respect to such benefits that are to be received in the form of shares of Stock, the Committee will cause the applicable Agreement to specify the manner or manners in which the withholding or payment of such taxes or other amounts will be effected by or on behalf of such Participant or other person, which manner or manners may include, as provided for by the Committee, (a) withholding from the shares of Stock required to be delivered to the Participant a number of shares of Stock having a value equal to the amount required to be withheld or (b) permitting the Participant to deliver to the Company other shares of Stock already held by the Participant with a value equal to any amount required to be withheld. Any shares of Stock used for purposes of such withholding or payment will be valued based on the fair market value of such shares on the date on which the benefit or payment is to be included in the Participant’s income. In no event will the fair market value of any shares of Stock withheld or delivered pursuant to this Section 14 exceed the maximum amount required to be withheld. Participants will also make such arrangements as the Committee may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Stock acquired upon the exercise of Options.

15.

Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

16.

Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Participant shall notify the Company of any disposition of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

17.

Amendment or Termination of the Plan.

(a)

The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of shares which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Stock is traded or quoted. Awards may be granted under the Plan prior to the receipt of such approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

(b)

The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce its exercise price. Furthermore, no Option will be cancelled and replaced with awards having a lower exercise price, or cancelled in exchange for cash or other awards, without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 3 of this Plan and any payments made in connection with a Change in Control contemplated in Section 10 of this Plan.

18.

Transfers Upon Death; Nonassignability.

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award. In no event shall any outstanding Award under this Plan be transferred for value.

During a Participant’s lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (i) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (ii) such Option is meant to qualify for the exemptions available under Rule 16b-3,

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nontransferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify. Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

19.

Clawback Policy.

Any Agreement may provide for an Award to be subject to any clawback policy of the Company that may be in effect from time to time or is required under any applicable law or rules and regulations of the national securities exchange or national securities association on which shares of Stock may be traded.

20.

Failure to Comply.

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Company, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21.

Effective Date and Term of Plan.

The Plan became effective on the Effective Date and, unless earlier terminated by the Board, the right to grant Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

22.

Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

23.

Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by any award until the date of the issuance of such shares of Stock.

24.

Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

25.

Beneficiary.

The Committee may provide that, to the extent acceptable under applicable law, a Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

26.

Interpretation.

The Plan is designed and intended to comply with Rule l6b-3, and all provisions hereof shall be construed in a manner to so comply.

27.

Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

28.

Compliance with Section 409A of the Code.

(a)

To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal

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guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)

If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the first month after such six-month period.

(d)

Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

29.

Non-U.S. Participants.

In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by, or provide services to, the Company or any Subsidiary outside of the United States of America or who provide services to the Company or a Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan (including, without limitation, sub-plans) as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

30.

Contrary to Law.

No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

31.

Leave of Absence.

Absence on leave approved by a duly authorized representative of the Company or any Subsidiary shall not be considered an interruption or termination of service of any employee for any purpose of this Plan or Awards granted hereunder unless otherwise (a) set forth in any applicable leave of absence policy or program of the Company or any Subsidiary or (b) agreed to by the employee as a condition to the leave of absence.

32.

Successors and Assigns.

All obligations of the Company under the Plan and with respect to Awards will be binding on any assign or successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company, and references to the “Company” in the Plan and in any Agreement will be deemed to refer to such assigns or successors.

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Appendix D

Certificate of Amendment of Restated Certificate of Incorporation

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Booking Holdings Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST: The sixth paragraph of Article Fifth of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“(6) Any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting and without a vote, pursuant to Section 228 of the DGCL if, in accordance with the By-Laws, (a) holders of not less than twenty-five percent (25%) of the outstanding shares of the Corporation’s common stock have submitted a written request in accordance with the By-Laws of the Corporation to the Secretary of the Corporation requesting that the Board of Directors establish a record date for the proposed action by stockholders and including the information with respect to such action and such holders as required by the By-Laws of the Corporation, (b) the Board of Directors fixes such a record date, and (c) consents in writing, setting forth the action so taken, are delivered to the Secretary of the Corporation and not revoked, and are signed by the holders of the outstanding shares of the Corporation’s common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”

SECOND: The amendment to the Restated Certificate of Incorporation effected hereby has been proposed by the Board of Directors of the Corporation and adopted by the requisite vote of the stockholders of the Corporation in the manner prescribed by Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name on this day of 2021.

BOOKING HOLDINGS INC.
By:
Name:
Title:

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CORPORATE OFFICES

Booking Holdings
800 Connecticut Avenue
Norwalk, CT 06854

DIRECTORS

Timothy M. Armstrong
Jeffery H. Boyd
Glenn D. Fogel
Mirian Graddick-Weir
Wei Hopeman
Robert J. Mylod Jr.
Charles H. Noski
Nicholas J. Read
Thomas E. Rothman
Lynn M. Vojvodich
Vanessa A. Wittman
Bob van Dijk

EXECUTIVE OFFICERS

Glenn D. Fogel
Chief Executive Officer and President

TRANSFER AGENT

American Stock Transfer
& Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

STOCK LISTING

The Nasdaq Stock Market
Ticker Symbol: BKNG

BOOKING HOLDINGS